UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
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Oasis Petroleum Inc.
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1001 Fannin Street
Suite 1500
Houston, Texas 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO OUR STOCKHOLDERS:
Notice is hereby given that the Annual Meeting of Stockholders of Oasis Petroleum Inc. (“Oasis” or the “Company”) will be held at Hotel Alessandra, 1070 Dallas Street, Houston, Texas 77010, on Thursday, May 3, 2018, at 9:00 a.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:
1. To elect three Class II directors, each for a term of three years.
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.
4.    To approve the Amended and Restated 2010 Long-Term Incentive Plan (effective May 3, 2018), including an increase of the maximum number of shares that may be issued under the LTIP by 11,250,000 shares (the "Additional Shares").
5.    To approve the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock.
6.    To transact such other business as may properly come before the Annual Meeting.
These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 8, 2018.
YOUR VOTE IS IMPORTANT
Please vote over the Internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
April    , 2018

1001 Fannin Street
Suite 1500
Houston, Texas 77002
A Letter from our Board of Directors
April    , 2018
Dear Stockholders,
In preparation for our 2018 annual stockholder meeting, we are pleased to update you on a transitional year for Oasis which saw the achievement of a number of milestones that position the Company for future success. In 2017, the Oasis team came together and produced impressive strategic and operational results; and our performance throughout 2017 leaves us in a position of strength, both financially and operationally. As discussed in more detail in this proxy statement, we completed several strategic transactions that position the Company for future success, including:

•
More than doubling core net inventory through the acquisition of approximately 22,000 net core acres in the over-pressured oil window of the Delaware Basin in west Texas, providing a unique and accretive opportunity to add core and consolidated oil inventory that is a great complement to our world-class Williston acreage.

•
Completing the Initial Public Offering of Oasis Midstream Partners LP, which monetized resources spent on critical infrastructure and de-levered the Company, allowing Oasis to focus more capital on high-return upstream projects, in addition to providing access to alternate sources of capital for midstream development.

•
Developing a strategic plan for greater gas processing capacity in Wild Basin through the design and construction of a second gas plant, and the subsequent assignment of the plant to Oasis Midstream Partners LP, thereby mitigating risk associated with any potential constraints in Williston Basin processing capacity.

Additionally, in early 2017, following two years of exceptional performance against operational performance goals in a challenging industry environment, we challenged the Company to meet performance targets that were more aggressive than its 2016 targets, and following are key performance highlights from 2017:

•	We grew production over 30% from 50,732 Boe per day in 2016 to 66,144 Boe per day in 2017, including the integration of the accretive SM Energy acquisition completed in late 2016.

•	We decreased lease operating expenses per Boe to $6.42 per Boe for the quarter ended December 31, 2017.

•	We realized remarkably tight differentials with the Oasis Midstream Services direct tie-in to strategic pipeline outlets.

•	We successfully launched operations of our second Oasis Well Services fracturing crew, reducing the impact of service cost inflation in a rising commodity price environment.

•	We realized an adjusted EBITDA increase of over 40% year over year.

•	We decreased company leverage from over 4.5x Debt to last twelve months adjusted EBITDA in the beginning of the year to approximately 3.0x at the end of 2017.
Regarding executive compensation, at our 2017 Annual Meeting, we held our second advisory vote on the frequency of our advisory vote on named executive officer compensation, or "say on pay" vote, and stockholders voted with the Board's recommendation to hold "say-on-pay" votes annually. Therefore, at our 2018 Annual

Meeting, we will hold our fifth "say on pay" vote; in 2017, 96% of votes were cast to approve executive officer compensation. We believe that the opportunity to conduct an annual say-on-pay advisory vote will give our stockholders increased confidence in knowing that we are responsive to investor priorities and concerns and are committed to stockholder communication and engagement.
We remain committed to providing competitive, results-oriented total compensation opportunities for our executives, who collectively have the responsibility for making our company successful, and the changes we have made, both in our disclosure and our executive compensation program, align with and further support our performance-based compensation philosophy. By providing substantial performance-based incentive compensation that is aligned to our business strategy and specific performance objectives, while avoiding unnecessary and excessive risks, we build a strong link between the interests of our executives and the value derived by our stockholders from owning our company’s stock.
In 2017, for the third consecutive year, we continued our expanded, compensation-focused stockholder outreach program, which supplements our executive management's continuous engagement of our stockholders through investor events and in-office meetings. We invited our largest institutional stockholders, representing over 50% of our outstanding shares, to meet with us to discuss our executive compensation program, as well as any other compensation or corporate governance matters that the stockholders wished to discuss. The feedback we received and our responses are discussed in more detail in this proxy statement. We plan to continue our stockholder outreach efforts in the coming years because we value your input and never take for granted your continuing support and encouragement.
Our organization has done a tremendous job navigating the last three years of a difficult macro operating environment for our entire industry. We maintained our production volumes while living within cashflow, significantly improved capital efficiency, materially reduced overall operating cash costs, and made several strategic moves that strengthen our cornerstone Williston position and significantly improve the company’s outlook for the future.
The Board of Directors of Oasis Petroleum Inc.

William J. Cassidy
John E. Hagale
Michael McShane
Thomas B. Nusz
Taylor L. Reid
Bobby S. Shackouls

Selected Table of Contents

Proxy Statement 2018 Annual Meeting of Stockholders
ITEM 1 - Election of Directors	2
Director Nominees	3
Continuing Directors	5
Executive Officers	7
Corporate Governance	8
Committees of the Board of Directors	10
Corporate and Social Responsibility	13
Director Compensation	15
Security Ownership of Certain Beneficial Owners and Management	17
Section 16(A) Beneficial Ownership Reporting Compliance	19
Audit Committee Report	22
Compensation Committee Report	24
Compensation Discussion and Analysis	25
Executive Summary	25
Compensation Program Philosophy and Objectives	25
Pay for Performance and Stockholder Alignment	26
Stockholder Outreach and 2017 Say-on-Pay Advisory Vote	29
Best Practices in Our Compensation Program	32
Industry Overview, Performance Highlights, and Impact on Compensation Decisions	33
Elements of Our Compensation and Why We Pay Each Element	36
Benchmarking and Peer Group	39
2017 Executive Compensation Decisions	40
Base Salary	40
Annual Performance-Based Cash Incentive Awards	40
Annual Cash Incentive Award Opportunity	40
2017 Performance Goals	41
Long-Term Equity-Based Incentives	44
2017 Restricted Stock Awards	45
2017 Performance Share Units	46
Employment Agreements and Severance and Change in Control Agreements	51
Executive Compensation	54
Summary Compensation Table	54
Grants of Plan-Based Awards	55
Outstanding Equity Awards at Fiscal Year End	57
Options Exercised and Stock Vested	59
Quantification of Payments	59
Pay Ratio	66
ITEM 2 - Ratification of Selection of Independent Registered Public Accountants	67
ITEM 3 - Advisory Vote on Executive Compensation	68
ITEM 4 - Approval of Amended and Restated 2010 Long Term Incentive Plan, including to Increase the Maximum Authorized Shares	70
ITEM 5 - Approval of the Amendment of the Company's Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	80
Questions and Answers About the Annual Meeting	81

1001 Fannin Street
Suite 1500
Houston, Texas 77002
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

May 3, 2018
The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your Proxy for the Annual Meeting that will be held on Thursday, May 3, 2018, at 9:00 a.m. Central Time, at Hotel Alessandra, 1070 Dallas Street, Houston, Texas 77010, (the "Annual Meeting"). By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement. For additional information about Proxies, voting, and the Annual Meeting, see "Questions and Answers About the Annual Meeting" on page 81 of this proxy statement.
*****
The Company is sending its proxy materials, including this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, to its stockholders of record as of the close of business on March 8, 2018 beginning on April    , 2018.
Agenda and Voting Recommendations

Proposal	Board Recommends Vote	Affirmative Vote Required	Page Number

Item 1 — Election of Directors	FOR	Plurality of shares cast with Director Resignation Policy	2
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2018	FOR	Majority of shares present	67
Item 3 — Advisory vote to approve the Company's Named Executive Officer 2017 compensation	FOR	Majority of shares present	68
Item 4 — Approval of Amended and Restated 2010 Long-Term Incentive Plan (effective May 3, 2018), including an increase the number of shares available for issuance by 11,250,000 shares	FOR	Majority of shares cast	70
Item 5 — Approval of amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized common shares	FOR	Two-thirds outstanding shares	80

Oasis Board of Directors

ITEM 1 – ELECTION OF DIRECTORS
The Company’s Board of Directors currently consists of six members. Directors are divided into three classes serving staggered three-year terms. Each year, the directors of one class stand for re-election as their terms of office expire. The terms of Messrs. Cassidy, Reid, and Shackouls, who are designated as Class II directors, will expire at the 2018 Annual Meeting.
Identification of Director Candidates and Director Qualifications
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.
In addition, the Board and the Nominating and Governance Committee have reflected in the charter of the Nominating and Governance Committee our commitment to consider diversity in professional experience, skills and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board’s composition. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.
The Board and the Nominating and Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills and qualifications of our directors, as we have done under "—Director Nominees" and "—Continuing Directors." We have also summarized these qualifications below. We have found that the diversity and strength of our directors’ professional and leadership experience allows for open and robust dialog and enhances the Board’s decision making ability.

	Nusz	Reid	Cassidy	Hagale	McShane	Shackouls
Current or past public company boards (other than OAS)	✓	✓		✓	✓	✓
Current or past public company CEO (other than OAS)		✓			✓	✓
Current or past public company CFO			✓	✓	✓
Current or past public company executive	✓	✓	✓	✓	✓	✓
Financial expertise	✓	✓	✓	✓	✓	✓
E&P operations experience	✓	✓	✓	✓		✓
E&P services experience	✓				✓

Oasis Board of Directors

Majority Voting for Election of Directors
Though the Company’s bylaws provide for the election of directors by a plurality of votes cast, on February 1, 2015 the Board of Directors approved an amendment to the Corporate Governance Guidelines to implement a director resignation policy whereby a director nominee in an uncontested election who receives more votes "withheld" than votes "for" his election is required to tender his resignation to the Board of Directors for its consideration. In such event, the Nominating and Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. Promptly following its decision, the Board will publicly disclose its decision together with a description of the process by which the decision was reached. The Company believes that this majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all stockholders.
Director Nominees
The Board of Directors has nominated the following individuals for election as Class II directors of the Company to serve for a three year term to expire in 2021 and until either they are re-elected or their successors are elected and qualified:

William J. Cassidy Director Since: 2010 Age: 52 Independent Committee Memberships: ▪ Audit ▪ Compensation ▪ Nominating & Governance, Chair
Background
William J. Cassidy has served as our Director since September 2010, is the Chair of our Nominating and Governance Committee, and serves on our Audit and Compensation Committees. Mr. Cassidy currently serves as the Chief Financial Officer of Artex Energy Group LLC, a privately-owned exploration and production company with operations in the Utica Shale. Previously, Mr. Cassidy served as Executive Vice President and Chief Financial Officer at Bonanza Creek Energy, Inc. from 2013 to 2016. Mr. Cassidy served as the Global Head of Corporate Finance and Treasury for Puma Energy, a midstream and downstream oil company with operations spanning 37 countries and a subsidiary of the commodity trading multinational Trafigura Beheer BV. From November 2009 until April 2013, Mr. Cassidy was a Principal at RPA Capital, LLC an asset management fund focused on providing mezzanine capital to commodity producers. He served as a non-executive director of GasValpo, SA, a Chilean gas distribution company, from September 2008 until September 2012. Previously, Mr. Cassidy worked at USDCM, LLC, a Greenwich, Connecticut based drilling fund from the end of 2008 until the end of 2009. From 2006 until 2008, Mr. Cassidy served at Barclays Capital as Head of Exploration and Production Investment Banking. From 2002 to 2006, he worked as a senior member of the Energy and Power Investment Banking division at Banc of America Securities. Mr. Cassidy began his investment banking career with JPMorgan Chase in varying capacities from 1995 to 2001. During that time he spent two years in London, focused on the emerging deregulation of the European natural gas industry, spending the balance of his time in New York focused on providing strategic advice to North American and Latin American E&P companies. He worked as a Geophysicist for Conoco from 1989 to 1993 focused on the North Sea and emerging deepwater Gulf of Mexico. He earned his Bachelor of Science in Geology and Math from the National University of Ireland, Cork, a Masters of Science in Petroleum Geophysics from the Royal School of Mines, Imperial College, London and a Masters of Business Administration from the Wharton School of the University of Pennsylvania.

Skills and Qualifications
Mr. Cassidy brings a diverse energy-related background to the Board. He has served as a geophysicist and later in management and executive positions at an investment banking firm, an asset management fund, a midstream and downstream energy company, and as CFO of a publicly-traded, independent exploration and production company.

Oasis Board of Directors

Taylor L. Reid Director Since: 2007 Age: 55 President and Chief Operating Officer
Background
Taylor L. Reid serves as our Director, President and Chief Operating Officer and as Director and Chief Executive Officer of OMP GP LLC ("OMP GP"). He has served as our Director and Chief Operating Officer (or in similar capacities) since our inception in March 2007 and has 33 years of experience in the oil and gas industry. From November 2006 to February 2007, Mr. Reid worked with Mr. Nusz to form the business plan for Oasis Petroleum LLC and secure funding for the Company. He previously served as Asset Manager Permian and Panhandle Operations with ConocoPhillips from April 2006 to October 2006. Prior to joining ConocoPhillips, he served as General Manager Latin America and Asia Operations with Burlington from March 2004 to March 2006 and as General Manager Corporate Acquisitions and Divestitures from July 1998 to February 2004. From March 1986 to June 1998, Mr. Reid held various operations and managerial positions with Burlington in several regions of the continental United States, including the Permian Basin, the Williston Basin and the Anadarko Basin. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. Mr. Reid holds a Bachelor of Science in Petroleum Engineering from Stanford University.

Skills and Qualifications
As founder and President of the Company, Mr. Reid has exceptional knowledge of the Company and its strategy, finances, and operations. Previously, he has served in various management and operational roles for multiple large publicly traded oil and gas companies and has significant experience in several basins across North America and around the world. Following the Company's acquisition of significant core acreage in the Permian Basin in December 2017, the Board will benefit from his years of experience in the basin. Mr. Reid's deep knowledge of the Company and the industry resulting from his tenure with the Company and various roles at other oil and gas companies make him a critical member of the Board.

Bobby S. Shackouls Director Since: 2012 Age: 67 Independent Committee Memberships: ▪ Compensation, Chair ▪ Nominating and Governance
Background
Bobby S. Shackouls has served as our Director since March 2012, is the Chair of our Compensation Committee and serves on our Nominating and Governance Committee. Until the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, Mr. Shackouls was Chairman of the Board of Burlington Resources Inc., a natural resources business, since July 1997 and its President and Chief Executive Officer since December 1995. He had been a director since 1995 and President and Chief Executive Officer of Burlington Resources Oil and Gas Company (formerly known as Meridian Oil Inc.) since 1994. Subsequent to the merger, Mr. Shackouls served on the ConocoPhillips Board of Directors until 2011. He currently serves as a director of The Kroger Co. and PAA GP Holdings LLC. Mr. Shackouls holds a Bachelor of Science in Chemical Engineering from Mississippi State University.

Skills and Qualifications
Mr. Shackouls provides extensive industry and management experience to the Board. He has served as Chairman of the Board, President and Chief Executive Officer of a large natural resources business, and currently sits on the board of other publicly traded energy companies. Mr. Shackouls is well positioned to provide key insight into asset management, operations and strategy, and the Board benefits from his experience in managing large organizations.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.
The Board unanimously recommends that stockholders vote FOR the election of each of the nominees.

Oasis Board of Directors

Continuing Directors
The directors identified below have terms expiring in 2019 (Mr. McShane and Mr. Nusz) and 2020 (Mr. Hagale).

Thomas B. Nusz Director Since: 2007 Age: 58 Chief Executive Officer
Background
Thomas B. Nusz serves as our Director and Chief Executive Officer and as Director and Chairman of the Board of OMP GP. He has served as our Director and Chief Executive Officer (or in similar capacities) since our inception in March 2007. He has 36 years of experience in the oil and gas industry. From April 2006 to February 2007, Mr. Nusz managed his personal investments, developed the business plan for Oasis Petroleum LLC and secured funding for the Company. He was previously a Vice President with Burlington Resources Inc., a formerly publicly traded oil and gas exploration and production company or, together with its predecessors, Burlington, and served as President International Division (North Africa, Northwest Europe, Latin America and China) from January 2004 to March 2006, as Vice President Acquisitions and Divestitures from October 2000 to December 2003 and as Vice President Strategic Planning and Engineering from July 1998 to September 2000 and Chief Engineer for substantially all of such period. He was instrumental in Burlington’s expansion into the Western Canadian Sedimentary Basin from 1999 to 2002. From September 1985 to June 1998, Mr. Nusz held various operations and managerial positions with Burlington in several regions of the United States, including the Permian Basin, the San Juan Basin, the Black Warrior Basin, the Anadarko Basin, onshore Gulf Coast and the Gulf of Mexico. Mr. Nusz was an engineer with Mobil Oil Corporation and for Superior Oil Company from June 1982 to August 1985. He is a current member of the National Petroleum Council, an advisory committee to the Secretary of Energy of the United States. Mr. Nusz holds a Bachelor of Science in Petroleum Engineering from Mississippi State University.

Skills and Qualifications
As a founder and the Chief Executive Officer of the Company, Mr. Nusz's knowledge of the Company is unparalleled. He is responsible for managing the business, under the oversight and review of the Board, and acts as a bridge between management and the Board, helping both to act with a common purpose. Mr. Nusz has served in various executive positions, as well as management and operational roles for publicly traded oil and gas companies, and he has deep knowledge of the strategic, financial, risk and compliance issues facing a publicly traded company. In addition, Mr. Nusz's industry experience spans multiple regions, domestically and internationally, which is especially beneficial to the Company in the current challenging market environment. Mr. Nusz's deep knowledge of the Company and the industry make him a critical member of the Board.

Oasis Board of Directors

Michael McShane Director Since: 2010 Age: 64 Independent Lead Director Committee Memberships: ▪ Audit, Chair ▪ Compensation
Background
Michael McShane has served as our Director since May 2010, and our Lead Director since August 2010, is the Chair of our Audit Committee and serves on our Compensation Committee. Mr. McShane served as a director and President and Chief Executive Officer of Grant Prideco, Inc., a manufacturer and supplier of oilfield drill pipe and other drill stem products, from June 2002 until the completion of the merger of Grant Prideco with National Oilwell Varco, Inc. in April 2008, and Chairman of the Board of Grant Prideco from May 2003 through April 2008. Prior to joining Grant Prideco, Mr. McShane was Senior Vice President - Finance and Chief Financial Officer and director of BJ Services Company, a provider of pressure pumping, cementing, stimulation and coiled tubing services for oil and gas operators, from 1990 to June 2002. Mr. McShane has also served as a director of Complete Production Services, Inc. (NYSE:CPX), an oilfield service provider, since March 2007, and has served as a director of Superior Energy Services, Inc. (NYSE:SPN) since its merger with Complete Production Services in February 2012. Mr. McShane has also served as a director of Spectra Energy Corp (NYSE:SE), a provider of natural gas infrastructure, since April 2008, and has served as a director of Enbridge Inc. (TSE: ENB) since its merger with Spectra. He has also served as a director of Forum Energy Technologies, Inc. (NYSE:FET), a global provider of manufactured and applied technologies to the energy industry, since August 2010, and a director of NCS Multistage Holdings, Inc. (NASDAQ: NCSM), a technology and services company specializing in multistage completions, since December 2012; he has served as Chairman of the Board of NCSM since February 2017. Mr. McShane also serves as an advisor to Advent International, a global private equity firm.

Skills and Qualifications
Mr. McShane brings a unique perspective to the Board due to his decades of experience in the energy services industry where he has served, at two publicly-traded energy services companies, as Chairman of the Board and Chief Executive Officer and Chief Financial Officer. Currently, he sits on the boards of three publicly-traded energy companies with operations in the oilfield services, infrastructure and energy technology sectors, and he consults for a global private equity firm. Mr. McShane also serves the Board as the Audit Committee's financial expert. Mr. McShane has significant experience with issues, trends and opportunities within the oil and gas industry, providing the Board with valuable expertise when evaluating potential acquisition opportunities and exploration projects.

John E. Hagale Director Since: 2016 Age: 61 Independent Committee Memberships: ▪ Audit ▪ Nominating & Governance
Background
John E. Hagale has served as our Director since July 2016 and serves on our Audit and Nominating & Governance Committees. Mr. Hagale served as Executive Vice President and Chief Financial Officer of Rosetta Resources Inc. from November 2011 until the completion of the merger of Rosetta with Noble Energy, Inc. in July 2015. Prior to joining Rosetta, Mr. Hagale was Executive Vice President, Chief Financial Officer and Chief Administrative Officer of The Methodist Hospital System from June 2003 through October 2011. He was also employed with Burlington Resources Inc. and its predecessor Burlington Northern Inc. for 15 years where he held a series of executive financial positions with increasing responsibilities, including Executive Vice President and Chief Financial Officer of Burlington. Mr. Hagale began his career with Deloitte Haskins and Sells. Mr. Hagale holds a Bachelor of Business Administration degree in Accounting from the University of Notre Dame. He has more than 30 years of financial and accounting experience and is a certified public accountant. Mr. Hagale currently serves on the Board of Directors of Cobalt International Energy, Inc. and is chair of their audit committee.

Skills and Qualifications
Mr. Hagale brings significant oil and gas financial expertise to the Board. He has served as the Chief Financial Officer for two large publicly-traded energy companies and, currently, sits on the Board of another publicly-traded energy company. Mr. Hagale serves the Board as an Audit Committee financial expert. The combination of Mr. Hagale's industry and financial experience is invaluable to the Board, especially with respect to the current challenging market environment.

Executive Officers

EXECUTIVE OFFICERS
Set forth below is biographical information about each of the Company's executive officers, other than Messrs. Nusz and Reid, both of whom are Directors of the Company and whose information may be found above in "Item 1 - Election of Directors."
Michael H. Lou has served as our Executive Vice President and Chief Financial Officer since August 2011. Mr. Lou served as our Senior Vice President Finance (or similar capacities) from September 2009 to August 2011 and has 21 years of experience in the oil and gas industry. Mr. Lou also serves as Director and President of OMP GP. Prior to joining us, Mr. Lou was an independent contractor from January 2009 to August 2009. From February 2008 to December 2008, he served as the Chief Financial Officer of Giant Energy Ltd., a private oil and gas management company; from July 2006 to December 2008 he served as Chief Financial Officer of XXL Energy Corp., a publicly listed Canadian oil and gas company; and from August 2008 to December 2008, he served as Vice President Finance of Warrior Energy N.V., a publicly listed Canadian oil and gas company. From October 2005 to July 2006, Mr. Lou was a Director for Macquarie Investment Bank. Prior to joining Macquarie, Mr. Lou was a Vice President for First Albany Investment Banking from 2004 to 2006. From 1999 to 2004, Mr. Lou held positions of increasing responsibility, most recently as a Vice President, for Bank of America’s investment banking group. From 1997 to 1999, Mr. Lou was an analyst for Merrill Lynch’s investment banking group. Mr. Lou holds a Bachelor of Science in Electrical Engineering from Southern Methodist University.
Nickolas J. Lorentzatos has served as our Executive Vice President, General Counsel and Corporate Secretary since January 1, 2014. Mr. Lorentzatos served as our Senior Vice President, General Counsel and Corporate Secretary from September 2010 to December 31, 2013, and has 18 years of experience in the oil and gas industry and 22 years practicing law. In addition, Mr. Lorentzatos is responsible for the oversight and management of the Company's human resources, information technology, corporate services, and governmental affairs departments. Mr. Lorentzatos also serves as Director and Executive Vice President, General Counsel and Corporate Secretary of OMP GP. He previously served as Senior Counsel with Targa Resources from July 2007 to September 2010. From April 2006 to July 2007, he served as Senior Counsel to ConocoPhillips. Prior to the merger of Burlington Resources Inc. and ConocoPhillips, which became effective in 2006, he served as Counsel and Senior Counsel to Burlington since August 1999. From September 1995 to August 1999, he was an associate with Bracewell & Patterson, LLP. Mr. Lorentzatos holds a Bachelor of Arts from Washington and Lee University, a Juris Doctor from the University of Houston, and a Masters of Business Administration from the University of Texas at Austin.

Corporate Governance

CORPORATE GOVERNANCE
Our Board recognizes that excellence in corporate governance is essential in carrying out our responsibilities to our stakeholders, including our stockholders, employees, customers, communities, and creditors, as well as to the environment. Our Corporate Governance Guidelines, Bylaws, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and written charters for the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee can be found on the Company’s website at www.oasispetroleum.com. These documents provide the framework for our corporate governance.
Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board of Director meetings and meetings of committees on which they serve, as well as the annual meeting of stockholders. During 2017, each of our directors attended over 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which that director served. The Board of Directors held nine meetings during 2017, and its independent directors met in executive session nine times. There were a total of 13 Board committee meetings in 2017.
Board Leadership Structure
Chairman. Mr. Nusz has served as a Director and our Chief Executive Officer since our inception in March 2007. He also served as our President until January 1, 2014. At the time of our initial public offering, Mr. Nusz was named Chairman of the Board of Directors. The independent members of the Board believe the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As CEO, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies.
To ensure a strong and independent board, all directors of the Company, other than Mr. Nusz and Mr. Reid, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will designate one of its members as the Lead Director to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and CEO, leadership and guidance to the Board.
Lead Director. Mr. McShane has served as Lead Director of the Board since August 9, 2010. In this capacity, Mr. McShane provides, in conjunction with the Chairman, leadership and guidance to the Board of Directors. The Lead Director's responsibilities and authority generally include:

•	serving as chairman of the executive sessions of the independent directors and all other Board meetings at which the Chairman is not present;

•	establishing the agenda for each meeting of the non-management directors;

•	serving as the Board’s contact for employee and stockholder communications with the Board of Directors;

•	calling special meetings of the independent directors when necessary and appropriate;

•	serving as a liaison between the Chairman and independent directors;

•	consulting with the Chairman to include and provide at meetings of the directors specific agenda items and additional materials suggested by independent directors;

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	facilitating communications among the other members of the Board; and
•performing other duties as the Board may from time to time delegate.

Corporate Governance

In addition, all directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any Board meeting items that are not on the agenda for that meeting.
Additionally, the Board regularly meets in executive session without the presence of the CEO or other members of management. The Lead Director presides at these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team. Further, the Board has complete access to the Company’s management team. In consideration of the responsibilities of the Lead Director and the competitive market for qualified directors, an annual cash retainer fee for the Lead Director was established in the amount of $25,000 beginning in 2017.
The diversity and strength of the Board members' professional and leadership experience allows for open and robust dialog and decision making ability. The Board also reviews annually the leadership structure of the Board and considers the combined role of Chairman and Chief Executive Officer; and in 2015, stockholders voted to support the Board's recommendation that the roles not be combined. Given the strong leadership of the Company’s Chairman and CEO, the effective counterbalancing role of the Lead Director and a Board comprised of strong, experienced and independent directors, the Board believes that, at the present time, the combined role of Chairman and CEO, with strong and independent oversight by the Lead Director and the other independent directors, best serves the interests of the Company and its stockholders.
Director Independence
The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment.
The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that all four non-employee directors (Messrs. Cassidy, Hagale, McShane, and Shackouls) are independent.
Oversight of Risk Management
The Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example:

•
the Board oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and, through the Audit Committee, the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•
the Board has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	the Board reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.
The Company’s Audit Committee, which is composed entirely of independent directors, is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC") report regularly to the Audit Committee on those subjects. Further, the Audit Committee regularly meets in executive session, without management, with representatives from PwC; Protiviti, the Company's internal auditor; and DeGolyer and MacNaughton, the Company's independent reserve engineers. Except as described, the administration of the Board's oversight function does not have an effect on the Board's leadership structure.

Corporate Governance

Committees of the Board of Directors
The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees is composed entirely of independent directors. For each of our committees, the table below sets forth the current membership, a brief summary of the principal functions, and the number of meetings held in 2017.

Names, Members, and Meetings	Principal Functions

Audit Committee William J. Cassidy John E. Hagale Michael McShane, Chair Meetings in 2017: 4
• Approves appointment and compensation and reviews performance and independence and pre-approves services of Company's independent auditor
• Approves appointment and compensation and reviews performance of internal auditor
• Meets with management, independent auditor, and internal auditor in connection with annual audit, review of annual and quarterly financial statements, and in executive sessions
• Discusses with management the Company's guidelines and policies with respect to risk assessment and risk management, including with respect to significant financial risk exposures
• Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters
• Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company
• Discusses the integrity of the Company's accounting policies, internal controls, financial reporting practices and financial statements with management, internal auditor, and independent auditor
• Reviews and approves related-person transactions in accordance with the Board’s procedures
• Prepares the Audit Committee report, which is on page 22

Compensation Committee William J. Cassidy Michael McShane Bobby Shackouls, Chair Meetings in 2017: 5
• Approves and evaluates the Company’s director and officer compensation plans, policies and programs
• Conducts an annual review and evaluation of the CEO’s performance in light of the Company’s goals and objectives
• Retains, and is directly responsible for the oversight of, compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 25
• Annually reviews the Company’s compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company
• Periodically reviews and discusses with its independent compensation consultants and senior management the Company’s policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter
• Reviews the Compensation Discussion and Analysis, disclosures for advisory votes by stockholders on executive compensation, including frequency of such votes, and other relevant disclosures made in the proxy statement
• Prepares the Compensation Committee report, which is on page 24

Nominating & Governance Committee William J. Cassidy, Chair John E. Hagale Bobby S. Shackouls Meetings in 2017: 5
• Recommends nominees for director, including existing Board members, to the Board and ensures such nominees possess the director qualifications set forth in the Committee's Charter
• Recommends members of the Board for committee membership
• Proposes Corporate Governance Guidelines for the Company and reviews them annually
• Develops and oversees an evaluation process for the Board and its committees
• Assess the need for stock ownership guidelines
• Reviews and recommends changes to the Company's Certificate of Incorporation and Bylaws
• Determine whether each director serving a Board committee is independent under the standards applicable to the committee
• Reviews and recommends changes to the Board and committee structure and composition
• Discusses succession planning for CEO and senior management

Corporate Governance

Financial Literacy of Audit Committee and Designation of Financial Experts
The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in July 2017. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Michael McShane, and committee member John Hagale are Audit Committee financial experts as defined by the SEC.
Compensation Committee Interlocks and Insider Participation
Messrs. Cassidy, McShane, Shackouls, and Mr. Douglas E. Swanson, Jr., who resigned from the Board in December 2017, served on the Compensation Committee during 2017. None of the directors who served on the Compensation Committee during 2017 has ever served as one of the Company’s officers or employees. During 2017, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on the Board or the Compensation Committee.
Corporate Governance Guidelines
The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:
•Role and functions of the Board of Directors and its Lead Director
•Qualifications and independence of directors
•Size of the Board of Directors and director selection process
•Committee functions and independence of committee members
•Meetings of non-employee directors
•Self-evaluation
•Ethics and conflicts of interest
•Compensation of the Board of Directors
•Succession planning
•Access to senior management and to independent advisors
•New director orientation
•Continuing education
The “Corporate Governance Guidelines” are posted on the Company’s website at www.oasispetroleum.com/investors/corporate-governance/. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.
Stock Ownership Guidelines
Our Board of Directors has adopted Stock Ownership Guidelines that are advisory in nature and establish minimum ownership levels for Named Executive Officers (defined below).

	Guideline	Holding Period
CEO	5 x Base Salary	Until requirement met
Other Named Executive Officers	2 x Base Salary	Until requirement met
Non-employee Directors	3 x Annual Cash Retainer	Until requirement met

Corporate Governance

All of our Named Executive Officers and non-employee directors own stock in excess of the minimum ownership levels currently applicable to them.
Prohibitions on Hedging, Insider Trading, and Pledging Company Securities
Our securities trading policy provides that executive officers, including our Named Executive Officers, and our directors, may not, among other things, purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock, buy our securities on margin, or otherwise hedge their ownership of our stock. The purchase or sale of stock by our executive officers and directors may only be made during certain windows of time and under the other conditions contained in our securities trading policy. In addition, effective May 3, 2013, we updated our securities trading policy to specify that our executive officers are prohibited from pledging our stock without prior approval by our Board of Directors. At that time, the Board ratified an existing pledge of shares by Mr. Nusz, which pledge had been previously disclosed by Mr. Nusz to the Board.
Attendance at Annual Meetings
The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of the Company’s directors attended last year’s annual meeting. We anticipate that all of our directors will attend the Annual Meeting.
Available Corporate Governance Materials
The following materials are available on the Company's website at www.oasispetroleum.com/investors/corporate-governance/:

•	Corporate Governance Guidelines;

•	Charter of the Audit Committee of the Board;

•	Charter of the Compensation Committee of the Board;

•	Charter of the Nominating and Governance Committee of the Board;

•	Code of Business Conduct and Ethics;

•	Financial Code of Ethics;

•	Related Persons Transactions Policy;

•	Insider Trading Policy; and

•	Short-swing Trading and Reporting Policy.
Communications with the Board of Directors
Stockholders or other interested parties may contact any director (including Mr. McShane, the Board’s Lead Director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters also will be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member of the Board.

Corporate Governance

CORPORATE AND SOCIAL RESPONSIBILITY
Core Values
Our mission is to acquire and develop unconventional oil and natural gas resources in a disciplined, safe and environmentally responsible manner for the benefit of our employees, stockholders, customers and the communities in which we operate; and our vision is to continue growing year over year by securing coveted assets, creating and maximizing value from those assets, and leading our peer group in terms of financial performance and operating capabilities. Our core values are what enable us to accomplish these goals:

✓	Great people + Great assets = Great Opportunity. We acquire, maintain and grow coveted assets by attracting, developing, and retaining the best people in the industry.

✓	Do the Right Thing. We are open and honest. We do what we say we will do, and we are accountable. We treat others with dignity and respect. We build relationships and are good partners.

✓	Be Passionate. We are passionate about what we do. We embrace challenge, celebrate success, and always pursue excellence.

✓	We All Succeed Together. Success means everyone participates and everyone is expected to contribute. If Oasis does well, we all do well.
Community Investments
Investing in the communities to which we belong is how we stay true to our core values. Our goal is to ensure that our organization imparts positive impact back to the community in which we work and live by supporting a variety of activities and by promoting employee volunteerism.
Each year, Oasis takes on community service projects and actively supports organizations and charities near and dear to our heart. Historically, we have focused on projects that involve humanitarian aid. Recent projects in our Houston office have had a focus on family and children and include the following:

✓	building a house for a deserving family in need through Habitat for Humanity;

✓	helping underprivileged high school students reach their full potential and graduate from college through OneGoal; and

✓	assisting youth graduating out of foster care in becoming independent through the HAY Center.
Also in Houston, in addition to ongoing community investment projects, our employees have spent hundreds of hours assisting each other and the greater Houston community in recovering and rebuilding from the devastating effects of Hurricane Harvey. The Company has also donated over $350,000 to support relief efforts.
In Williston, North Dakota, we are actively involved in the community and surrounding areas. We sponsor numerous projects and volunteer efforts each year, and our employees are also volunteers at various fire departments in Williston and surrounding cities. In 2017, we committed to contribute the funds required for the Powers Lake Volunteer Fire Department to acquire a new firetruck. Prior to that, we became a member of Sakakawea Area Spill Response LLC, a company whose purpose is to provide resources to assist the company's members to respond quickly and comprehensively to an open water spill in order to minimize impacts and protect residents and the environment. Members of the company have agreed to share and deploy existing emergency-response and spill-containment equipment and resources in the event of a spill.
Environment, Health and Safety
EHS Vision. Our Core Values inform our EHS Vision. At Oasis, we are committed to being a rewarding place to work for the benefit of our employees, their families, our stakeholders, and the communities in which we live and work. We strive to conduct our business with personal safety and protection of the environment reflected in our planning and work activities. We promote personal responsibility, accountability, and visible and consistent EHS leadership at all levels of our organization; and we establish objectives, commit resources, and evaluate our performance with a focus on continuous improvement, as we do in all aspects of our business. We believe our

Corporate Governance

commitment to health, safety, and protection of the environment also contributes to the long-term strength of the communities where we do business and, ultimately, ensures strong economic value for all stakeholders.
Safety Culture. Management desires for the Company to continue to foster a fundamental "culture of safety." To that end:

✓
Safety Modifier. Consistent with management's belief that safety is the responsibility of everyone at the Company, the Company's safety record affects the compensation of every employee. Each year, when the Compensation Committee assesses the performance of the Company against pre-set goals, it applies a "safety modifier," based on the Company's safety performance for the year. A negative modifier reduces the value of annual performance-based cash incentive awards for all employees below what they would have received based on performance against financial, operational and Initiative metrics.

✓	Safety Moment. Oasis employees start every meeting with a "safety moment" about a safety topic of the speaker's choice.

✓	Safety Timeout. Oasis operates a flat hierarchy when it comes to safety; anyone on our worksite can bring an abrupt halt to operations to address unsafe conditions or circumstances.

✓	Safety Leadership. The Company's Safety Leadership Team meets regularly with management to evaluate and recommend changes to the Company's safety strategy.

✓	Safety Requirements. Oasis contractors must adhere to our Contractor EH&S Requirements, which are published on the Company's website.

✓	Safety Training. The Company provides regular safety training for employees throughout the organization.
Taking Initiative. Consistent with past practice, the Company identified EHS and Corporate Responsibility as one of the Company's annual Initiatives for 2017. "Initiatives" are various strategic and operational goals, which management has identified as drivers of financial and operational business success, and which are one of several performance metrics, established by the Board, which the Compensation Committee uses to evaluate Company performance in making determination regarding annual cash incentive awards.
A team of employees with a management sponsor led the Company's EHS and Corporate Responsibility Initiative in 2017. Because we believe that safety is the responsibility of everyone at the Company, regardless of work environment, the team included both EHS professionals and others from operations to human resources. Listed below are some of the actions taken by the team, which were adopted by the Company:

✓	Adopted and implemented new measurements for leading indicators;

✓	Established regular publishing of Hazard Alerts, proactive communications of safety-related topics within the Company;

✓	Formally adopted and rolled out Company Vision Statement for EHS;

✓	Adopted and implemented a waste management plan;

✓	Evaluated the feasibility of saltwater reuse in operations; and

✓	Adopted and implemented an LDAR plan, which was approved by the North Dakota Department of Health.
Environmental Performance
We continue to focus on being environmentally responsible while operating our assets safely and reliably. We work hard to minimize the environmental impact of our services while continuously searching for new ways to meet stakeholder expectations for environmental stewardship. Our environmental compliance efforts include processes for managing environmental risks and requirements while also complying with regulatory reporting guidelines, including greenhouse gas emissions. Operating our businesses to meet the environmental expectations of key stakeholders, including regulatory agencies, the communities in which we operate, landowners, customers, employees and investors, continues to be our goal in day-to-day operations.

Director Compensation

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.
After review with compensation consultant Longnecker & Associates (“Longnecker”) of non-employee director compensation paid by our 2017 compensation peer group, our Board of Directors approved the following compensation program for non-employee directors for fiscal year 2017 (which is the same program in effect for fiscal year 2016, except as noted below):

•	an annual cash retainer fee of $65,000, plus cash payments of $1,500 for each Board of Directors’ meeting attended and $1,500 for each committee meeting attended;

•	lead director retainer of $25,000;

•	committee chairperson fees in the following amounts: (a) Audit Committee chair—$20,000, (b) Compensation Committee chair—$15,000, and (c) Nominating and Governance Committee chair—$11,250;

•
an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $160,900 on the date of grant, based on the closing price of our common stock on the date of grant.

2017 Changes to Non-employee Director Compensation. Due to impacts of the challenging commodity price environment affecting our industry, our non-employee directors voluntarily reduced the value of their annual restricted stock awards in 2015 and further reduced the value in 2016 to approximately $117,000 from $170,000 in 2014. For 2017, however, following two years in which the Company's performance exceeded expectations despite difficult and uncertain market conditions, the Board approved an increase in the value of non-employee director restricted stock awards to $160,900, which value represents the market 50th percentile of our peer group for 2017. Similarly, for 2017, the Board approved increases to the committee chairperson fees and established a $25,000 retainer for the lead director in order to bring our non-employee director compensation in line with the market 50th percentile for our peer group.
Directors who are also our employees do not receive any additional compensation for their service on our Board of Directors.
Each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of our Board of Directors or its committees; (ii) travel and miscellaneous expenses related to such director’s participation in our general education and orientation program for directors; and (iii) travel and miscellaneous expenses for each director’s spouse who accompanies a director to attend meetings and activities of our Board of Directors or any of our committees.
The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William J. Cassidy	$110,750	$161,226	$—	$271,976
Ted Collins, Jr.(3)	$90,500	$161,226	$—	$251,726
John E. Hagale	$92,000	$161,226	$—	$253,226
Michael McShane	$137,000	$161,226	$—	$298,226
Bobby S. Shackouls	$86,000	$161,226	$—	$247,226
Douglas E. Swanson, Jr.(4)	$101,000	$161,226	$—	$262,226

Director Compensation

(1)	Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2017 as more fully explained above.

(2)
Reflects the aggregate grant date fair value of restricted stock awards granted under our LTIP in fiscal year 2017, computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements on Form 10-K for the year ended December 31, 2017 for additional detail regarding assumptions underlying the value of these equity awards. The grant date fair value for restricted stock awards is based on the closing price of our common stock on the grant date, which was $15.21 per share on January 12, 2017. As of December 31, 2017, each non-employee director held 10,600 outstanding shares of restricted stock. These restricted stock awards vested in full on January 12, 2018.

(3)	Mr. Collins, who passed away in January 2018, served on the Board throughout 2017.

(4)	Mr. Swanson resigned from the Board on December 11, 2017. His decision to resign from the Board was not the result of any disagreement with the Company.

Security Ownership of Certain
Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 8, 2018 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all directors and executive officers as a group.
The table also presents information regarding the beneficial ownership of common units of Oasis Midstream Partners LP ("OMP") as of March 8, 2018 by (i) each named executive officer of the Company, (ii) each director of the Company and (iii) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 1001 Fannin Street, Suite 1500, Houston, Texas 77002.

Name of Person or Identity of Group	Number of OAS Shares	Percentage of Class(1)	Number of OMP Common Units	Percentage of Class
Forge Energy, LLC (2)	46,000,000	14.5%
The Vanguard Group, Inc. (3)	22,764,649	7.2%
Dimensional Fund Advisors LP (4)	19,984,071	6.3%
BlackRock, Inc.(5)	18,402,669	5.8%
Thomas B. Nusz(6)(7)	1,695,491	*	5,000	*
Taylor L. Reid(6)(8)	1,787,534	*	20,000	*
Michael H. Lou(6)	449,809	*	25,000	*
Nickolas J. Lorentzatos(6)	276,813	*	5,900	*
William J. Cassidy(6)	86,090	*	—	*
John E. Hagale(6)	62,200	*	10,000	*
Michael McShane(6)	220,790	*	—	*
Bobby S. Shackouls(6)(9)	78,390	*	—	*
All directors and executive officers as a group (8 persons)(6)	4,657,117	1.5%	65,900	*
__________________

*	Less than 1%.

(1)	Based upon an aggregate of 317,362,842 shares outstanding as of March 8, 2018.

(2)
According to a Schedule 13G, dated February 20, 2018, filed with the SEC by Forge Energy, LLC, it has sole voting power over 46,000,000 shares, and sole dispositive power over 46,000,000 shares. These securities are held directly by Forge Energy, LLC ("Forge Energy"), a wholly-owed subsidiary of Forge Energy Holdings, LLC. EnCap Energy Capital Fund VIII, L.P. is a member of Forge Energy Holdings, LLC and may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Forge. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments Holdings Blocker, LLC (“EnCap Holdings Blocker”). EnCap Holdings Blocker is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments LP”). EnCap Investments LP is the general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”), the sole general partner of EnCap Fund VIII. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Holdings Blocker, EnCap Investments GP, EnCap Investments LP and EnCap Fund VIII GP may be deemed to beneficially own these securities. The address of Forge Energy is 15727 Anthem Parkway, Suite 501, San Antonio, Texas 78249. The address of EnCap Fund VIII and EnCap Partners GP is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.

(3)
According to a Schedule 13G/A, dated February 9, 2018, filed with the SEC by The Vanguard Group, Inc., it has sole voting power over 299,166 of these shares, sole dispositive power over 22,470,174 of these shares, shared voting power over 19,824 of these shares, and shared dispositive power over 294,475 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 274,651 of these shares and Vanguard Investments Australia, Ltd., a wholly

Security Ownership of Certain
Beneficial Owners and Management

owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 44,339 of these shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
According to a Schedule 13G, dated February 9, 2018, filed with the SEC by Dimensional Fund Advisors LP ("Dimensional"), Dimensional has sole voting power over 19,588,886 of these shares and sole dispositive power over 19,984,071 of these shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)
According to a Schedule 13G/A, dated January 29, 2018, filed with the SEC by BlackRock, Inc., it has sole voting power over 17,803,696 of these shares, sole dispositive power over 18,402,669 of these shares. BlackRock, Inc. filed this 13G as a parent holding company for the following subsidiaries: BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweitz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; BlackRock Life Limited; and FutureAdvisor, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)	Executive officer or director of the Company.

(7)
As of March 8, 2018, Mr. Nusz has pledged 700,000 of these shares as security for personal loans. The number of Mr. Nusz's pledged shares has decreased by 12.5% as compared to the number disclosed in the Company's proxy statement for the 2017 annual meeting. Except with respect to Mr. Nusz, the Board has not approved any pledges of Company securities by any of our executive officers or directors and does not expect to do so in the future.

(8)
Mr. Reid has sole voting power over 1,262,534 of these shares and shared voting power over 525,000 of these shares. 525,000 of these shares are held by West Bay Partners, Ltd., a limited partnership formed for family investment purposes. The sole general partner of West Bay, a Texas limited liability company, is controlled by Mr. Reid and his wife, and the limited partners of West Bay consist of Mr. Reid, his immediate family members and trusts formed for their benefit.

(9)
Mr. Shackouls has sole voting power over 48,245 of these shares, of which 30,145 are held by grantor retained annuity trusts of which Mr. Shackouls is trustee. The remaining 30,145 shares are held by grantor retained annuity trusts of which Mr. Shackouls's wife is trustee.

Section 16(A) Beneficial Ownership
Reporting Compliance

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2017.

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS
The Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest and, therefore, adopted, as of May 17, 2010, a Related Persons Transactions Policy to be followed in connection with all related person transactions involving the Company.
Procedures for Review, Approval and Ratification of Related Person Transactions
For purposes of the policy, an “Interested Transaction” is a transaction, arrangement or relationship in which:
•the Company or any of its subsidiaries was, is or will be a participant;
•the aggregate amount involved exceeds $120,000; and
•any related person had, has or will have a direct or indirect material interest.
A “Related Person” means:
•any director or director nominee of the Company;
•any senior officer of the Company;

•	any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company’s common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5.0% of the Company’s common stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

The Board of Directors has determined that the Audit Committee will review the material facts of all Interested Transactions and approve, disapprove or ratify any such transaction. The Company’s Related Persons Transaction Policy pre-approves certain related person transactions, including:

•
any employment of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC ("Item 402");

•	director compensation which is required to be reported in the Company’s proxy statement pursuant to Item 402;

•
any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•
charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

In determining whether to approve or disapprove entry into a Interested Transaction, the Audit Committee shall take into account, among other factors, the following: (1) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (2) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Interested

Transactions with Related Persons

Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
There were no Interested Transactions since May 17, 2010 which were required to be reported in “Transactions with Related Persons,” where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2007, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Executive Compensation and Other Information,” and the transactions described or referred to below.
Transactions Involving Directors
Mr. Ted Collins, Jr., who served as a director of the Company until his passing in January 2018, owned a working interest in twenty-three of the Company’s wells. During the year ended December 31, 2017, Mr. Collins received gross payments totaling $195,384.36 from the Company attributable to such working interest, which amounts are subject to reduction for severance tax obligations and joint interest billings.
Forge Energy. As previously disclosed on a Form 8-K filed with the SEC by the Company on the same day, on December 11, 2017, the Company and Oasis Petroleum Permian LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Forge Energy, LLC (“Forge Energy”), pursuant to which the Company agreed to purchase from Forge Energy leasehold interests and related assets in the core of the Delaware Basin (the “Permian Basin Acquisition”). On February 14, 2018, pursuant to the terms and conditions of the Purchase Agreement, the Company completed the Permian Basin Acquisition for aggregate consideration consisting of $549.8 million in cash and 46 million shares of the Company’s common stock. Upon closing of the Permian Basin Acquisition, the Company has approximately 22,000 net acres in the Delaware Basin.
In connection with the evaluation of the Permian Basin Acquisition, Messrs. Nusz and Reid disclosed to the Board that they hold a 0.25% and 0.125% membership interest, respectively, in Forge Energy. Due to this interest, Messrs. Nusz and Reid recused themselves from the vote of the Board approving the Permian Basin Acquisition. In addition, Mr. Swanson is a Managing Partner of EnCap Investments L.P., which, through one or more affiliates, owns a substantial interest in Forge Energy. Due to this interest, Mr. Swanson did not participate in any of the discussions of the Board with respect to the Acquisition, recused himself from the vote of the Board approving the Acquisition, and resigned as a member of the Board immediately prior to the Company entering into the Purchase Agreement.
Furthermore, in its evaluation of the Acquisition, the Board hired a nationally recognized investment banking advisory firm to advise them and render an opinion as to the fairness of the Permian Basin Acquisition.

Audit Committee Report

AUDIT COMMITTEE REPORT
The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Company has determined that: (1) Messrs. McShane, Cassidy, and Hagale are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the New York Stock Exchange (“NYSE”) and (2) all current Audit Committee members are financially literate. In addition, Messrs. McShane and Hagale qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act.
During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, the Audit Committee:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017 with management and with the independent registered public accounting firm;

•
considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accounting firm;

•
reviewed and discussed with the independent registered public accounting firm (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accounting firm's independence, and (3) the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380, Communication with Audit Committees, and by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
discussed with management and with the independent registered public accounting firm the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accounting firm as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers LLP’s independence, and concluded that PricewaterhouseCoopers LLP’s independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers LLP in 2017 for audit services, tax services and all other services, are set forth at “Item 2—Ratification of Selection of Independent Registered Public Accounting Firm —Audit and All Other Fees” below); and

•
based on the reviews and discussions referred to above, recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.
Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles.

Audit Committee Report

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements.
The Committee meets regularly with management and the independent registered public accounting firm, including private discussions with the independent registered public accounting firm, and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Audit Committee of the Board of Directors
Michael McShane, Chair
William J. Cassidy, Member
John E. Hagale, Member

Compensation Committee Report

COMPENSATION COMMITTEE REPORT
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
Bobby S. Shackouls, Chair
William J. Cassidy, Member
Michael McShane, Member

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis, or CD&A, (i) explains the Company's compensation philosophy, objectives, policies, and practices with respect to its executive officers, and (ii) analyzes the elements of compensation for the individuals identified below, whom the Company refers to in this CD&A as the Company's "Named Executive Officers."

Name	Title and Position During 2017
Thomas B. Nusz	Chairman and Chief Executive Officer
Taylor L. Reid	President and Chief Operating Officer
Michael H. Lou	Executive Vice President and Chief Financial Officer
Nickolas J. Lorentzatos	Executive Vice President, General Counsel and Corporate Secretary
The CD&A should be read in conjunction with the information presented in the tables, including the Summary Compensation Table, in the "Executive Compensation" section which follows this CD&A. Although this CD&A focuses on compensation information relating to the fiscal year ended December 31, 2017, we also describe compensation actions taken before or after the last completed fiscal year to the extent such discussion enhances the understanding of our executive compensation objectives and practices for the fiscal 2017 year.
EXECUTIVE SUMMARY

Compensation Program Philosophy and Objectives
Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate the most qualified people in the oil and gas industry. Our compensation program is designed to support how we create shareholder value, and reward performance that supports the execution of our long-term strategy. We believe that compensation should:

•	Align with stockholder outcomes. Compensation should align the interests of the individual with those of our stockholders with respect to long-term value creation;

•
Pay for performance. Compensation should pay for performance, whereby an individual’s total direct compensation is heavily influenced by company performance and directly tied to the attainment of annual company performance targets;

•	Require individual accountability. Compensation should reflect each individual's unique qualifications, skills, experience and responsibilities; and

•
Be competitive. Compensation should help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries.

Compensation Discussion and Analysis

Pay for Performance and Stockholder Alignment
The majority of the target compensation opportunity of our Named Executive Officers is delivered in at-risk compensation components tied to the achievement of short and long-term performance criteria.
Our historic realized pay levels, and specifically our 2017 pay results, underscore this alignment. For 2017, the payments under our at-risk programs were as follows:

•
Long-term Equity Based Incentives (Performance Share Units) — Our Named Executive Officers did not earn any shares (out of a maximum of 200% awarded pursuant to the 2014 PSU award) based on fourth-quartile performance for the three-year period for the ended February 14, 2014. They also did not earn any shares for the four-year performance period ended February 14, 2018, following which period the award terminated with no shares earned. See "—2017 Performance Share Units" for more information regarding our performance share units.

•
Annual Cash Incentive Awards — Based on the Company's performance against target performance goals set by the Compensation Committee for 2017, the Named Executive Officers were awarded cash incentives at 80% of their respective target award opportunities. See "—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals" for more information regarding the annual performance-based cash incentive awards and the rigor of our 2017 performance goals.

The value that is intended to be actually realized by our executives is aligned with the Company’s actual operational and financial performance, including absolute and relative stock-price performance. Given the at-risk nature of our pay program, the realized value actually received by the Named Executive Officers can differ substantially from the values reported in the Summary Compensation Table and related proxy tables on the basis of that performance. The reported pay for our Chief Executive Officer in the chart below depicts the data reported in the 2017 Summary Compensation Table, while the realized pay depicts the actual value received (or vested) by our CEO in each year. The calculation for realized pay for purposes of this chart is more fully described and calculated in the table below.
In addition, we have included our CEO's target pay, which has remained unchanged since 2014, in the chart to demonstrate that while it has historically been just below the 50th percentile of the peer group, both reported pay and realized pay have been significantly less than target in 2015 and 2016. This difference has been due, in large part, to the Compensation Committee's action to reduce Mr. Nusz's long-term equity based incentives granted in 2015 and 2016 to 70% and 60% of target, respectively, in response to the changing and uncertain market environment and in order to minimize dilution of the Company's stockholders. However, in 2017, in recognition of two years of excellent performance with respect to Company performance targets despite the challenging market environment, the Committee approved awards at Mr. Nusz's target level.

Compensation Discussion and Analysis

Percentage of 50th Percentile Total Compensation (3 Year Avg)

96.4
82.0
49.6

The following table illustrates the calculations used to determine the differences between the amount reported in the 2017 Summary Compensation Table and the amount actually realized, or received, by our CEO in 2017 for each of the following direct compensation elements:

	CEO Target Pay(1)	CEO Reported Pay(2)	CEO Realized Pay
	2017 Target Compensation ($)	2017 Summary Compensation Table($)	2017 Actual Compensation Paid($)

Salary	820,000	820,000	820,000
Non-Equity Incentive Plan Compensation(3)	984,000	787,200	1,574,400
Stock Awards - Restricted Stock(4)	2,050,000	2,050,308	2,277,529
Stock Awards - Performance Share Units(5)	2,460,000	2,731,113	—
Option Awards - Class B Units(6)	N/A	350,400	—
All Other Compensation(7)	N/A	30,267	30,267
Total 2017 Compensation	$6,314,000	$6,769,288	$4,702,196

(1)
As disclosed under "2017 Executive Compensation Decisions—Annual Performance-Based Cash Incentive Awards" and "—Long-Term Equity-Based Incentives," target annual and long-term award opportunities are set at a multiple of Mr. Nusz's base salary. The Compensation Committee may determine to grant awards above or below the target level taking into account Company performance, market conditions, and other factors it deems appropriate.

(2)
The amounts indicated as Reported Pay in the table reflect the total direct compensation (calculated as Salary, Non-Equity Incentive Plan Compensation, and the grant value of Long-Term Incentive Awards) for

Compensation Discussion and Analysis

2017 as reported in the 2017 Summary Compensation Table on page 54. The grant date fair values for performance units, restricted stock units and Class B Units are described in footnote (2) to the 2017 Summary Compensation Table.

(3)
The Realized Pay column reflects the Non-Equity Incentive Plan Compensation Mr. Nusz earned under the Company’s Amended and Restated 2010 Annual Incentive Compensation Plan (the “Incentive Plan”) for the 2016 performance year, which was paid in February 2017.

(4)
The Realized Pay column reflects the value at vesting of restricted stock that vested during 2017 (26,463 shares valued at vesting of $383,713; 36,740 shares at $542,282; and 93,467 shares at $1,351,533). See the Options Exercises and Stock Vested Table on page 59 for more details.

(5)
The value included in the Reported Pay column is based on the weighted average grant date fair value price per unit of $16.89, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. The value of the award using the NYSE closing price of the Company's common stock on January 12, 2017, the grant date, of $15.21 is $2,459,457. No value is included in the Realized Pay column because no shares were earned for the PSU award performance periods that ended in 2017. The 2013 PSU award four-year performance period commenced February 15, 2013 and ended February 14, 2017; and the 2014 PSU award three-year performance period commenced February 14, 2014 and ended February 13, 2017. See the Option Exercises and Stock Vested Table on page 59 for more details.

(6)
In May 2017, members of management, including our Named Executive Officers were issued Class B Units in OMP GP LLC, all of which were unvested as of December 31, 2017. As discussed below under the heading "—OMP GP LLC Class B Unit Awards," the Class B Units in OMP GP LLC are intended to constitute "profits interests" for federal tax purposes. Accordingly, if OMP GP LLC had been liquidated as of the date these Class B Units were granted, the recipients would not have been entitled to receive any distributions with respect to such Class B Units. No Class B Unit value is included in the Target Pay column because Class B Units are not an annual element of our compensation program.

(7)
Both the Reported Pay and Realized Pay columns in the table reflect the value of "All Other Compensation" that Mr. Nusz received in 2017 as reported in the 2017 Summary Compensation Table on page 54. No value is included in the Target Pay column because the Company has not established targets for these compensation items.

Conservative Compensation Philosophy
Although our Compensation Committee strives to compensate our Named Executive Officers competitively within our peer group, the Compensation Committee may compensate our Named Executive Officers below the 50th percentile of our peer group when conditions warrant. For instance, base salaries for our Named Executive Officers were below the applicable peer group 50th percentile in both 2015 and 2016; and our CEO's salary remained below the peer group 50th percentile in 2017 and does again in 2018, as it is unchanged since 2014.
The Compensation Committee also has proactively reduced the compensation of our Named Executive Officers below what they would have earned based solely on Company performance due to factors such as an uncertain commodity price environment and a desire to minimize dilution of the Company's stockholders, including as follows:

•
in December 2017, the Compensation Committee approved 2018 long-term incentive awards at each executive officer's target award opportunity, but set a floor share price of $9.00 for our Named Executive Officers, thereby reducing the number of shares each such officer would receive if the Company's stock price did not increase above the $9.00 threshold; the floor price applied to grants to be made in January 2018 and was nearly $0.70 higher than the stock price at the time of the Committee's action (for information about target long-term incentive award opportunities, see "Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives");

•
in response to the prolonged depression of crude oil prices, the Committee reduced restricted stock and performance share unit ("PSU") awards granted to Named Executive Officers in 2016 significantly below historic levels (60% of target for our CEO and less than 65% for our other Named Executive Officers);

Compensation Discussion and Analysis

•
as detailed in the proxy statement for our 2016 Annual Meeting, the Committee significantly reduced each Named Executive Officer's 2015 annual cash incentive award to reflect the challenging market conditions facing the Company instead of the superior Company performance achieved.

In recent years, the Committee has also made the following modifications to our executive compensation program in order to further align our executives' incentives with Company performance and current best market practices:

•
beginning with PSUs granted in February 2016, eliminated the opportunity to re-test performance achievement beyond the initial performance period of PSUs (which is a feature of the PSUs granted in February 2015 and prior years) in order to be consistent with current best market practices;

•
removed the single-trigger equity award vesting provision from all Named Executive Officer Employment Agreements and replaced these provisions with "double-trigger" vesting provisions, in order to be consistent with current best market practices (see "Employment Agreements");

•
changed the allocation of our Chief Executive Officer's long-term equity-based compensation, beginning with awards in 2015, from 50% PSU and 50% restricted stock to 55% PSU and 45% restricted stock, in order to further align our Chief Executive Officer's compensation opportunities with our Company's performance (see "—Total Compensation Opportunities—Elements of Our Compensation and Why We Pay Each Element").

Stockholder Outreach and 2017 Say-on-Pay Advisory Vote.
Stockholder outreach is an integral part of the Company’s business practices, and the Company values its stockholders' feedback on a variety of important topics, including our operations, corporate governance and executive compensation. Each year, members of our executive management team engage with and receive feedback from our investors through continual conversations and outreach. For example, during 2017, we had more than 500 face-to-face interactions with investors through our participation in more than 25 investor events, where we met-individually and in small groups with many investors, as well as proactive visits with investors in both our offices and in theirs. Our outreach efforts are aimed at fostering an ongoing dialogue with our investors to address any topics on their minds.
In addition, since 2015, at the direction of our Compensation Committee, we have pursued a formal stockholder outreach campaign focused on our compensation practices. Members of management and our Compensation Committee sought input from our largest investors, and in 2016 and 2017, we conducted similar outreach campaigns, each time inviting stockholders representing over 50% of our outstanding shares. We have requested comments on our executive compensation program as a whole, each individual element of our program, and whether there were other compensation or corporate governance matters that the investor wanted to discuss with us. Certain of our investors declined to meet with us, stating generally that they had no concerns with our compensation philosophy and structure and that they would reach out to the Company if a concern developed. From those investors who did elect to speak with us, we were able to confirm that stockholders generally supported the philosophy, structure, and elements of our compensation program; however, we have received requests for enhanced disclosure regarding certain elements, and our responses to such requests are summarized in the following table. Our outreach program has generated valuable feedback from stockholders and we are grateful to those who have participated.

Compensation Discussion and Analysis

Following is a summary of the feedback we have received from the investors with whom we engaged through our stockholder outreach program, since 2015, and our responses:

Feedback	Our Responses

The proxy statement disclosure related to performance goals did not provide enough information to make an informed decision.
Enhanced Disclosure
➢We have enhanced the disclosure of our executive compensation program, including providing significant additional detail related to the evaluation of the achievement of our performance goals and targets, including metric targets, weights, and assessments.
➢In addition, in consultation with a third party consultant, we addressed concerns identified by a proxy advisory firm, including:
✓pay-for-performance alignment (see "—Total Shareholder Return as a Performance Metric for Performance-Based Pay");
✓the elimination of the re-testing feature of our performance share units ("PSU") (see "Long-Term Equity-Based Incentives—2017 Performance Share Units; Elimination of "Re-Testing" Feature").

Additional detail requested regarding the evaluation of our "Initiatives" performance metric.
Enhanced Disclosure
We have enhanced our disclosure relating to the "Initiatives" performance metric (see "—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals and Annual Cash Incentive Award Opportunity").

Stockholders were evenly split regarding their desired frequency of our say-on-pay vote. Some stockholders prefer a long-term view of executive compensation in light of performance. Others want an opportunity to provide input more often.

2017 Move to Annual Say-on-Pay Vote
At our 2017 Annual Meeting, our Board recommended that stockholders vote (and stockholders did vote) to hold a say-on-pay vote annually. After careful consideration, the Board determined that an annual vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders regularly.

Additional detail requested regarding the Company's commitment to safety.
Enhanced Disclosure
We have enhanced disclosure regarding our safety culture and how safety performance affects executive compensation, including as part of the annual "Initiative" performance metric and as a separate modifier of assessed performance (see "Corporate Governance—Corporate Responsibility" and "—Annual Performance-Based Cash Incentive Awards").

In 2015, 2016 and 2017, stockholders consistently indicated that they understood and supported the structure and individual elements of the Company's executive compensation program.
• they had "no significant concerns" about the Company's executive compensation program;
• the stockholder and the Company are "philosophically aligned" with respect to executive compensation practices;
• the Company is "incredibly thoughtful" with respect to its executive compensation program;
• "the structure of the executive compensation program aligns with best practice;" and
• "executive compensation disclosure is well communicated."

Continued Commitment to a Balanced Compensation Philosophy
➢The feedback we have received from our investors suggests that they support our current compensation philosophy and view our program as well-structured and aligned with performance. We remain committed to following best practices in our executive compensation program, which are highlighted below under "Compensation Program Philosophy and Objectives—Best Practices in Our Executive Compensation Program" and described in greater detail throughout this CD&A.
➢Please see the following sections of this proxy statement for discussions of the Committee's responses to the commodity market and Company performance: "—Pay for Performance and Stockholder Alignment;" "—Conservative Compensation Philosophy;" "—Industry and Company Overview, Company Performance Highlights, and Impact on Compensation Decisions."

Continued Commitment to Clear Communication of the Elements of our Executive Compensation Program
➢Except for the addition of annual PSU grants in 2012, which were added in order to increase the amount of compensation directly tied to performance, our named executive officer compensation structure and elements have remained generally consistent year-to-year since our initial public offering in 2010.
➢Please see "—Conservative Compensation Philosophy" below for information about modifications that we made to our program in recent years, in order to help ensure our executive compensation program meets certain best market practices.

Compensation Discussion and Analysis

We believe our investor interactions have been meaningful and have given us useful feedback to strengthen our compensation programs, improve our disclosure practices in this proxy statement and address other governance matters.
2017 Say-on-Pay Advisory Vote. At our 2017 annual meeting, we held our most recent say-on-pay advisory vote, which resulted in over 96% of votes cast approving the compensation of our named executive officers. Our Compensation Committee evaluated the results of the 2017 say-on-pay advisory vote and the support expressed by stockholders and considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group company data. While each of these factors bore on the Committee’s decisions regarding our Named Executive Officers’ compensation, the Committee has not made any changes to the structure of our executive compensation program as a result of the 2017 advisory vote. As recommended by our Board of Directors at the 2017 Annual Meeting, a majority of stockholders expressed their preference for an annual advisory vote on executive compensation. We have implemented that recommendation, and our stockholders are therefore being asked to approve our Named Executive Officers’ compensation in a non-binding advisory vote at this 2018 Annual Meeting. See "Item 3—Advisory Vote on Executive Compensation."

Compensation Discussion and Analysis

Best Practices in Our Compensation Program
Our program is competitive and continues to reflect an alignment with current governance trends and best practices, including stockholder-friendly features such as:

What We Do
☑
Pay for Performance - Our executives' total compensation is substantially weighted toward performance-based pay. Our annual performance-based cash incentive awards are based on performance against metrics set in advance which reflect key financial, operational and strategic objectives. At least 50% of our long-term equity compensation awards to Named Executive Officers are PSUs, which are earned based on our relative total shareholder return against our peers.

☑
Robust Stock Ownership - We have adopted robust stock ownership guidelines for our executives and directors. Named Executive Officers, other than Mr. Nusz, are required to own shares having a value equal to 200% their respective annual base salaries; and for Mr. Nusz, 500% his annual base salary. Our executives are required to hold shares until such ownership requirements are met.

☑
Double-Trigger Change in Control Benefits - The Employment Agreements contain a "double trigger" accelerated vesting provision, which requires certain termination of employment events to occur in addition to a change in control in order for accelerated vesting of equity awards to occur. No cash payments are made unless a "double trigger" event occurs.

☑
External Benchmarking - Our Compensation Committee reviews competitive compensation data based on an appropriate group of exploration and production peer companies prior to making annual compensation decisions.

☑	Independent Compensation Consultant - We have engaged an independent executive compensation consultant who reports directly to the Compensation Committee and provides no other services to the Company.
☑	Focus on Total Compensation - Our Compensation Committee conducts a detailed analysis of total compensation prior to making annual executive compensation decisions.
☑
Mitigation of Undue Risk - We carefully consider the degree to which compensation plans and decisions affect risk taking. We do not believe that any of the compensation arrangements in place are reasonably likely to have a material adverse impact on the Company.

☑
Clawback in our Employment Agreements - In the Employment Agreements, we included clawback provisions applicable to compensation payable or paid pursuant to the Employment Agreements that is deemed incentive compensation and subject to recovery pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

What We Don't Do
☒
Excise Tax Gross-Ups - Neither our change in control plans nor our employment agreements with each of our Named Executive Officers (the "Employment Agreements") provide for excise tax gross-ups or any other tax gross-ups for perquisites.

☒
Evergreen Employment Agreements - The Employment Agreements have three-year terms, expiring March 20, 2021. They were most recently entered into in March 2018. Whether or not the terms of any of these agreements will be extended is a decision that our Compensation Committee will make closer to the time the terms are due to expire.

☒
Single-trigger Vesting or Payments in Employment Agreements - None of our equity incentive plans nor any of the Employment Agreements provide for automatic single trigger vesting of unvested equity awards or cash payments solely upon the occurrence of a "change in control" (as defined in the LTIP).

☒
Hedging or Derivative Transactions in Company Stock - We prohibit our executives from engaging in any short-term trading, short sales, option trading and hedging transactions related to our common stock. We also prohibit our executives from purchasing our common stock on margin. In addition, our executives are prohibited from pledging Company stock without approval of the Board.

☒	Perquisites - We offer minimal perquisites to the Company's executives, including a 401(k) retirement plan, parking and health club dues, which are available to all Company employees.
☒
No Stock Option Repricing, Reloads, or Exchange without Stockholder Approval - Our LTIP prohibits stock option repricing, reloading or exchange without stockholder approval. In addition, in 2015, we amended our LTIP in order to limit potential recycling of shares subject to stock options and stock appreciation rights.

Compensation Discussion and Analysis

Industry Overview, Performance Highlights and Impact on Compensation Decisions.
In addition to basing a significant portion of our Named Executive Officers' compensation on the Company's relative TSR through the issuance of PSU awards, the Compensation Committee routinely considers the Company's stock price performance in determining both annual and long-term incentive compensation to such officers. The Committee also may consider factors such as the Company's safety performance and industry and market conditions, in addition to stock price performance, and all incentive compensation is subject to the Committee's discretion with respect to such factors.
Industry Overview. We produce and market oil and natural gas, which are commodities. The price that we receive for the oil and natural gas we produce is largely a function of market supply and demand. Over or under supply of, and changes in demand for, oil or natural gas can result in substantial price volatility. Demand is impacted by general economic conditions, weather and other seasonal conditions, including hurricanes and tropical storms. Oil supply in the United States has grown dramatically over the past few years, and this, coupled with increases in production from key oil-producing nations, has contributed to the current global oversupply of crude oil, which caused a sharp decline in oil prices beginning in mid-2014 and a corresponding decline in the stock prices of companies, like us, that produce and market oil and natural gas, as well as companies that are industry service providers.
Throughout 2015 and 2016, global oil supply continued to outpace demand as oil inventories continued to build. Therefore, commodity prices have been volatile, and we expect that volatility to continue in the future. For example, during 2014, the NYMEX West Texas Intermediate crude oil index price ("WTI") averaged $92.07 per barrel for the year (which price was lower than the WTI from 2011 to 2013); but during 2015, WTI averaged just $48.75 per barrel (with a low price of $34.73 near the end of the year), and in 2016, WTI decreased further to average $43.40 per barrel (with a low of $26.21). Furthermore, the average price at which we sold a barrel of oil during 2014, without taking into account derivative settlements, was $82.73; in 2015, the average price was $43.04; and in 2016, the average price decreased to $38.64. In 2014, our average sales price per Mcf of natural gas was $6.81; in 2015, the average price was $2.08; and in 2016, the average price was $1.99. In 2017, average WTI rebounded somewhat to $50.84, but was still only 55% of the 2014 average.
2015 and 2016 Performance and Impact on 2017 Compensation Decisions. When the Compensation Committee met in December 2016 to consider 2017 compensation opportunities for the Named Executive Officers, the Company had achieved results with respect to its 2016 performance metrics that were significantly above targeted performance. Furthermore, the Company had performed similarly well in 2015. However, following that achievement in 2015, the Committee approved compensation for 2016 that reflected the difficult and uncertain market conditions and related industry conditions due to the prolonged depression of crude oil prices, including as follows:

•	for the second year in a row, no increases to base salary for any Named Executive Officer for 2016 (base salaries for 2016 were below the 50th percentile of our compensation peer group);

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restricted stock and PSU awards granted in 2016 were reduced significantly below prior levels and were granted at approximately 60% of target for our Chief Executive Officer, and less than 65% of target for our other Named Executive Officers (despite significantly exceeding 2015 performance targets); and

•	no discretionary employer contribution was made to 401(k) plan participants.
Therefore, in December 2016, in recognition of two years of excellent performance with respect to Company performance targets despite the challenging market environment, the Compensation Committee approved compensation for 2017 that reflected such performance, including as follows:

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increases to the base salaries of Messrs. Reid, Lou and Lorentzatos in order to (i) keep Mr. Lorentzatos' salary in line with the 50th percentile of the 2017 peer group; and (ii) account for the crucial strategic leadership and contributions of Messrs. Reid and Lou and to remain competitive and address retention concerns; and

Compensation Discussion and Analysis

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restricted stock and PSU awards granted in 2017 were granted at each officer's target award opportunity, after previously having been proactively reduced by the Compensation Committee to between 60% and 65% of target in response to the prolonged depression of crude oil prices.

Mr. Nusz has not received a salary increase since 2014, at which time his salary was increased to place him closer to the 50th percentile of the peer group. His salary will be held flat for 2018, which will be his fifth year at that level.
In December 2017, the Compensation Committee met to consider annual cash incentive award amounts for 2017 and approved awards at 80% of each Named Executive Officer's respective target award opportunity based on performance relative to the targeted metrics.
2017 Performance Goals for Annual Cash Incentive Awards. In early 2017, the Board established performance goals for the annual cash incentive award amounts that our Named Executive Officers would have the opportunity to earn in 2017. The 2017 performance metrics selected by the Board were the same as the metrics selected for 2015 and 2016. However, as shown below, the performance target set for each metric, except for G&A, were significantly more rigorous in 2017 than in 2016. With respect to G&A, the higher target in 2017 was due to an expected increase in headcount during 2017 primarily related to higher levels of both capital and operating activity, the launch of Oasis Well Services LLC's second frac crew, a full year of operations at our natural gas processing plant in Wild Basin, and potential costs for the initial public offering of Oasis Midstream Partners LP.
The following table sets forth the performance incentive metrics and goals established by the Board in early 2017, which the Compensation Committee used to evaluate Company performance when determining our Named Executive Officers' annual cash incentive awards for the year ended December 31, 2017. The table also provides comparisons to the performance goals established by the Board for 2015 and 2016. Please see "—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals" for additional information about our 2017 performance metrics.

Metric	Weighting	2017 Performance Goal	2016 Performance Goal	2015 Performance Goal
Production
Volume (Boe/d)	20%	70,901	48,100	47,100
Capital Efficiency
Proved Developed finding and development cost ($/Boe)	20%	$8.58	$17.07	$27.16
Cost Structure
LOE ($/Boe)	10%	$7.00	$8.00	$9.75
G&A ($MM)	10%	$97.9	$93	$98
EBITDAX ($MM)	20%	$795	$409	$725
Initiatives	20%
The "Initiatives" performance goal assesses achievement by the Company of various strategic and operational goals and milestones, which we have identified as drivers of financial and operational business success, which are, together, weighted 20%. In 2017, these Initiatives included: environmental, health and safety; gas capture and infrastructure; operations excellence; efficient growth; strategic staffing and employee development; enterprise resource optimization; and post acquisition integration. Please see "—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals" for additional information about our 2017 Initiatives.

Compensation Discussion and Analysis

2017 Company Performance Highlights.
Under the leadership of the executive management team, the employees of Oasis came together to produce impressive strategic and operational results in 2017 in spite of falling short of some of our performance targets. We increased production, managed service costs, and continued to improve our leverage metrics. In addition, the team successfully executed several strategic objectives that we expect to benefit the Company for years to come. Our success in 2017 puts us in a position of considerable strength, both financially and operationally. The following are key highlights that relate to these achievements in 2017:

•	We increased average annual production over 30% from 50,732 Boe per day in 2016 to to 66,144 Boe per day in 2017; our 2017 exit rate was approximately 73,000 Boe per day, versus 62,000 in 2016.

•	We decreased LOE per Boe from $7.60 the fourth quarter of 2016 to $6.42 in the fourth quarter of 2017.

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Completed and placed on production 88 gross (58.3 net) operated wells while investing $517.3 million of E&P capital expenditures, which excludes acquisitions, other capital and midstream capital, during 2017.

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We more than doubled net core inventory through the acquisition of approximately 22,000 net core acres in the over-pressured oil window of the Delaware Basin, providing a unique and accretive opportunity to add core, consolidated, and oily inventory that is a great complement to our world-class Williston acreage.

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We completed the IPO of Oasis Midstream Partners LP in a challenging equity market environment, monetizing resources spent on infrastructure and helping to delever the E&P parent company, allowing Oasis to focus on high-return upstream projects, in addition to providing access to additional capital for midstream development.

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We developed strategic plan for greater gas processing capacity in Wild Basin through the design and initiation of construction of a second natural gas processing plant and the subsequent assignment to Oasis Midstream Partners LP.

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Net cash provided by operating activities was $507.9 million for the year ended December 31, 2017. Adjusted EBITDA, a non-GAAP financial measure, was $707.7 million for the year ended December 31, 2017. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see our website or “Non-GAAP Financial Measures” in our Annual Report on Form 10-K, filed with the SEC on February 28, 2018.

•	We maintained a flexible marketing program, though which the company saw oil differentials decrease from approximately $5.00 per barrel in the beginning to the year to under $0.50 exiting 2017.

•	We decreased company leverage from over 4.5x Debt to last twelve months adjusted EBITDA in the beginning of the year to approximately 3.0x at the end of 2017.
Although we experienced much strategic and operational success in 2017, we, and the industry as a whole, are facing a volatile commodity market and rising service costs. Therefore, management has focused on planning for the future, while positioning the Company to succeed in the current market price environment.

Compensation Discussion and Analysis

ELEMENTS OF OUR COMPENSATION AND WHY WE PAY EACH ELEMENT
The Company compensates its executive management using a mix of base salary, annual performance-based cash incentive awards, and long-term equity-based compensation, with the following objectives:

•	attracting and retaining key executive officers critical to long-term success;

•	aligning management’s interests with the long-term interests of the Company’s stockholders;

•	providing incentives and paying for performance; and

•	compensating those executive officers fairly and competitively for their responsibilities and accomplishments.
The Company believes that base salary levels should generally be set near the middle of the Company’s competitive marketplace for comparable positions, and that the Company’s variable compensation programs (i.e., the annual performance-based cash incentive and long-term incentives) should result in total compensation that is largely determined by Company performance.
Since our initial public offering in 2010, the structure of our compensation program has been consistent year-to-year, except for the addition of PSU awards in 2012. These PSU awards serve to further align the interest of our Named Executive Officers and stockholders by (i) making a portion of the executive's compensation dependent upon the Company's Total Shareholder Return ("TSR") as compared to its peers over a multi-year period and (ii) increasing the percentage of the executive's compensation that is based on the Company's performance. Our stockholders have voted to approve each of our four say-on-pay proposals, and we believe our investors continue to support our current philosophy and view our program as well-structured and aligned with performance. The compensation program for our Named Executive Officers is comprised of the elements shown in the table below, and each plays a unique role in meeting our compensation objectives:

Compensation Discussion and Analysis

Compensation Element	Purpose	Target	Competitive	Performance-Based	Stockholder Alignment	Talent Focus

Base Salary
• recognize each executive officer’s unique value and contributions to our success in light of salary norms in the industry and the general marketplace;
• remain competitive for executive-level talent within our industry;
• provide executives with sufficient, regularly-paid income;
• reflect position and level of responsibility
		• by position, the market 50th percentile of our peer group	✓			✓
Annual Performance-based Cash Incentive	• motivate management to achieve key annual corporate objectives; • align executives’ interests with our stockholders’ interests	• percentage of executive base salary which varies by position • payment made based on achievement of specified Company performance goals	✓	✓	✓	✓
Long-term Equity-based Compensation ➢PSU ➢Restricted Stock
• balances short and long-term objectives;
• aligns our executives’ interests with the long-term interests of our stockholders;
• rewards long-term performance relative to industry peers;
• makes our compensation program competitive from a total remuneration standpoint;
• encourages executive retention;
• gives executives the opportunity to share in our long-term value creation
		• percentage of executive base salary which varies by position • CEO - 45% restricted stock; 55% PSUs • Other NEOs - 50% restricted stock; 50% PSUs	✓ ✓	✓ ✓	✓ ✓	✓ ✓
Other Employee Benefits	• health and welfare, including medical, dental, short and long-term disability, health club subsidy and 401(k) plan with employer matching of first 6% eligible compensation contributed	• benefits available to all employees • limited perquisites	✓		✓
Change of Control and Severance Benefits
• provide financial security to help ensure that officers remain focused on our performance and the continued creation of stockholder value rather than on the potential uncertainties associated with their own employment;

• change in control benefits are "double trigger"
		• provide industry-competitive compensation package for our executives	✓		✓	✓

Compensation Discussion and Analysis

Total Compensation Opportunities — How Elements of Our Compensation Program are Related to Each Other
We view the various components of compensation as distinct but related, and we emphasize “pay for performance” by structuring our program so that a significant portion of our executives' total compensation is "at risk" and tied to the Company's long- and short-term financial, operational and strategic goals.

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Our compensation philosophy is to foster entrepreneurship at all levels of the Company by awarding long-term equity-based incentives, currently in the form of restricted stock and PSUs, as a significant and integral component of compensation.

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We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance.

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We believe that our compensation packages are representative of an appropriate mix of compensation elements, and we anticipate that we will continue to utilize a similar, though not identical, mix of compensation in future years.

The approximate allocation of the targeted direct compensation components approved for each Named Executive Officer by the Compensation Committee for 2017, is as follows (percentages are based on each Named Executive Officer’s 2017 base salary, and target amounts of compensation with respect to annual performance-based cash incentive awards and long-term equity-based incentive awards):

Compensation Discussion and Analysis

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Executive Officers for 2017 and to date in 2018.
Benchmarking and Peer Group
In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our Named Executive Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.
For 2017, members of our management team met with representatives from Longnecker and our Compensation Committee in the fourth quarter of 2016 to select a group of companies that they consider a “peer group” for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2017 compensation packages for our executive officers and non-employee directors. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization or enterprise value as us and (ii) potentially compete with us for executive-level talent. In light of these considerations, the Committee approved the addition of EP Energy Corporation, PDC Energy, Inc., and RSP Permian, Inc. to the Company's peer group for 2017. Like us, these companies are oil-weighted, unconventional oil and gas operators, and they are of a similar size and compete with us for talent.
2017 Peer Group. The 2017 peer group for compensation purposes consisted of:

• Carrizo Oil & Gas, Inc.	• PDC Energy, Inc.
• Denbury Resources Inc.	• QEP Resources Inc.
• Energen Corp.	• Range Resources Corporation
• EP Energy Corporation	• RSP Permian, Inc.
• Gulfport Energy Corp.	• SM Energy Co.
• Laredo Petroleum, Inc.	• Whiting Petroleum Corporation
• Newfield Exploration Company	• WPX Energy, Inc.
Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to comparably titled persons at companies within our peer group and in the survey data, generally targeting base salaries and total direct compensation for our Named Executive Officers at the market 50th percentile of our peer group, and targeting annual cash and long-term incentives so that our Named Executive Officers will have the opportunity to realize in future years total direct compensation up to the market 75th percentile of our peer group based on Company performance. For example, with respect to PSU awards, a Named Executive Officer may earn up to 200% of the initial PSUs granted, if, at the end of the performance period, the Company's TSR ranking is first among the PSU comparator group. Please see "—2017 Performance Share Units."

Compensation Discussion and Analysis

2017 EXECUTIVE COMPENSATION DECISIONS
The following is a discussion of the specific actions taken by our Compensation Committee in 2017 related to each of our direct compensation elements. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions.
Base Salary
Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. In setting annual base salary amounts, our Compensation Committee intends to generally target by position the market 50th percentile of our peer group, although the Compensation Committee also takes into consideration factors such as the particular officer’s contribution to our financial performance and condition, the officer’s qualifications, skills, experience and responsibilities, as well as current market and industry conditions.
At its December 2016 meetings, our Compensation Committee reviewed data with respect to our 2017 compensation peer group and approved certain changes to the base salaries of three of our Named Executive Officers. In order to provide our Named Executive Officers with targeted levels of base salary and total compensation opportunities for 2017 relative to our 2017 peer group, as well as to motivate and retain our executive talent and further align their interests with those of our stockholders, we increased the base salaries of Messrs. Reid, Lou, and Lorentzatos for fiscal year 2017.
Mr. Nusz's salary was not increased and has remained unchanged since 2014. His salary will be held flat for 2018, which will be his fifth year at that level.
For 2016, the salaries of our Named Executive Officers were between 95% and 99% of the 2016 peer group 50th percentile. The increase to Mr. Lorentzatos' salary kept it in line with the 50th percentile of the 2017 peer group. With regard to Mr. Reid and Mr. Lou, the Committee approved an increase in their salaries as shown below to account for the crucial strategic leadership and contributions of Messrs. Reid and Lou and to remain competitive and address retention concerns:

	2016 Base Salary	% Increase	2017 Base Salary
Thomas B. Nusz	$820,000	—	$820,000
Taylor L. Reid	$500,000	20%	$600,000
Michael H. Lou	$420,000	14%	$480,000
Nickolas J. Lorentzatos	$360,000	5.6%	$380,000
Annual Performance-Based Cash Incentive Awards
We have historically utilized, and expect to continue to utilize, annual performance-based cash incentive awards to reward achievement of our annual Company performance goals. Our annual performance-based cash incentive program for our Named Executive Officers is governed by our Amended and Restated 2010 Annual Incentive Compensation Plan (the “Incentive Plan”).
Annual Cash Incentive Award Opportunity. In December of each year, the Compensation Committee establishes threshold, target and maximum cash incentive award opportunities for each Named Executive Officer as a percentage of the officer’s base salary for purposes of determining the annual performance-based cash incentive awards for the upcoming year. For 2017, the cash incentive award opportunities for the Named Executive Officers were not changed from the levels in place for 2016 and were set as follows:

	Threshold (as % of base salary)	Target (as % of base salary)	Maximum (as % of base salary)
Thomas B. Nusz	60%	120%	240%
Taylor L. Reid	50%	100%	200%
Michael H. Lou	50%	100%	200%
Nickolas J. Lorentzatos	40%	80%	160%

Compensation Discussion and Analysis

Also in December of each year, the Company sets threshold, target and maximum levels for a number of established annual performance goals, each with a pre-assigned weighting, to serve as a guideline for determining the actual annual performance-based cash incentive award amounts earned by our executive officers for the upcoming year. In general, our Board of Directors attempts to set rigorous performance objectives such that there will be approximately a 50% probability achieving the target performance metrics and that achievement at the threshold or maximum performance levels will be much less probable. If we achieve the target performance goals, the annual performance-based cash incentive awards to our Named Executive Officers are expected to be paid at target levels. In order to create additional incentive for exceptional Company performance, if we achieve the maximum performance goals and at the discretion of our Compensation Committee, awards can be up to the maximum levels designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years, and to date, we have not awarded cash incentives at the maximum percentage for any Named Executive Officer in any year since our initial public offering.
The established performance goals selected may vary from year to year and are intended to reflect the most critical operational, financial and strategic goals for the upcoming year, including goals based on financial measures such as returns and revenues as well as operational and strategic goals relevant to our annual operating plan. The Committee believes that setting specific performance goals in advance helps establish important benchmarks and communicates the Company's top priorities to its Named Executive Officers and employees. In addition, we believe that these goals best align the efforts of our executives and employees with growth of stockholder value. Following the end of the applicable year, the Committee determines the amount of the awards earned based on a retrospective evaluation of performance against the established goals. The Compensation Committee may also consider other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Performance-based cash incentive awards to our executives are based solely on the performance of the Company, not the performance of the individual.
In addition, following the determination of the amount of the awards earned, the Committee applies a "safety modifier," which may be a positive, negative, or neutral value depending on the Company's safety performance for the year. This "safety modifier" affects the awards received by all employees and so serves to make safety a top priority for every individual.
In addition, in order that the 2017 annual performance-based cash incentive awards, and also the annual restricted stock awards, may qualify as tax deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Compensation Committee established a baseline performance hurdle of $300 million in revenue for 2017, the achievement of which was a condition to the payout of any performance-based cash incentive awards to the Named Executive Officers under the program. Although the achievement of the baseline performance hurdle permits a payout at the maximum cash incentive award level for each Named Executive Officer, the Compensation Committee, in determining actual awards, may apply its subjective judgment to reduce (but not increase) the amount of the award payout, taking into consideration the Company’s performance against other goals and factors (including the established operational, financial and strategic performance goals for the year, as described below for 2017). In January 2018, the Compensation Committee certified that the 2017 baseline performance hurdle was exceeded. Changes to Section 162(m) of the Code made later in 2017 may ultimately affect the deductibility of some of the performance awards. However, no such changes were possible to consider when the Compensation Committee was making these award decisions.
2017 Performance Goals. Oasis Petroleum is an exploration and production company that generates revenues through the development of oil and gas properties and associated infrastructure. Our revenues are largely generated through the sale of oil and gas at liquid sales points. Our profits are derived from the delta between those revenues and our cost structure. Our goal, therefore, is to optimize production and manage operating and finding costs. Each year, we measure our performance relative to target metrics and Initiatives, or milestones, which are generated through our annual budget and strategic planning processes and approved by our Board of Directors. Set forth below are the performance metrics for 2017, which were approved by the Board, and a description of how each metric helps us achieve our objectives:

Compensation Discussion and Analysis

Performance Metric	Description and Rationale

Production (Boe/day)
• Measured in equivalent average annual volumes;
• Target is derived from existing (or PDP) and new (or capital) volumes;
• Over or under performance is driven primarily by production optimization, weather impacts, well performance and the timing of tying in new wells from our capital program, and access to take-away capacity for produced fluids.

Capital Efficiency ($/Boe)
• Measures the investment efficiency of our capital program and is demonstrated by finding and development costs;
• Determined by dividing our capital investment in a well by the estimated ultimate recovery of the well in barrels of oil equivalent.

Cost Structure
LOE ($/Boe)
• Lease Operating Expense is the routine operating cost on a per barrel of oil equivalent of production basis;
• Includes cost elements such as labor, production chemicals, electricity, equipment rentals, equipment replacements, well workover expense, and produced water handling.

G&A ($MM)
• Total general and administrative expenses;
• Includes all administrative costs, such as cash and non-cash employee compensation; facility leasing and operating costs; third party fees such as legal, accounting, and tax; recruiting, travel and office expenses; and information technology and data services expenses;
• These costs are net of field labor costs, which are charged to operating expenses, and intercompany eliminations.

EBITDAX ($MM)
• Earnings before interest, taxes, depreciation, and exploration costs;
• This measure is a non-GAAP proxy for cash flow which is routinely used in the exploration and production sector and is driven by our operating margins.

In addition to the above performance metrics, each year the Board includes an "Initiatives" metric designed to assess achievement by the Company of various strategic and operational goals, which we have identified as key drivers of financial and operational business success in a given year. Initiatives often include information which is proprietary to the Company and do not have numerical targets, but rather performance is measured by accomplishment of stated objectives, the quality of that accomplishment, and associated timing.
Each year, after the Initiatives are selected, management assigns teams of employees to define measurable goals for each Initiative and to develop strategies for meeting them. Management evaluates and approves the goals and strategies, and the Initiative teams meet throughout the year to assess performance and provide progress updates to management. Ultimately Initiative performance is evaluated at the end of the year in connection with the determination of annual performance-based cash incentive awards, with each Initiative given equal weight and together weighted 20%. Set forth below are the 2017 Initiatives, which were approved by the Board, and a description of the objectives of each Initiative:

Compensation Discussion and Analysis

Initiative	Objectives

Environmental, Health and Safety	• Develop communication plans, both internal and external; • Enhance data capture, tracking, and reporting.
Gas Capture and Infrastructure
• Develop short and long term plans for gas capture, movement, and processing in the Williston Basin, as well as regulatory compliance;
• Focus on reducing any potential environmental impact from operations.

Operations Excellence	• Improve operating efficiencies through planning, communication, automation, and change management.
Cost Efficient Growth
• Enhance growth within cash flow in an improving commodity price environment through cost management, efficiencies, and service partner relationships and synergies;
• Develop specific strategies for critical goods and services.

Strategic Staffing and Employee Development
• Develop and implement a Company specific strategy for hiring, retaining, and developing employees in a growth within cash flow internal environment and competitive external environment;
• Develop a curriculum for core, essential, and optional training in technical, leadership, and human development.

Enterprise Resource Optimization
• Conduct Company wide investigation and gap analysis on single source quality data access and utilization;
• Improve efficiency and scalability of the Oasis people, processes, and systems used to optimize data quality and make business decisions.

Post-acquisition Integration	• Develop and document a complete, consistent template for acquisition due diligence through post-acquisition integration, performance monitoring, and look-backs.
In early 2017, the Board established performance targets for the annual cash incentive award amounts that our Named Executive Officers would have the opportunity to earn in 2017; and as shown above under "—Executive Summary—2017 Performance Goals for Annual Cash Incentive Awards," the performance targets set for our 2017 metrics were generally significantly more rigorous than those set in 2015 and 2016. When compared to 2016 results, as in the following table, the performance goals for our Capital Efficiency, and Cost Structure-G&A metrics may appear slightly less rigorous for 2017; however, the Board took care to set the "target" performance at a level at which the Board believed the Company had approximately a 50% chance of achieving in 2017. With respect to our Capital Efficiency metric, the Board did not foresee the team's ability to further reduce costs in an environment of improving oil price and potential escalation in service costs; and early time data on enhanced completion techniques were not yet conclusive on how wells would perform at the time this metric was set. With respect to G&A, the higher target in 2017 was due to an expected increase in headcount during 2017 primarily related to higher levels of both capital and operating activity, the launch of Oasis Well Services LLC's second frac crew, a full year of operations at our natural gas processing plant in Wild Basin, and potential costs for the initial public offering of Oasis Midstream Partners LP.

Compensation Discussion and Analysis

Set forth below are our 2017 established performance goals and weightings used as a guideline to evaluate our 2017 performance for purposes of the 2017 annual performance-based cash incentive awards. The resulting assessment of performance against each goal is also provided below.

Metric	2016 Actual Performance	2017 Performance Goal	Weight	2017 Result
				Actual Performance	Assessment

Production
Volume (Boe/d)	49,757	70,901	20%	66,144	Below Target
Capital Efficiency
Proved Developed finding and development cost ($/Boe)	$6.80	$8.58	20%	10.26	Below Target
Cost Structure
LOE ($/Boe)	$7.29	$7.00	10%	7.34	Below Target
G&A ($MM)	$93.0	$97.9	10%	91.8	Above Target
EBITDAX ($MM)	$496	$795	20%	683	Above Target
Initiatives(1)			20%		Above Target

(1) Upon evaluation at the end of the year, four Initiatives were rated "Above Target" and three were rated "At Target." The Board rated the Company's performance with respect to the Initiative metric as a whole as "Above Target."
At the end of 2017, our Compensation Committee reviewed our overall performance for 2017, including our performance with respect to the established performance goals and the other factors discussed above, with members of management and our full Board of Directors to determine the annual performance-based cash incentive award amounts to be paid to our Named Executive Officers with respect to 2017. The Committee approved awards at 80% of each Named Executive Officer's respective target award opportunity identified above under "—2017 Performance Goals and Annual Cash Incentive Award Opportunity" based on performance relative to the targeted metrics. Specifically, the Named Executive Officers received the following annual performance-based cash incentive award amounts, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for 2017:

Named Executive Officer	2017 Cash Incentive Award
Thomas B. Nusz	$787,200
Taylor L. Reid	$480,000
Michael H. Lou	$384,000
Nickolas J. Lorentzatos	$243,200
Long-Term Equity-Based Incentives
We believe a formal long-term equity incentive program is essential in creating direct stockholder alignment and consistent with the compensation programs of the companies in our peer group. We maintain our Amended and Restated 2010 Long-Term Incentive Plan (the "LTIP"), which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions, to our Named Executive Officers and other eligible

Compensation Discussion and Analysis

employees. We believe that long-term equity-based incentive compensation is an important component of our executive compensation program because it:

•	balances short and long-term objectives;

•	aligns our executives' interests with the long-term interests of our stockholders;

•	rewards long-term performance relative to industry peers;

•	makes our compensation program competitive and helps us attract and retain the most qualified employees, directors and consultants in the oil and gas industry; and

•	gives executives the opportunity to share in our long-term value creation.
Prior to 2012, our long-term equity-based incentive compensation program consisted solely of restricted stock awards; however, in 2012, the Company began granting PSU awards to increase the amount of compensation directly tied to performance. Since 2012, our Compensation Committee has granted annual awards of both restricted stock awards and PSUs to our Named Executive Officers and key employees. We believe restricted stock awards and PSUs effectively align the interests of our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. PSUs also have an additional performance-based component that captures variable performance relative to the performance of other oil and gas companies.
For 2017, our Named Executive Officers received 50% of their total annual equity-based incentive compensation in the form of restricted stock awards and 50% of their total annual equity-based incentive compensation in the form of PSUs, except for Mr. Nusz who receives 45% of his total annual equity-based incentive compensation in the form of restricted stock awards and 55% of his total annual equity-based incentive compensation in the form of PSUs. For additional information regarding the LTIP, please see "Item 4—Approval of the Amended and Restated 2010 Long Term Incentive Plan (effective May 3, 2018), including to Increase the Maximum Number of Shares by 11,250,000."
In December of each year, the Compensation Committee, in consultation with Longnecker, its compensation consultant, establishes long-term incentive award opportunities for each Named Executive Officer with an aggregate value at the time of grant equal to a percentage of the officer’s base salary for the upcoming year. For 2017, the target long-term incentive award opportunities for the Named Executive Officers were not changed from the levels in place for 2016 and were set as follows:

	PSU (multiple of base salary)	Value of Target Grant	Percent of Executive LTI Award	Restricted Stock (multiple of base salary)	Value of Target Grant	Percent of Executive LTI Award
Thomas B. Nusz	3.00	$2,460,000	55%	2.50	$2,050,000	45%
Taylor L. Reid	2.00	$1,200,000	50%	2.00	$1,200,000	50%
Michael H. Lou	2.00	$960,000	50%	2.00	$960,000	50%
Nickolas J. Lorentzatos	1.50	$570,000	50%	1.50	$570,000	50%
The Compensation Committee may determine to grant awards above or below the targeted opportunity level taking into account Company performance, current market conditions and any other factors it deems appropriate. For example, in December 2017, the Compensation Committee approved 2018 long-term incentive awards at each executive officer's target award opportunity, but set a floor share price of $9.00 for grants to our Named Executive Officers, thereby reducing the number of shares each such officer would receive if the Company's stock price did not increase above the $9.00 threshold. The floor price applied to grants to be made in January 2018 and was nearly $0.70 higher than the stock price at the time of the Committee's action (for information about target long-term incentive award opportunities, see "Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives").
2017 Restricted Stock Awards. At its December 2016 meeting, the Compensation Committee again approved annual restricted stock awards which were granted to our Named Executive Officers on January 12, 2017. In 2016, taking into account the uncertain commodity price environment and desiring to minimize dilution of the Company's stockholders, the Compensation Committee approved awards to our Named Executive Officers at approximately

Compensation Discussion and Analysis

60% to 65% of target percentage of base salary. However, in 2017, in recognition of two years in which results attained were significantly above our targeted performance goals, the Committee approved awards at target level. The initial number of shares of restricted stock granted to each Named Executive Officer in 2017 is set forth below:

Named Executive Officer	2017 Annual Restricted Stock Grant Received
Thomas B. Nusz	134,800
Taylor L. Reid	78,900
Michael H. Lou	63,100
Nickolas J. Lorentzatos	37,500
These awards will vest over a three-year period, provided the award recipient remains continuously employed through the applicable vesting dates. The first 1/3 tranche vested on January 12, 2018, the second 1/3 tranche will vest on January 12, 2019, and the final 1/3 tranche will vest on January 12, 2020 in each case, subject to the award recipient’s continued employment. The vesting of these awards will accelerate in full if the award recipient’s employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in any existing employment agreement. The accelerated vesting provisions applicable to our Named Executive Officers are described in greater detail below in the section entitled “—Potential Payments upon Termination and Change in Control.” While a Named Executive Officer holds unvested shares of restricted stock, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our stockholders generally.
2017 Performance Share Units. In December 2016, the Compensation Committee also approved annual grants of PSUs to the Named Executive Officers which were granted to our Named Executive Officers on January 12, 2017. The PSUs are awards of restricted stock units subject to certain service and performance conditions, with each PSU that becomes earned representing the right to receive one share of our common stock. As noted above, our Compensation Committee typically makes annual awards of PSUs to our Named Executive Officers with an aggregate value at the time of grant equal to a target percentage of the individual’s base salary for the year.
In 2016, taking into account the uncertain commodity price environment and desiring to minimize dilution of the Company's stockholders, the Compensation Committee approved awards to our Named Executive Officers at approximately 60% to 65% of target percentage of base salary. However, in 2017, in recognition of two years in which results attained were significantly above our targeted performance goals, the Committee approved awards at target level. The initial number of PSUs granted to each Named Executive Officer in 2017 is set forth below:

Named Executive Officer	2017 Annual PSU Grant Received
Thomas B. Nusz	161,700
Taylor L. Reid	78,900
Michael H. Lou	63,100
Nickolas J. Lorentzatos	37,500
2017 Performance Share Units; Elimination of "Re-Testing" Feature. In connection with the January 2016 PSU awards, the Compensation Committee decided to make certain adjustments to the structure of the performance period applicable to the PSU awards in order to (i) beginning with PSUs granted in February 2016, eliminate the re-testing feature of the extended performance period, which is a feature of the PSUs granted in 2015 and prior years, and (ii) extend the performance period to four years to further align our executives' interest with our stockholders' interest in our long-term price performance. Specifically, the PSU awards for 2017 are subject to three distinct performance periods: (a) a two-year performance period beginning on January 12, 2017 and ending on January 11, 2019 for the first 1/3 tranche of the PSUs; (b) a three-year performance period beginning on January 12, 2017 and ending on January 11, 2020 for the second 1/3 tranche of PSUs; and (c) a four-year performance period beginning on January 12, 2017 and ending on January 11, 2021 for the third 1/3 tranche of PSUs. Depending on the relative

Compensation Discussion and Analysis

TSR achieved by us, a Named Executive Officer may earn between 0% and 200% of the PSUs eligible to vest at the end of each applicable performance period. If less than 200% of the PSUs that are eligible to vest are earned at the end of the applicable performance period, then the unearned PSUs subject to that tranche will be forfeited and the award recipient will not have another opportunity to earn up to an aggregate of 200% of the initial PSUs granted.
Total Shareholder Return Comparator Group. The PSUs are subject to designated two-year, three-year, and four-year performance periods, each of which began on January 12, 2017. The number of PSUs eligible to be earned for each period is subject to a market performance condition, which is based on a comparison of the TSR achieved with respect to shares of our common stock against the TSR achieved by each company in the PSU comparator group, which consists of the following companies:

• Carrizo Oil & Gas Inc.	• Range Resources Corporation
• Denbury Resources Inc.	• RSP Permian, Inc.
• Energen Corp.	• SM Energy Co.
• EP Energy Corporation	• Whiting Petroleum Corporation
• Gulfport Energy Corp.	• WPX Energy, Inc.
• Laredo Petroleum Inc.	• The Standard & Poor’s Oil & Gas Exploration & Production Select Industry Index, weighted as a single company
• Newfield Exploration Company
• PDC Energy, Inc.
• QEP Resources Inc.
Please see "—Benchmarking and Peer Group" for additional information about the Company's 2017 Peer Group.
2017 Performance Share Unit Targets. Depending on the relative TSR achieved by us for each designated performance period, a Named Executive Officer may earn between 0% and 200% of the initial PSUs granted and allocated to that period. The number of earned PSUs for each performance period will be calculated based on a scale similar to the following, which may change depending on the number of peer companies remaining at the end of the applicable performance period:

Total Shareholder Return Rank	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units	% Initial PSUs Eligible to Vest for Performance Period that will become Earned Performance Units
1	200%	200%	200%
2	183%	182%	180%
3	167%	164%	160%
4	150%	145%	140%
5	133%	127%	120%
6	117%	109%	100%
7	100%	91%	80%
8	83%	73%	60%
9	67%	55%	40%
10	50%	36%	20%
11	33%	18%	—%
12	17%	—%
13	—%
A Named Executive Officer generally must remain employed during the entirety of the performance period to earn the PSUs, although certain accelerated vesting provisions apply in the case of certain events, such as a change in control and certain specified terminations of employment. See “—Potential Payments upon Termination and Change in Control” for additional information regarding these provisions. With respect to each PSU held by a Named Executive Officer (up to the maximum number of PSUs), we will credit an account with an amount equal to

Compensation Discussion and Analysis

any cash dividends paid on one share of stock. Amounts credited to the account will be paid at the same time and on the same terms and conditions applicable to the PSUs, but only with respect to PSUs that become earned.
Total Shareholder Return as a Performance Metric for Performance-Based Pay. Our PSU awards serve to align the interests of our Named Executive Officers and stockholders by (i) making a portion of the executive's compensation dependent upon the Company's total shareholder return ("TSR") as compared to its peers and (ii) increasing the percentage of the executive's compensation which is directly tied to the Company's performance.
For 2017, our compensation program was structured to have at least 30% of the targeted total compensation granted to our Named Executive Officers each year, and nearly 40% for our Chief Executive Officer, in PSU awards, which means that 30% to 40% of such officers' pay depends on the Company's relative TSR as compared to its peers over a specified performance period; see "—Elements of Our Compensation and Why We Pay Each Element" and "—Total Compensation Opportunities—How Elements of Our Compensation Program are Related to Each Other" above.
The TSR metric does not always reflect operating performance or the quality of our strategic execution since it can be influenced by economic factors outside of the control of the Company, management and the Board, such as, most significantly for our industry, the worldwide collapse of crude oil prices. Nevertheless, TSR is a metric that some stockholders value, and so we continue to base a significant portion of our Named Executive Officers' compensation on TSR through the issuance of PSU awards. Our stockholders have voted to approve each of our four say-on-pay proposals, and we believe our investors continue to support our current philosophy and view our program as well-structured and aligned with performance.
The Committee has considered placing a cap on earned awards at target if absolute TSR is negative for the performance period, regardless of relative TSR. However the Committee determined that placing such a cap on earned awards is not appropriate in our business which is highly dependent on the market-driven prices we receive for our oil and natural gas. The Committee strongly believes that stockholders are best served by a management team that is highly incentivized to deliver differentiating performance in a challenging industry-wide environment, including focusing on items that are within management’s direct control, and that the current design of the long-term incentive awards is achieving the desired results. In addition, the Committee maintains the ability to apply negative discretion to these awards should the Committee deem such discretionary adjustment is necessary. The Board will continue to monitor industry trends, consider investor feedback, and evaluate alternatives with respect to relative TSR as a metric for performance-based pay.
OMP GP LLC Class B Unit Awards
OMP GP, the general partner of OMP, our midstream MLP, holds 100% of the incentive distribution rights of OMP. These incentive distribution rights entitle OMP GP to an increasing share of distributions made by OMP once certain return thresholds have been achieved by OMP. On May 22, 2017, OMP GP issued Class B Units to certain of our employees, including our Named Executive Officers, as consideration for their services to the Company and to facilitate the long-term retention of key management personnel. Consequently, the Class B Units will not become fully vested until the tenth anniversary of the date of grant. Contingent upon continuous service through the second anniversary of the date of grant, holders of Class B Units will be eligible to receive distributions from OMP GP, including distributions paid for periods prior to such anniversary, that result from distributions by OMP on the OMP incentive distribution rights held by OMP GP. As of December 31, 2017, the Class B Units were unvested, and Messrs. Nusz, Reid, Lou, and Lorentzatos were not eligible to receive distributions from OMP GP. The Class B Units are intended to constitute "profits interests" for federal tax purposes and are not traditional options.
The Class B Units represent 10% of the outstanding units of OMP GP, and our Named Executive Officers own, collectively, 45% of the Class B Units as shown in the table below:

Compensation Discussion and Analysis

Named Executive Officer	Class B Units Granted May 22, 2017
Thomas B. Nusz	12,000
Taylor L. Reid	11,000
Michael H. Lou	11,000
Nickolas J. Lorentzatos	11,000
The potential forfeiture and acceleration events relating to these units are described in greater detail under the heading "Potential Payments Upon Termination or Change of Control—OMP GP LLC Class B Units" below. A description of OMP and its relationship to the Company can be found under "—Performance Highlights and Impact on Compensation Decisions—2017 Company Performance Highlights" and in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018.
Employee Benefits
In addition to the elements of compensation previously discussed in this section, our Named Executive Officers are eligible for the same health, welfare and other employee benefits as are available to all our employees generally, which include medical and dental insurance, short and long-term disability insurance, a health and/or professional club subsidy and a 401(k) plan with a dollar-for-dollar match on the first 6% of eligible employee compensation contributed to the plan. In addition, the 401(k) plan permits the Board of Directors, in its discretion, to make an employer contribution for a plan year equal to a uniform percentage of eligible compensation for each active participant in the plan, including our Named Executive Officers, subject to applicable IRS limitations. While the Board of Directors has made such contributions in prior years, the Board determined not to make such a contribution in 2017. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.
The general benefits offered to all employees (and thus to our Named Executive Officers) are reviewed by our Compensation Committee each year. Currently, we provide our Named Executive Officers with limited perquisites, including certain parking and transportation benefits and payment of health club dues. Benefits offered only to Named Executive Officers are reviewed by our Compensation Committee in conjunction with its annual review of executive officer compensation.
Setting Executive Officer Compensation
Role of the Compensation Committee. Our Compensation Committee makes all compensation decisions related to our Named Executive Officers and oversees a rigorous process to evaluate progress toward performance goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.
As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2017 to review and discuss executive compensation matters with respect to 2017. Each year, at its December meeting, the Committee considers a range of information to determine the appropriate performance-based annual cash incentive awards for our Named Executive Officers for the current year, including:

•	Company performance relative to the Company's performance goal guidelines established by the Board at the beginning of the year;

•	Company performance relative to the Company's operational, financial and strategic initiatives established at the beginning of the year; and

•
The current year’s economic environment, commodity price fluctuations and other unforeseen influences (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

Compensation Discussion and Analysis

In addition, at its December meeting, the Committee also evaluates and approves the structure of our compensation program for the following year. For 2017, our compensation structure, including salaries and related annual performance-based cash incentive award and long-term equity-based incentive compensation opportunity targets, remained unchanged from 2016.
Our Compensation Committee generally intends to target approximately the market 50th percentile for base salary and total direct compensation within our peer group and to structure our annual cash and long-term incentives to provide our executive officers with an opportunity to earn up to a maximum of approximately the market 75th percentile for total direct compensation, in recognition of exceptional Company and individual performance. To date, we have not paid the maximum possible cash incentive award which would be necessary to achieve total direct compensation near the 75th percentile, to any executive officer in any year since our initial public offering. See "—Benchmarking and Peer Group" below.
Our Compensation Committee does review survey information as a frame of reference, taking into consideration factors such as the age of the data in the survey, the particular officer’s contribution to our financial performance and condition, as well as such officer’s qualifications, skills, experience and responsibilities. Our Compensation Committee also considers such factors as industry shortages of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary and total direct compensation of a particular officer may be greater or less than the market 50th percentile and total potential direct compensation may be greater or less than the market 75th percentile and, in any event, our Compensation Committee recognizes that the compensation of certain of our executive officers whose base salary and total direct compensation are currently less than the market 50th percentile may continue to build to these targeted levels.
Role of the Chief Executive Officer and Other Officers. The Compensation Committee considers input from Mr. Nusz, our Chief Executive Officer, Mr. Reid, our President and Chief Operating Officer, and Mr. Lou, our Chief Financial Officer, regarding our executive compensation structure and the individual compensation levels for each executive officer, including themselves. Our CEO and his officer team also provide information to the Committee regarding the performance of the Company and the attainment of the Company's performance goals for the Committee’s determination of annual performance-based cash incentive awards. The Committee makes the final determination of Named Executive Officer compensation.
Role of the Compensation Consultant. Our Compensation Committee’s charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist in its duties. For 2017, our Compensation Committee engaged Longnecker & Associates to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including:

•	competitive benchmarking;

•	incentive plan design;

•	peer group selection; and

•	other trends and developments affecting executive compensation.
In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year.
Independence of Compensation Consultant. In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to SEC rules and considered, among other things:

•	whether Longnecker provides any other services to us;

Compensation Discussion and Analysis

•	the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us

•	any personal or business relationship between Longnecker and a member of the Compensation Committee or one of our executive officers; and

•	whether Longnecker owns any shares of our common stock.
The terms of Longnecker’s engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.
Among the services Longnecker was asked to perform were:

•	assessing the relationship between executive pay and performance;

•	apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices;

•	informing the Compensation Committee of compensation-related regulatory developments;

•	providing peer group survey data to establish compensation ranges for the various elements of compensation;

•	providing an evaluation of the competitiveness of the Company’s executive and director compensation and benefits programs; and

•	advising on the design of the Company’s incentive compensation programs.
Employment Agreements and Severance and Change in Control Arrangements
General Philosophy. During 2017, we had employment agreements in effect with Messrs. Nusz, Reid, Lou and Lorentzatos. These employment agreements are designed to ensure an individual understanding of how the employment relationship may be extended or terminated, the compensation and benefits that we provide during the term of employment and the obligations each party has in the event of termination of the officer’s employment. In consultation with our compensation consultant, Longnecker, we determined that, due to the historical roles they have played in our success and growth, Messrs. Nusz and Reid are critical to the ongoing stability and development of the business and, therefore, entering into employment agreements with these individuals was advisable. In addition, in light of Mr. Lou’s promotion to Executive Vice President and Chief Financial Officer in 2011 and Mr. Lorentzatos’s promotion to Executive Vice President, General Counsel and Corporate Secretary in 2014, we determined that it was in our best interest to enter into an employment agreement with each of these officers in recognition of their level of responsibility within our organization; however, we have not entered into employment agreements with any of our other employees, and we expect the remainder of our employees to remain "at will."
Current Employment Agreements. The term of each of the Named Executive Officers' employment agreements in effect in 2017 were scheduled by their terms to end on March 20, 2018, and in March 2018, the employment agreements were amended and restated, effective March 20, 2018, to provide a term of three years that ends on March 20, 2021 and may be renewed upon agreement between us and the executive prior to the end of the term. None of the amended employment agreements, nor the agreements in effect in 2017, contains an automatic extension provision.
What the employment agreements do. The employment agreements provide for specified minimum annual base salary rates, which may be increased (but not decreased) by our Board of Directors in its discretion. The employment agreements also provide that the executives are eligible to receive annual performance-based bonuses each year during the employment term. Further, the employment agreements provide the executives with the opportunity to participate in the employee benefit arrangements offered to similarly situated executives and provide that they may periodically receive stock grants pursuant to our long-term incentive compensation plan.

Compensation Discussion and Analysis

The employment agreements also provide for severance and change in control benefits to be paid to Messrs. Nusz, Reid, Lou and Lorentzatos under certain circumstances and certain post-termination non-compete, non-disclosure and similar obligations. We believe that the interests of our stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers and other key employees to pursue potential corporate transactions that may be in the best interests of our stockholders, but that may have resulting adverse consequences to the employment situations of our executive officers and other key employees. Further, these arrangements ensure an understanding of what benefits are to be paid in the event of termination of employment in certain specified circumstances and/or upon the occurrence of a change in control. Severance benefits are provided to reflect the fact that it may be difficult for executive officers to find comparable employment within a short period of time if they are involuntarily terminated. Change in control benefits are provided in order that the executives may objectively assess and pursue aggressively our interests and the interests of our stockholders with respect to a contemplated change in control, free from personal, financial and employment considerations.
The employment agreements also contain “clawback” provisions that enable us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.
What the employment agreements do not do. As was the case with the previous employment agreements, the current employment agreements with our Named Executive Officers do not provide for (i) an automatic extension of the term of the agreement or (ii) potential tax gross up payments if a covered executive receives golden parachute payments in connection with a change in control. Instead, the employment agreements include provisions providing that the executive will be required to pay in full any excise taxes associated with any golden parachute payments received, unless reducing the payments to the executive within the Section 280G safe harbor amount would put the executive in a better net after-tax position. In addition, in connection with the 2015 amendments, we removed the provision in the employment agreements providing for the automatic single trigger vesting of unvested equity awards upon the occurrence of a "change in control" (as defined in the LTIP). This provision has been replaced with a double trigger vesting provision, in the event that certain terminations of employment occur within a two-year period following a "change in control," consistent with best market practices.
Severance and Change in Control Arrangements. As described above, the Employment Agreements provide certain benefits and compensation to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of certain terminations from employment, including in connection with a change in control. In addition, for executive officers and other key employees who do not have employment agreements with us, we maintain the Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Amended CIC Plan”) to provide severance and change in control benefits to participants.
Clawback Policy
Currently, our equity-based incentive compensation awards and the employment agreements with our Named Executive Officers contain the following provisions for the recoupment of incentive compensation:

•
Restricted stock and PSU agreements covering grants made to our Named Executive Officers and other service providers in 2011 and later years include language providing that the award may be cancelled and the award recipient may be required to reimburse us for any realized gains to the extent required by applicable law or any clawback policy that we adopt.

•	The LTIP and the Incentive Plan include provisions specifying that awards under those arrangements are subject to any clawback policy we adopt.

•
The employment agreements described in more detail under "—Employment Agreements" above contain a clawback provision that enables us to recoup any compensation that is deemed incentive compensation if required by any law, government regulation, stock exchange listing requirement, or Company policy adopted as required by such law, government regulation, or stock exchange listing requirement.

•
Our Compensation Committee is currently evaluating the practical, administrative and other implications of implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once final rules are promulgated by the SEC.

Compensation Discussion and Analysis

Tax and Accounting Considerations
Section 162(m) of the Code, generally imposes a $1 million limit on the amount of compensation paid to certain executive officers that a public corporation may deduct for federal income tax purposes in any year. During 2017, the Code provided an exception to the Section 162(m) deduction limitation for compensation qualifying as “performance-based compensation” within the meaning of the Code and the applicable Treasury Regulations. During 2017, the Compensation Committee designed and administered our executive compensation program with the intent that certain portions of the compensation paid to our Named Executive Officers would qualify as performance-based compensation under Section 162(m).
The “Tax Cuts and Jobs Act,” enacted in 2017, repealed the performance-based compensation exception to the Section 162(m) deduction limitation for tax years beginning after December 31, 2017. While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m) of the Code, our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in our best long-term interests and the long-term interests of our shareholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are subject to limits under Section 162(m) of the Code is nevertheless in the best interests of the Company and our stockholders. Given changes made to Section 162(m) by the “Tax Cuts and Jobs Act,” which took effect in 2018, we may not be able to deduct for federal income tax purposes a portion of the compensation paid to our Named Executive Officers in 2018.
If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such compensation does not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture and are subject to certain additional adverse tax consequences. We intend to design any such arrangements with our Named Executive Officers and other service providers to be exempt from, or to comply with, Section 409A.
All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718, “Compensation-Stock Compensation.”
Compensation Practices as They Relate to Risk Management
We believe our compensation programs do not encourage excessive and unnecessary risk taking by our executive officers (or other employees) and are not reasonably likely to have a material adverse effect on us. Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding cash incentive amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests and objectives of our executives with those of our stockholders, thereby reducing the incentives to unnecessary risk taking.

Executive Compensation

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our Named Executive Officers during the fiscal years ended December 31, 2015, 2016, and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Thomas B. Nusz	2017	$820,000	$—	$4,781,421	$350,400	$787,200	$30,267	$6,769,288
Chairman and Chief Executive Officer	2016	$820,000	$—	$2,220,528	$—	$1,574,400	$21,189	$4,636,117
	2015	$820,000	$—	$2,916,376	$—	$984,000	$24,594	$4,744,970

Taylor L. Reid	2017	$591,667	$—	$2,532,690	$321,200	$480,000	$24,564	$3,950,121
President and Chief Operating Officer	2016	$500,000	$—	$1,048,956	$—	$800,000	$19,908	$2,368,864
	2015	$500,000	$—	$1,302,067	$—	$500,000	$19,908	$2,321,975

Michael H. Lou	2017	$475,000	$—	$2,025,510	$321,200	$384,000	$22,967	$3,228,677
Executive Vice President and Chief Financial Officer	2016	$420,000	$—	$881,328	$—	$672,000	$20,208	$1,993,536
	2015	$420,000	$—	$1,093,775	$—	$420,000	$19,908	$1,953,683

Nickolas J. Lorentzatos	2017	$378,333	$—	$1,203,750	$321,200	$243,200	$24,564	$2,171,047
Executive Vice President, General Counsel and Corporate Secretary	2016	$360,000	$—	$579,744	$—	$460,800	$19,908	$1,420,452
	2015	$360,000	$—	$703,107	$—	$288,000	$19,908	$1,371,015
  __________________

(1)	Reflects the base salary earned by each Named Executive Officer during the fiscal year indicated.

(2)
Reflects the aggregate grant date fair value of restricted stock awards and PSUs under our LTIP granted in the fiscal year indicated, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. See Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2017, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 12, 2017, the grant date for those awards, which was $15.21 per share. The grant date fair value for the PSUs granted on January 12, 2017 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $16.89, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. Assuming that the highest level of the performance condition is achieved, the grant date fair value for these awards would have been: for Mr. Nusz – $5,462,226, Mr. Reid – $2,665,242, Mr. Lou – $2,131,518, and Mr. Lorentzatos – $1,266,750.

(3)
In May 2017, Messrs. Nusz, Reid, Lou, and Lorentzatos, along with other officers and management employees, were each issued Class B Units in OMP GP LLC, all of which were unvested as of December 31, 2017. We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)(96)(i) of Regulation S-K as an instrument with an "option-like feature." As discussed under "—OMP GP LLC Class B Unit Awards" and "Executive Compensation-Potential Payments Upon Termination and Change in Control—OMP GP LLC Class B Units" in this proxy statement, the Class B Units in OMP GP LLC are intended to constitute "profits interests" for federal tax purposes and are not traditional options. Amounts included in this column reflect the grant date fair value of the Class B Units, calculated in accordance with FASB ASC Topic 718.

(4)
For fiscal year 2017, reflects amounts earned for services performed in 2017 pursuant to the annual performance-based cash incentive awards granted to the Named Executive Officers under the Incentive Plan. The amounts reported in the table were paid to the Named Executive Officers in February 2018. The

Executive Compensation

awards are described in more detail above under "—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals and Annual Cash Incentive Award Opportunity."

(5)	The following items are reported in the “All Other Compensation” column for fiscal year 2017:

Name	Health Club Dues	Parking	401(k) Plan Match	Tax Reimbursement(a)	Total
Thomas B. Nusz	$—	$4,008	$16,200	$10,059	$30,267
Taylor L. Reid	$—	$4,008	$16,200	$4,356	$24,564
Michael H. Lou	$600	$4,008	$16,200	$2,159	$22,967
Nickolas J. Lorentzatos	$—	$4,008	$16,200	$4,356	$24,564
 __________________
(a) Represents tax payments made in respect of imputed income for executives and persons accompanying executives on a Company-contracted aircraft for business entertainment purposes. No incremental cost was incurred by the Company for travel by accompanying persons. The Company does not allow Company-contracted aircraft to be used for personal travel; however, in limited circumstances, we have permitted an executive’s family member to accompany the executive on a flight when the executive is traveling for business.
Grants of Plan-Based Awards
The following table sets forth information concerning grants of plan-based awards to each of our Named Executive Officers under the LTIP during fiscal year 2017.

Name	Grant Date	Date of Compen-sation Committee Action (if different from Grant Date)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (In Shares)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Thomas B. Nusz	1/12/2017	12/15/2016							134,800		$2,050,308
	1/12/2017	12/15/2016				21,021	171,402	323,400			$2,731,113
	5/22/2017	5/12/2017								12,000	$350,400
			$492,000	$984,000	$1,968,000
Taylor L. Reid	1/12/2017	12/15/2016							78,900		$1,200,069
	1/12/2017	12/15/2016				10,257	84,423	157,800			$1,332,621
	5/22/2017	5/12/2017								11,000	$321,200
			$300,000	$600,000	$1,200,000
Michael H. Lou	1/12/2017	12/15/2016							63,100		$959,751
	1/12/2017	12/15/2016				8,203	67,517	126,200			$1,065,759
	5/22/2017	5/12/2017								11,000	$321,200
			$240,000	$480,000	$960,000
Nickolas J. Lorentzatos	1/12/2017	12/15/2016							37,500		$570,375
	1/12/2017	12/15/2016				4,875	40,125	75,000			$633,375
	5/22/2017	5/12/2017								11,000	$321,200
			$152,000	$304,000	$608,000
   __________________

Executive Compensation

(1)
Represents annual performance-based cash incentive awards granted under the Incentive Plan during fiscal year 2017 for services performed in 2017. The awards were paid below the "target" level for each Named Executive Officer, based on performance achievement for 2017, as reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2017. The awards (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—Annual Performance-Based Cash Incentive Awards—2017 Performance Goals and Annual Cash Incentive Award Opportunity.”

(2)
Reflects PSUs granted under our LTIP in 2017. Amounts reported (a) in the “Threshold” column reflect 13% of the initial number of PSUs granted in 2017, which is the minimum amount payable under the PSU awards (assuming a TSR rank of 15th of 16 peers), (b) in the “Target” column reflect 107% of the initial number of PSUs granted in 2017, which is the target amount payable under the PSU awards (assuming a TSR rank of 8th of 16 peers), and (c) in the “Maximum” column reflect 200% of the initial number of PSUs granted in 2017, which is the maximum amount that may be earned pursuant to the awards (assuming a TSR rank of 1st of 16 peers). If relative TSR is below the 13th percentile, then 0% of the initial number of PSUs granted in 2017 will be earned. The number of our common shares actually received by the Named Executive Officer at the end of each designated performance period may vary from the initial number allocated to that period, based on our relative TSR as compared to the TSR of the other peer group companies. The PSUs are subject to a designated two-year, three-year, and four-year performance periods, each of which began on January 12, 2017. The PSUs (including performance goals and targets) are described in more detail above under “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(3)
Reflects restricted stock awards granted under our LTIP in 2017. These awards will vest over a three-year period. The first 1/3 tranche vested on January 12, 2018, the second 1/3 tranche will vest on January 12, 2019, and the final 1/3 tranche will vest on January 12, 2020, in each case, subject to the Named Executive Officer's continued employment. The awards are described in more detail above under “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.”

(4)
In May 2017, Messrs. Nusz, Reid, Lou, and Lorentzatos, along with other officers and management employees, were each issued Class B Units in OMP GP LLC, all of which were unvested as of December 31, 2017. We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)96)(i) of Regulation S-K as an instrument with an "option-like feature." As discussed under "—OMP GP LLC Class B Unit Awards" and "Executive Compensation-Potential Payments Upon Termination and Change in Control—OMP GP LLC Class B Units" in this proxy statement, the Class B Units in OMP GP LLC are intended to constitute "profits interests" for federal tax purposes and are not traditional options.

(5)
Reflects the aggregate grant date fair value of restricted stock awards and PSUs under our LTIP and Class B Units in OMP GP LLC granted in the fiscal year indicated, computed in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be realized by the executive. See Note 13 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017 for additional detail regarding assumptions underlying the value of these equity awards. For fiscal year 2017, the grant date fair value for restricted stock awards is based on the closing price of our common stock on January 12, 2017, the grant date for those awards, which was $15.21 per share. The grant date fair value for the PSUs granted on January 12, 2017 was calculated based on the initial number of PSUs granted at a weighted average grant date fair value price per unit of $16.89, as computed using a Monte Carlo simulation model in accordance with FASB ASC Topic 718. The grant date fair value of the Class B Units has been calculated in accordance with FASB ASC Topic 718.

Executive Compensation

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2017.

	Stock Awards				Option Awards
	Restricted Stock Awards		PSUs		GP Unit Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested(4)	Number of Securities Underlying Unexercised Options Unexercisable(5)	Option Exercise Price(6)	Option Expiration Date(6)
Thomas B. Nusz	422,873	$3,556,362	856,524	$7,203,363	12,000	N/A	N/A
Taylor L. Reid	230,933	$1,942,146	373,197	$3,138,587	11,000	N/A	N/A
Michael H. Lou	192,560	$1,619,429	306,863	$2,580,718	11,000	N/A	N/A
Nickolas J. Lorentzatos	117,797	$990,673	199,503	$1,677,816	11,000	N/A	N/A
__________________
(1)Includes the following outstanding restricted stock awards held by our Named Executive Officers:

Name	One-Time Retention Grant (a)	2015 Annual Award (b)	2016 Annual Award (c)	2017 Annual Award (d)	Total
Thomas B. Nusz	64,400	36,740	186,933	134,800	422,873
Taylor L. Reid	38,580	17,920	95,533	78,900	230,933
Michael H. Lou	34,140	15,053	80,267	63,100	192,560
Nickolas J. Lorentzatos	17,820	9,677	52,800	37,500	117,797

(a)
The shares subject to the One-Time Retention Grant vest in full on the earlier to occur of a change in control or the Named Executive Officer’s termination of employment due to death or disability, by us without cause, by the executive for good reason, or upon retirement (upon attaining age 60 and continuous employment from the date of grant until the three year anniversary of the award).

(b)
The shares subject to the 2015 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 15, 2016. The second tranche vested on January 15, 2017 and the final tranche vested on January 15, 2018. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(c)
The shares subject to the 2016 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 20, 2017. The second tranche vested on January 20, 2018 and the final tranche will vest on January 20, 2019. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(d)
The shares subject to the 2017 Annual Award vest in three substantially equal annual installments. The first 1/3 tranche vested on January 12, 2018. The second tranche will vest on January 12, 2019 and the final tranche will vest on January 12, 2020. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination and Change in Control.”

(2)
This column reflects the closing price of our common stock on December 29, 2017 (the last trading day of fiscal year 2017), which was $8.41, multiplied by the number of outstanding shares of restricted stock.

(3)
For the PSU awards granted in 2014, 2015, 2016, and 2017, reflects the initial number of PSUs granted to each of the Named Executive Officers on the date indicated, multiplied by the performance level percentage indicated, which in accordance with SEC rules is the next higher performance level for each award that exceeds 2017 performance. The number of shares reported in the table above are shown for PSUs granted:

•
On February 14, 2014, at a performance level of 75% applied to the following initial number of PSUs: (a) Mr. Nusz—48,290, (b) Mr. Reid—23,560, (c) Mr. Lou—14,840, and (d) Mr. Lorentzatos—12,720. The initial performance period for these awards commenced on February 14, 2014 and ended on February 13, 2017, and no shares were earned. However, pursuant to the terms of the awards, up to

Executive Compensation

200% of the awards can be earned during an extended performance period that will end on February 18, 2018.

•
On January 15, 2015, at a performance level of 125% applied to the following initial number of PSUs: (a) Mr. Nusz—132,260, (b) Mr. Reid—53,760, (c) Mr. Lou—45,160, and (d) Mr. Lorentzatos—29,030. The initial performance period for these awards commenced on January 15, 2015 and ends on January 14, 2018.

•
On January 20, 2016, at a performance level of 150% applied to the following initial number of PSUs: (a) Mr. Nusz—336,400, (b) Mr. Reid—143,300, (c) Mr. Lou—120,400, and (d) Mr. Lorentzatos—79,200. The designated performance periods for these awards each commenced on January 20, 2016 and end on January 19, 2018, 2019, and 2020.

•
On January 12, 2017, at a performance level of 93% applied to the following initial number of PSUs: (a) Mr. Nusz—161,700, (b) Mr. Reid—78,900, (c) Mr. Lou—63,100, and (d) Mr. Lorentzatos—37,500. The designated performance periods for these awards each commenced on January 12, 2017 and end on January 11, 2019, 2020, and 2021.

Vesting of the PSUs is contingent upon continuous active employment with us at the end of the applicable performance period and the level of achievement of the TSR vesting objective. See “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives” above for more information.

(4)
This column reflects the closing price of our common stock on December 29, 2017 (the last trading day of fiscal year 2017), which was $8.41, multiplied by a number of PSUs based on the performance level percentage indicated in footnote (3) with respect to each PSU award.

(5)
We believe that, despite the fact that the Class B Units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." As of December 31, 2017, these Class B Units were unvested, and Messrs. Nusz, Reid, Lou, and Lorentzatos were not eligible to received distributions from OMP GP. Contingent upon continuous service through each such date, the Class B Units will vest on the tenth anniversary of the date of grant; and such officers will be eligible to receive distributions from OMP GP on the second anniversary of the date of grant, including distributions paid for periods prior to such anniversary (see "—OMP GP LLC Class B Unit Awards").

(6)	The Class B Units are not traditional options and, therefore, there is no exercise price or expiration date associated with them.

Executive Compensation

Options Exercised and Stock Vested
The following table sets forth information on the restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2017. The Company has not granted stock options or stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting (2)
Thomas B. Nusz	156,670	$2,277,529
Taylor L. Reid	83,923	$1,220,954
Michael H. Lou	64,257	$934,035
Nickolas J. Lorentzatos	45,416	$660,705
  __________________

(1)	Reflects the following restricted stock awards and PSUs held by our Named Executive Officers that vested during fiscal year 2017:

Name	2014 Annual Award (a)	2015 Annual Award (b)	2016 Annual Award (c)	Promotion Awards (d)	Total
Thomas B. Nusz	26,463	36,740	93,467	—	156,670
Taylor L. Reid	13,153	17,920	47,767	5,083	83,923
Michael H. Lou	9,070	15,054	40,133	—	64,257
Nickolas J. Lorentzatos	6,597	9,676	26,400	2,743	45,416

(a)	The final 1/3 tranche of shares subject to the 2014 Annual Award vested on February 14, 2017.

(b)	The second 1/3 tranche of shares subject to the 2015 Annual Award vested on January 15, 2017.

(c)	The first 1/3 tranche of shares subject to the 2016 Annual Award vested on January 20, 2017.

(d)
For Messrs. Reid and Lorentzatos, reflects shares that were awarded to them on January 15, 2014 in connection with their promotions to President and Chief Operating Officer and to Executive Vice President, General Counsel and Corporate Secretary, respectively. The final 1/3 tranche vested on January 15, 2017.

(2)	The value realized upon vesting of restricted stock or PSUs, as applicable, is based on the following:
•A closing price per share of our common stock of $14.76 for shares that vested on January 15, 2017;
•A closing price per share of our common stock of $14.46 for shares that vested on January 20, 2017; and
•A closing price per share of our common stock of $14.50 for shares that vested on February 14, 2017.
Pension Benefits
Other than our 401(k) plan, we do not have any plan that provides for payments or other benefits at, following, or in connection with, retirement.
Non-Qualified Deferred Compensation
We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.
Potential Payments Upon Termination and Change in Control
Employment Agreements. During 2015, we entered into amended and restated employment agreements with each of Messrs. Nusz, Reid, Lou and Lorentzatos (the “Employment Agreements”) containing provisions regarding payments to be made to such individuals upon termination of their employment in certain circumstances, including in connection with a change in control. These Employment Agreements had a fixed three-year term which expired on March 20, 2018. In March 2018, we entered into amended and restated Employment Agreements for another three-year term and with the same material terms, except as otherwise noted below.

Executive Compensation

Under the Employment Agreements, upon any termination of employment, the Named Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Nusz, Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Named Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer's base salary, payable in a lump sum within 60 days following termination, and (iv) an amount equal to 18 months’ worth of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, payable in a lump sum within 60 days following termination.
Termination Other Than for Cause or Good Reason. If we terminate the employment of any of Messrs. Nusz, Reid, Lou or Lorentzatos for reasons other than “cause” (including if we do not elect to renew the Employment Agreement with the Named Executive Officer), or if the Named Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within two years following a "change in control," then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination; (iii) an amount equal to the sum of (a) the aggregate amount of base salary payable for the remainder of the employment term (or, if greater, an amount equal to 12 months’ worth of the Named Executive Officer's base salary for Messrs. Lou and Lorentzatos and 24 months’ worth of base salary for Messrs. Nusz and Reid), plus (b) the aggregate of the product of (x) the Named Executive Officer's base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer's Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs) calculated for each full and partial calendar year remaining in the term of the Employment Agreement (or, if greater, an amount equal to one times the product of (x) and (y) for Messrs. Lou and Lorentzatos and two times the product of (x) and (y) for Messrs. Nusz and Reid), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); plus (c) an amount equal to 18 months’ worth of COBRA premiums; and (iv) accelerated vesting of all outstanding equity awards (except as otherwise provided in the applicable award agreements). Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer's delivery to us (and nonrevocation) of a release of claims within 50 days of his termination date.
Change in Control. Under the Employment Agreements, in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” (including if we do not elect to renew the Employment Agreement with the Named Executive Officer) or by the Named Executive Officer for “good reason”, in each case, on or within two years following a “change in control,” then the Named Executive Officer will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) an amount equal to 2.99 times the sum of (a) the Named Executive Officer’s annualized base salary, (b) the Named Executive Officer’s target annual performance bonus as of the date of termination, or, if greater, the average performance bonus paid or payable to the Named Executive Officer for the two calendar years preceding the date of termination (or, under the 2018 amended and restated Employment Agreements, preceding the change in control), (iii) an amount equal to 18 months’ worth of COBRA premiums, (iv) full vesting of all outstanding unvested equity awards (except as otherwise provided in the applicable award agreements), and (v) under the 2018 amended and restated Employment Agreements, a pro-rata portion of the Named Executive Officer’s target annual performance bonus as of the date of termination. Additionally, prior to the 2018 amendment and restatement, the Employment Agreements provided that in the event of such a termination, the Named Executive Officer would be entitled to receive the greater of the payments and benefits described in the preceding sentence and the payments and benefits described in the preceding paragraph.
No Gross Up Payments. In the event any payments made pursuant to the Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, we will not provide any gross-up payment for such excise taxes. Instead, the Employment Agreements provide that any golden parachute payments will be paid to the Named Executive Officer in full (with the Named Executive Officer responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the Named Executive Officer. Generally, the 280G safe harbor amount is equal to three times the Named Executive Officer's average

Executive Compensation

annual compensation from us for the preceding five years, or such lesser period during which the Named Executive Officer was employed by us.
Messrs. Nusz, Reid, Lou and Lorentzatos are subject to certain confidentiality, noncompete and nonsolicitation provisions contained in the Employment Agreements. The confidentiality covenants are perpetual, while the noncompete and nonsolicitation covenants apply during the term of the Employment Agreements and for 12 months following the Named Executive Officer's termination date, except that the latter covenants will cease to apply if the Named Executive Officer is terminated for any reason on or after a change in control.
Amended and Restated Annual Incentive Compensation Plan. Under our Incentive Plan, upon the occurrence of a “change in control,” participants (including our Named Executive Officers) will receive the target annual cash bonus award amount that the participant is eligible to earn for the calendar year in which the “change in control” occurs, payable within 30 days after the date of the “change in control.”
Applicable Definitions. For purposes of the Employment Agreements and the Incentive Plan, as applicable (in each case, as of December 31, 2017), the terms listed below are defined as follows:
(i) “cause” means (a) the Named Executive Officer has been convicted of a misdemeanor involving moral turpitude or a felony, (b) the Named Executive Officer has engaged in grossly negligent or willful misconduct in performing his duties, which has a material detrimental effect on us, (c) the Named Executive Officer has breached a material provision of the Employment Agreement or the Incentive Plan, as applicable, (d) the Named Executive Officer has engaged in conduct that is materially injurious to us or (e) the Named Executive Officer has committed an act of fraud. Under the Employment Agreements, Messrs. Nusz, Reid, Lou and Lorentzatos will have a limited period of 30 days to cure events (except in the case of a cause event described in clause (a) above).
(ii) “change in control” means (a) a person acquires 50% or more of our outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the Employment Agreements or the Incentive Plan, as applicable (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of our Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of our assets, subject to certain limited exceptions, or (d) approval by our stockholders of a complete liquidation or dissolution.
(iii) “disability” means the Named Executive Officer's inability to perform essential functions with or without reasonable accommodation, if required by law, due to physical or mental impairment.
(iv) “good reason” means, without the Named Executive Officer's express written consent, (a) a material breach by us of the Employment Agreement or of our obligations under the Incentive Plan, as applicable, (b) a material reduction in the Named Executive Officer’s base salary or target performance bonus opportunity, (c) the failure by the Company to continue to provide the Named Executive Officer with the opportunity to participate in any material equity incentive compensation plan in which the Named Executive Officer was participating as of the effective date of the Employment Agreement (or any comparable successor plan), (d) a material diminution in the Named Executive Officer’s authority, status, title, position, duties or responsibilities, (e) the assignment to the Named Executive Officer of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities, (f) a change in the geographic location where the Named Executive Officer must normally perform services by more than 50 miles or (e) a requirement that the Named Executive Officer report to an employee instead of to our Board of Directors (for Mr. Nusz), or a material reduction in the authority, status, title, position, duties or responsibilities of the person to whom the Named Executive Officer reports (for all other Named Executive Officers). The Named Executive Officer must notify us within 60 days of the occurrence of any such event and we have 30 days following notice to cure.
Restricted Stock Awards. Our Named Executive Officers each hold outstanding awards of restricted stock under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.” The vesting of the restricted stock awards will accelerate in full if a Named Executive Officer’s employment is terminated due to either death or disability. In addition, the awards are subject to the accelerated vesting provisions contained in the Employment Agreements, which are described above under “—Employment Agreements.”

Executive Compensation

Certain restricted stock awards granted to the Named Executive Officers vest only upon the earliest to occur of a change in control or termination of employment due to death, disability, termination without cause or for good reason or retirement (after attaining age 60 and completing three years of service with us following the grant date of the award). None of our Named Executive Officers is currently eligible to retire for these purposes.
For purposes of all outstanding restricted stock awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning as set forth above with respect to the Employment Agreements.
Performance Share Unit Awards. Our Named Executive Officers each hold outstanding awards of PSUs under our LTIP as previously described in the section above entitled “—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—Long-Term Equity-Based Incentives.” These PSUs contain certain accelerated vesting provisions in the event certain specified events occur prior to the end of the applicable performance period.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, a Named Executive Officer will be deemed to have earned a number of PSUs equal to 200% of the initial number of PSUs awarded.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated by us without cause or by the Named Executive Officer for good reason, a Named Executive Officer will be deemed to have earned, as of the end of the applicable performance period, the number of PSUs that the Named Executive Officer would have earned if he had remained employed through the end of such performance period.
Change in Control. If a “change in control” occurs, a Named Executive Officer will be deemed to have earned the number of PSUs he would have earned at the end of the performance period, assuming that the performance period ended on the date the change in control occurs and the determination of the extent to which the TSR vesting objective has been reached will be based on the value per share received in the “change in control” transaction.
For purposes of the PSUs, “disability,” “cause,” “good reason” and “change in control” generally have the same meaning as set forth above with respect to the Employment Agreements.
OMP GP LLC Class B Units. Our Named Executive Officers each hold Class B Units of OMP GP as previously described in the section above entitled "—Compensation Discussion and Analysis—Annual Executive Compensation Decisions—OMP GP LLC Class B Unit Awards." These awards contain certain forfeiture and accelerated vesting provisions in the event specified events occur prior to the ten year anniversary of the date of grant. As discussed above, the Class B Units in OMP GP LLC issued to our Named Executive Officers on May 22, 2017 are intended to constitute "profits interests" for federal tax purposes and are not traditional options.
Death or Disability. If a Named Executive Officer’s employment is terminated due to death or disability, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.
Without Cause or For Good Reason. If a Named Executive Officer’s employment is terminated without cause or for good reason, all restricted Class B Units will be subject to OMP GP's right to call the restricted Class B Units at their fair market value.
For Cause. Upon a termination for Cause, all Class B Units, whether or not vested, will be forfeited by the grantee.
Without Good Reason. If a Named Executive Officer resigns without good reason, the recipient may forfeit a certain number of the restricted Class B Units granted. Those Class B Units not forfeited will be subject to OMPG GP's right to call such units at fair market value. The number of Class B Units forfeited is determined by reference to the number of anniversaries of the date of grant which have occurred and the level of distributions made by OMP to its limited partners, in each case, as of the date of termination.
Change in Control. If a Named Executive Officer is terminated without cause or resigns for good reason within two years following a “change in control of the Company” or a “change in control of OMP GP,” all restricted Class B Units will become fully vested upon such termination.

Executive Compensation

For purposes of the Class B Units,
(i)    “disability,” “cause,” and “good reason” generally have the same meaning as set forth above with respect to the Employment Agreements;
(ii)    “change in control of the Company” means (a) a person acquires 50% or more of the outstanding stock or outstanding voting securities of the Company, subject to certain limited exceptions, (b) individuals who serve as board members of the Company as of the grant date (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of the board of directors of the Company, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of the assets of the Company, subject to certain limited exceptions or (d) approval by the the Company's stockholders of a complete liquidation or dissolution; and
(iii) “change in control of our general partner” means (a) the Company no longer beneficially owns 50% of the outstanding units or voting securities of OMP GP and (b) within one year following the date on which the event described in clause (a) occurs, more than one-half of the members of the board of directors of OMP GP immediately prior to the event described in clause (a) cease to be employee members of the board of directors of OMP GP.
Quantification of Payments
The table below discloses the amount of compensation and/or benefits due to our Named Executive Officers in the event of their termination of employment and/or in the event we undergo a change in control, in either case, on December 31, 2017, and assuming that the price per share of common stock was $8.41, which was the closing price per share of our common stock on December 29, 2017 (the last trading day of fiscal year 2017). The amounts below constitute estimates of the amounts that would be paid to our Named Executive Officers upon their respective terminations and/or upon a change in control under such arrangements, and do not include any amounts accrued through December 31, 2017 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and benefits generally available to all of our salaried employees. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered “forward-looking statements.”

Executive Compensation

Named Executive Officer	Termination Due to Death or Disability	Termination Without Cause or for Good Reason(1)	Termination Without Cause or for Good Reason Following a Change in Control	Change in Control
Thomas B. Nusz
Salary(2)	$820,000	$1,640,000	$—	$—
Bonus Amounts(2)	$787,200	$2,755,200	$984,000	$984,000
COBRA Premiums(3)	$36,118	$36,118	$36,118	$—
Change in Control Payments(4)	$—	$—	$6,276,608	$—
Accelerated Equity Vesting(5)	$14,971,255	$10,759,725	$10,759,725	$3,556,362
Class B Units(6)	$—	$—	$350,400	$—
Total(7)	$16,614,573	$15,191,043	$18,406,851	$4,540,362
Taylor L. Reid
Salary(2)	$600,000	$1,200,000	$—	$—
Bonus Amounts(2)	$480,000	$1,680,000	$600,000	$600,000
COBRA Premiums(3)	$36,118	$36,118	$36,118	$—
Change in Control Payments(4)	$—	$—	$3,737,500	$—
Accelerated Equity Vesting(5)	$6,980,073	$5,080,733	$5,080,733	$1,942,147
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$8,096,191	$7,996,851	$9,775,551	$2,542,147
Michael H. Lou
Salary(2)	$480,000	$480,000	$—	$—
Bonus Amounts(2)	$384,000	$864,000	$480,000	$480,000
COBRA Premiums(3)	$36,118	$36,118	$36,118	$—
Change in Control Payments(4)	$—	$—	$3,067,740	$—
Accelerated Equity Vesting(5)	$5,715,100	$4,200,147	$4,200,147	$1,619,430
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$6,615,218	$5,580,265	$8,105,205	$2,099,430
Nickolas J. Lorentzatos
Salary(2)	$380,000	$380,000	$—	$—
Bonus Amounts(2)	$243,200	$547,200	$304,000	$304,000
COBRA Premiums(3)	$36,118	$36,118	$36,118	$—
Change in Control Payments(4)	$—	$—	$2,255,656	$—
Accelerated Equity Vesting(5)	$3,655,802	$2,668,489	$2,668,489	$990,673
Class B Units(6)	$—	$—	$321,200	$—
Total(7)	$4,315,120	$3,631,807	$5,585,463	$1,294,673
__________________

(1)	Also reflects amounts for termination due to non-extension of the Employment Agreements.

(2)
Based on annualized base salary and target bonus percentage in effect for each Named Executive Officer as of December 31, 2017. For purposes of calculating any pro-rata bonus, the dollar value of the bonus awards actually awarded to each Named Executive Officer by our Compensation Committee for 2017 service was used, without pro-ration, since December 31, 2017 was the last day of the calendar year to which such bonus related. For purposes of quantifying the amount of the severance payments to Messrs. Nusz, Reid, Lou and Lorentzatos in the event of their termination without “cause” or for “good reason,” (a) the “Salary” amount was calculated as the base salary that the Named Executive Officer would have received for a period of 12 months, for Messrs. Lou and Lorentzatos, and 24 months, for Messrs. Nusz and Reid, and (b) the “Bonus Amount” was calculated, for Messrs. Lou and Lorentzatos, as the target bonus in effect for 2017, plus the pro-rata bonus amount, and for Messrs. Nusz and Reid as 2 times the target bonus in effect for 2017, plus the pro-rata bonus amount.

Executive Compensation

(3)	Reflects 18 months’ worth of COBRA premiums at $2,006.56 per month.

(4)	Based on annualized base salary and the average bonus paid to each Named Executive Officer for 2015 and 2016.

(5)
The value of accelerated equity awards is based upon the closing price per share of our common stock on December 29, 2017 (the last trading day of fiscal year 2017), which was $8.41, multiplied by the number of outstanding shares of restricted stock or PSUs that would vest upon the occurrence of the event indicated. We calculated the number of PSUs that would become earned upon the occurrence of the event indicated according to the provisions of the Notice of Grant of Performance Awards for each PSU award as follows: (i) upon termination due to death or disability, 200% of the initial PSUs; (ii) upon occurrence of a change in control, the percentage of initial PSUs earned depends on which quartile or percentile the Company's TSR percentage falls relative to the other companies in the PSU comparator group, assuming the applicable performance period ended on the date of the change in control; and (iii) upon termination without cause or for good reason, the percentage of initial PSUs earned is determined at the end of the originally stated performance period; however, for purposes of the event indicated in this clause (iii), we have calculated assumed performance at the end of the applicable originally stated performance period using the same formula stated in footnote (3) to the "Outstanding Equity Awards at Fiscal Year End" table above because we believe it represents a reasonable estimate of the Company's TSR performance at the end of each originally stated performance period. The values reported in the table above only take into account awards that were outstanding on December 31, 2017, and do not include the awards granted to our Named Executive Officers in January 2018, which are discussed above in the CD&A.

(6)
The Class B Units are intended to constitute “profits interests" for federal tax purposes and as such, the actual value of the Class B Units was not readily quantifiable as of December 31, 2017. For purposes of this table, the value of the accelerated Class B Units is based upon the grant date fair value of the Class B Units, calculated in accordance with FASB ASC Topic 718, multiplied by the number of outstanding Class B Units that would become vested upon the occurrence of the event indicated.

(7)
The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Employment Agreements. The Employment Agreements provide that golden parachute payments will be paid in full or reduced to fall within the 280G safe harbor amount, whichever will provide a better net after-tax position for a Named Executive Officer. For purposes of this disclosure, we have reflected the maximum amount potentially payable to each Named Executive Officer under each given scenario even though such maximum amounts could be reduced pursuant to the cutback language included in the Employment Agreements.

Pay Ratio

PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Thomas B. Nusz, our Chief Executive Officer (our “CEO”).
For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $121,966; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere within this Proxy Statement, was $6,769,288.

•	Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was reasonably estimated to be 56 to 1.
To identity the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2017, our employee population consisted of approximately 585 individuals with all of these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2018 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees.

•
We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2017; the annual cash incentive award granted in respect of 2017 performance; and the annual equity awards granted to our employees in 2017.

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the United States, we did not make any cost of living adjustments in identifying the median employee.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $121,966. The difference between such employee’s salary, wages and overtime pay and the employee’s annual total compensation represents the value of such employee’s annual equity awards granted in 2017 and contributions in the amount of $4,146 that we made on the employee’s behalf to our 401(k) plan for the 2017 year.

•
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Independent Auditor

ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for 2018. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since its inception on February 26, 2007. The 2017 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on February 28, 2018.
The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.
Audit and All Other Fees
The table below sets forth the aggregate fees billed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for the last two years (in thousands):

	2017	2016
Audit Fees(1)	$1,955	$1,240
Tax Fees(2)	147	38
All Other Fees(3)	3	2
Total	$2,105	$1,280
  __________________

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audits of the Company’s consolidated financial statements and effectiveness of internal control over financial reporting; (b) the review of the Company’s quarterly consolidated financial statements; and (c) review of the Company’s other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2017 and 2016.

(2)	Tax fees represent tax return preparation and consultation on tax matters.

(3)	All other fees include any fees billed that are not audit, audit related, or tax fees. In 2017 and 2016, these fees related to accounting research software.
The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of PricewaterhouseCoopers LLP’s audit, tax and other services. For the year ended December 31, 2017, the Audit Committee pre-approved each of the services described above.
The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the registered public accounting firm of the Company for 2018.

Advisory Vote to Approve
Executive Compensation

ITEM 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 25. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, objectives and practices described in this proxy statement.
Philosophy. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is to pay our executives based on performance. Our compensation program is designed to reward performance that supports our long-term strategy and achievement of our short-term goals. We believe that compensation should:

•
Be competitive. Compensation should help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	Be aligned with stockholder interests. Compensation should align the interests of the individual with those of our stockholders with respect to long-term value creation;

•
Pay for performance. Compensation should pay for performance, whereby an individual’s total direct compensation is heavily influenced by company performance and directly tied to the attainment of annual company performance targets; and

•
Encourage individual accountability. Compensation should reflect each individual's contribution to the attainment of annual company performance targets, and the unique qualifications, skills, experience and responsibilities of the individual.

To accomplish these goals, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination of employment or change of control) are reasonable and not excessive. As you consider this Item 3, we urge you to read the CD&A section, beginning on page 25 of this proxy statement for additional details on executive compensation, and to review the tabular disclosures regarding Named Executive Officer compensation in the “Executive Compensation” section of this proxy statement.
Program Highlights. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

•	Equity-based awards generally incorporate a three-year vesting period to emphasize long-term performance and executive officer commitment;

•
Our annual performance-based cash incentive awards incorporate numerous financial and/or strategic performance metrics in order to properly balance risk with the incentives to drive our key annual financial and/or strategic initiatives and impose maximum payouts to further manage risk and the possibility of excessive payments;

•
We have focused our executives on long-term stockholder value creation through our use of equity-based awards, including PSUs tied to relative TSR performance, and the adoption of stock ownership guidelines that encourage our senior executives to own a significant amount of the Company’s stock; and

Advisory Vote to Approve
Executive Compensation

•
Cash payments under the Change in Control and Severance Benefit Plan and similar provisions of employment agreements, including equity-based award acceleration, require a double trigger (i.e., a termination of employment in connection with a change in control).

Advisory Vote. As an advisory vote, Item 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Text of the Resolution to be Adopted
We are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the CD&A, the 2017 Summary Compensation Table and the other related tables and disclosures.”
Vote Required
The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2018 Annual Meeting is required for approval of Item 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends an advisory vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Amendment to LTIP to Increase
Maximum Number of Shares

ITEM 4 - APPROVAL OF THE AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN (EFFECTIVE AS OF MAY 3, 2018)

At the 2018 Annual Meeting, the stockholders will be asked to approve the Company’s Amended and Restated 2010 Long Term Incentive Plan (Effective as of May 3, 2018) (the “Amended and Restated LTIP”), including an increase in the number of shares of common stock available for issuance under the Amended and Restate LTIP. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of our initial public offering in June 2010. The 2010 Long Term Incentive Plan was amended and restated effective as of January 1, 2014 (the “2014 LTIP”). The 2014 LTIP was subsequently amended effective as of May 4, 2015 and May 4, 2016.
Background and Purpose of the Proposal
The purpose of the Amended and Restated LTIP is to, among other things, increase the number of shares of common stock available for delivery under the Amended and Restated LTIP, make certain revisions to account for amendments to Section 162(m) of the Internal Revenue Code (“Section 162(m)”) by the “Tax Cuts and Jobs Act” and extend the term of the Amended and Restated LTIP to May 4, 2028. If the Amended and Restated LTIP is approved at the 2018 Annual Meeting, it will become effective as of May 4, 2018. We believe approval of the Amended and Restated LTIP is advisable in order to (i) ensure that terms of the Amended and Restated LTIP are easily understood by stockholders and participants in the Amended and Restated LTIP, (ii) ensure that the Company has an adequate number of shares of common stock available to continue to grant meaningful long-term incentive awards to our employees, and (iii) allow the Company to grant long-term incentive awards that better meet the needs of the Company and its stockholders by addressing changes in applicable law. The Board unanimously acted to adopt the Amended and Restated LTIP on February 20, 2018, subject to stockholder approval at the 2018 Annual Meeting. If the Amended and Restated LTIP is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for delivery under the Amended and Restated LTIP.
The use of stock-based awards under the 2014 LTIP has been a key component of our compensation program since its original adoption in 2010. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of our initial public offering in June 2010. The 2010 Long Term Incentive Plan was amended and restated, effective on January 1, 2014, and approved by our stockholders at the 2014 Annual Meeting for purposes of complying with the requirements of Section 162(m), but no increase in the maximum number of shares available for delivery under the LTIP was requested at that time. The LTIP was amended (the "First Amendment"), effective May 4, 2015, and approved by our stockholders at the 2015 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 1,350,000 shares and (ii) providing that certain shares subject to options, stock appreciation rights and similar appreciation-only Awards would not be available for reuse under the LTIP. The LTIP was further amended (the "Second Amendment"), effective May 4, 2016, and approved by our stockholders at the 2016 Annual Meeting for purposes of (i) increasing the number of shares of common stock available under the LTIP by 7,500,000 shares and (ii) extending the term of the LTIP to May 4, 2026. The Amended and Restated LTIP will continue to provide a means through which we and our subsidiaries may:

•
attract and retain the most qualified employees, directors and consultants ("participants") in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

•	reflect the unique qualifications, skills, experience and responsibilities of each participant:

•	pay for performance, whereby a participant's compensation is influenced by company performance;

•	align the interests of the participant with those of our stockholders with respect to long-term value creation; and

•	provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

Amendment to LTIP to Increase
Maximum Number of Shares

Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of over 585 employees, including management, directors and consultants, and we believe that it is in the best interest of the Company for all those individuals to have an ownership interest in the Company in recognition of their present and potential contributions. As a result, in 2017, over 69% of our equity awards were granted to employees other than our Named Executive Officers, and for the last three years, our grants to our Chief Executive Officer and Named Executive Officers as a percentage of total grants (the "concentration ratio") have been well below recommended thresholds for such concentration ratios.
We believe that approval of the Amended and Restated LTIP will give us the flexibility to continue to make stock-based grants and other awards as permitted under the Amended and Restated LTIP over the next three years in amounts determined appropriate by the Compensation Committee of the Board of Directors (the “committee”); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the terms of the Amended and Restated LTIP and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors and our hiring activity. The closing market price of our common stock as of March 8, 2018 was $8.10 per share, as reported on the NYSE.
To date in 2018, we have awarded 3,651,100 shares of common stock to employees and directors pursuant to awards under the 2014 LTIP. It is our practice to grant awards to employees at the beginning of the year as part of each employee's compensation package, and due to the decline in our stock price largely related to the decline in oil prices over the last three years, we granted a higher number of shares to employees than in years past, although the total value of each award did reflect the current market environment. Furthermore, it has been our consistent practice to grant a mid-year discretionary award to non-executive employees. We believe these grants are retentive and further the objectives of the plan discussed above. However, due to the decline in oil prices and the related decline in our stock price, we did not make mid-year discretionary awards in 2017. If oil prices, and thus our stock price, remain low, we will not be able to maintain these employee grant practices into 2018 without the approval of the Amended and Restated LTIP.
Consequences of Failing to Approve the Proposal
Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the 2014 LTIP, in its current form, until the shares available thereunder are exhausted, which we estimate will occur in 2019, based on current expected equity grant practices and our current stock price. If the Amended and Restated LTIP is not approved by our stockholders, the 2014 LTIP will remain in effect in its current form.
Summary of the LTIP
A summary of the material features of the Amended and Restated LTIP is provided below but does not purport to be a complete description of all of the provisions of the Amended and Restated LTIP. The summary below should be read in conjunction with, and is qualified in its entirety by reference to the full text of the Amended and Restated LTIP, which is attached to this proxy statement as Annex A.
Key Features of the Amended and Restated LTIP. Key features of the Amended and Restated LTIP include:

•	No discounted options or other awards may be granted;

•
Awards are non-transferrable, except to an award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws and descent and distribution;

•	No automatic award grants are made to any eligible individual;

•	Awards granted prior to January 1, 2018 may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m);

•	Limitations on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

•	No repricing of stock options or stock appreciation rights without stockholder approval;

Amendment to LTIP to Increase
Maximum Number of Shares

•	Awards are subject to potential reduction, cancellation, forfeiture or other clawback under certain specified circumstances; and

•
No recycling of shares subject to options or stock appreciation rights that are withheld or tendered to pay the exercise price of the Award or to satisfy any tax withholding obligation or that are covered by an option or stock appreciation right that is exercised.

Purposes of the Amended and Restated LTIP. The purpose of the Amended and Restated LTIP is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board who are not employees or consultants to devote their abilities and energies to our success through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of our common stock. The Amended and Restated LTIP permits the grant of nonstatutory options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, and other stock-based awards, any of which may be further designated as performance awards (collectively referred to as “Awards”).
Administration. The Amended and Restated LTIP will be administered by the committee pursuant to its terms and all applicable state, federal or other rules or laws. However, our Board of Directors may also take any action designated to the committee, unless it is determined that administration of the Amended and Restated LTIP by “outside directors” is necessary with respect to Awards granted prior to January 1, 2018 that were intended to qualify as “performance-based compensation” under Section 162(m). The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the Amended and Restated LTIP and the manner in which such Awards will vest. Awards may be granted by the committee to employees, directors and consultants in such amounts (measured in cash, shares of common stock or as otherwise designated), at such times and on such terms and conditions as the committee shall determine. Subject to applicable law and the terms of the Amended and Restated LTIP, the committee is authorized to interpret the Amended and Restated LTIP, to establish, amend and rescind any rules and regulations relating to the Amended and Restated LTIP, to delegate duties under the Amended and Restated LTIP, to terminate, modify or amend the Amended and Restated LTIP (except for certain amendments that require stockholder approval as described below), and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated LTIP. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated LTIP in the manner and to the extent the committee deems necessary or desirable. All determinations of the committee shall be final, binding and conclusive upon all parties.
Eligibility to Participate. The employees eligible to receive Awards under the Amended and Restated LTIP are our employees and those of our subsidiaries. Members of our Board who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards. As of March 8, 2018, we had 605 employees and four non-employee directors who would be eligible to participate in the Amended and Restated LTIP. While we made stock Awards to certain consultants under the Amended and Restated LTIP in connection with our initial public offering, it has not been our practice to make Awards to such individuals since that time. As of March 8, 2018, we had a small number of consultants who would have been eligible to participate in the Amended and Restated LTIP. Eligible employees, directors or consultants who are designated by the committee to receive an Award under the Amended and Restated LTIP are referred to as “participants.”
Maximum Amount of Compensation. The The Amended and Restated LTIP provides that no participant may receive grants of share-denominated Awards during a calendar year with respect to more than 1,000,000 shares of our common stock (subject to adjustment in accordance with the terms of the Amended and Restated LTIP), and that, for dollar-denominated Awards, the maximum aggregate dollar amount that may be granted to any participant in any calendar year is limited to $10,000,000.
Number of Shares Subject to the LTIP. The Amended and Restated LTIP would increase the number of shares of common stock available for Awards under the Amended and Restated LTIP from the number previously authorized by 11,250,000 shares. Accordingly, the aggregate maximum number of shares available for delivery under the LTIP, since its inception, would be 27,300,000 shares of common stock, subject to certain adjustments as provided in the Amended and Restated LTIP. The table below sets forth, as of March 8, 2018, the total number of shares issued, outstanding, and available for delivery under the 2014 LTIP, which would remain issued, outstanding

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and available for issuance under the Amended and Restated LTIP, which will be the only Company plan with shares available.

Total Restricted Stock Awards Outstanding (Unvested)	5,044,582
Total Performance Share Unit Awards Outstanding (Unvested)(1)	2,540,273
Total Stock Option Awards Outstanding	None
Total Shares Available for Grant Under the LTIP	1,565,978
Total Common Shares Outstanding	317,362,842
  __________________

(1)	As of March 8, 2018, represents shares subject to performance share unit, or PSU, awards outstanding, assuming the payout level of 125% of the initial number of PSUs awarded.
If an Award is surrendered, exchanged, forfeited, settled in cash or otherwise lapses, expires, terminates, or is canceled without the actual delivery of the shares, the shares subject to that Award, including (a) shares forfeited with respect to restricted stock, and (b) the number of shares withheld or surrendered in payment of taxes related to an Award (other than an option, stock appreciation right or similar appreciation-only Award), will again be available under the Amended and Restated LTIP, unless an applicable law or regulation prevents such reuse. However, to date, the Company has not made available for reuse under the Amended and Restated LTIP shares of the type identified in clause (b) above, and the number of "Total Shares Available for Grant Under the 2014 LTIP" reflected in the table above does not include any shares that have been withheld or surrendered in payment of taxes related to any Award under the 2014 LTIP. With respect to options, stock appreciation rights and any similar appreciation only Award, the following shares will not be available for future Awards under the Amended and Restated LTIP: (i) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (ii) shares that were subject to such Award that was exercised, or (iii) shares repurchased on the open market with the proceeds of such Award’s exercise price.
Source of Shares. Common stock delivered under the Amended and Restated LTIP may come from authorized but unissued shares of our common stock, from treasury stock held by us or from previously issued shares of common stock reacquired by us, including shares purchased on the open market.
Types of Awards. The Amended and Restated LTIP provides for the granting of restricted stock awards, restricted stock units, bonus stock, dividend equivalents, incentive stock options, nonqualified stock options, stock appreciation rights and other stock-based awards, any of which may be further designated as a performance award. To date, the Compensation Committee has approved only grants of restricted stock and restricted stock units (designated as performance share units) pursuant to the Amended and Restated LTIP.
Restricted Stock. Restricted stock may be granted under the Amended and Restated LTIP, which means shares of our common stock are granted to an individual subject to transfer limitations, a risk of forfeiture and other restrictions imposed by the committee in its discretion. During the restricted period, the participant may not sell, assign or otherwise dispose of the restricted stock, and any stock certificate will contain an appropriate legend noting the restrictions upon such common stock until such time as all restrictions have been removed. Restrictions may lapse at such times and under such circumstances as determined by the committee. During the restricted period, the holder will have rights as a stockholder, including the right to vote the common stock subject to the Award and to receive cash dividends thereon (which may, if required by the committee be held by us during the restricted period subject to the same “vesting” terms as applicable to the underlying restricted stock Award). Unless otherwise determined by the committee, Common Stock distributed to a holder of a restricted stock Award in connection with a stock split or stock dividend, and other property (other than cash) distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the underlying restricted stock Award with respect to which such Common Stock or other property has been distributed. Unless otherwise noted in an individual Award agreement, the Company shall have the right to repurchase or recover any Restricted Stock if the participant shall terminate employment before the end of the restrictive period or the Restricted Stock is forfeited for any other reason.
Restricted Stock Units. Restricted stock units (“RSUs”) are rights to receive shares of common stock, cash or a combination thereof at the end of a specified period. The committee may subject RSUs to restrictions (which

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may include a risk of forfeiture) to be specified in the Award agreement and such restrictions may lapse at such times determined by the committee. RSUs granted under the Amended and Restated LTIP subject to certain specified performance conditions are referred to as “performance share units.” RSUs may be satisfied by delivery of shares of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs will either be paid on the dividend payment date with respect to such RSUs in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends or deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional RSUs or other Awards, unless otherwise determined by the Committee on the date of grant.
Bonus Stock. Bonus stock Awards may be granted to eligible individuals. Each bonus stock Award will constitute a transfer of unrestricted shares of common stock on terms and conditions determined by the committee.
Dividend Equivalents. Dividend equivalents may be granted to eligible individuals, entitling the participant to receive cash, common stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments at the discretion of the committee. Dividend equivalents may be awarded on a freestanding basis or in connection with another Award. The committee may provide that dividend equivalents will be payable or distributed when accrued, deferred until a later payment date or deemed reinvested in additional common stock, Awards, or other investment vehicles. The committee will specify any restrictions on transferability and risks of forfeiture imposed upon dividend equivalents.
Stock Options. Stock options to purchase one or more shares of our common stock may be granted under the Amended and Restated LTIP. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Internal Revenue Code, or stock options that are not intended to meet these requirements (called “nonstatutory options”). The committee will determine the specific terms and conditions of any stock option at the time of grant. The exercise price of any stock option will not be less than 100% of the fair market value of our common stock on the date of the grant (other than in limited situations pertaining to substitute Awards), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our common stock on the date of grant. The term for a stock option may not exceed 10 years. The committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock will be delivered to a participant. The committee will determine at the time of a grant whether to require forfeiture of the options upon a termination of employment for any reason.
Stock Appreciation Rights. The committee may grant stock appreciation rights (or “SARs”) independent of or in connection with a stock option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (a) the fair market value of one share of common stock on the exercise date over (b) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.
Other Stock-Based Awards. Other stock-based Awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to applicable legal limitations and the terms of the Amended and Restated LTIP. In the discretion of the committee, other stock-based Awards may be subject to such vesting and other terms as the committee may establish, including performance goals. Cash Awards may be granted as an element of or a supplement to any other stock-based Awards permitted under the Amended and Restated LTIP.
Performance Awards. The committee may designate that certain Awards granted under the Amended and Restated LTIP constitute “performance” Awards. A performance Award is any Award the grant, vesting, exercise or settlement of which is subject to one or more performance standards. If an Award that was granted prior to January 1, 2018 is held by an eligible person who is a Covered Employee under Section 162(m) of the Code or the regulations thereunder is intended to qualify as “performance-based compensation” under such section, then the

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exercise, vesting and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria described in the Amended and Restated LTIP for purposes of complying with the Requirements of Section 162(m) of the Code. With respect to Awards granted prior to January 1, 2018 that were intended to constitute “performance-based compensation,” performance goals were designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards.
The committee may establish an unfunded pool for purposes of measuring performance against performance goals. Settlement of performance pool Awards may be in common stock, cash, or a combination of common stock and cash at the discretion of the committee. For awards granted prior to January 1, 2018, the committee may not increase the amount of a performance Award payable to a Covered Employee for purposes of Section 162(m) of the Code, but may exercise discretion to reduce any such Award. All determinations by the committee as to the establishment, amount and achievement of performance goals will be made in writing. With respect to Awards granted prior to January 1, 2018, the committee may not delegate any responsibility relating to such Awards granted to Covered Employees under Section 162(m) of the Code.
Tax Withholding. We and our subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under the Amended and Restated LTIP, including from a distribution of common stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take any other action the committee may deem advisable to enable us and participants to satisfy obligations for the payment of withholding taxes and other tax obligations related to an Award.
Subdivision or Consolidation. In the event of certain changes to our capitalization, such as a stock split, stock combination, stock dividend, extraordinary cash dividend, exchange of shares, or other recapitalization, merger or otherwise, that result in an increase or decrease in the number of outstanding shares of common stock, appropriate adjustments will be made by the committee as to the number and price of shares subject to an Award, the number of shares available for delivery under the Amended and Restated LTIP, and the maximum individual limitations applicable to share-based Awards.
Change in Control. Upon a “change in control” (as defined in the Amended and Restated LTIP), the committee shall have the discretion without the consent or approval of any holder to take any of the following actions: (i) accelerate the time at which Awards may be exercisable or become vested; (ii) require the surrender of an Award with or without a cash payment; or (iii) make any such adjustments as the committee determines appropriate.
Amendment. The Board may amend, alter, suspend, discontinue or terminate the Amended and Restated LTIP at any time, subject to the approval of our stockholders if required by any state or federal law or regulation or the rules of any stock exchange; provided, that without the consent of an affected participant, no such action by the Board may materially and adversely affect the rights of such participant under any previously granted and outstanding Award. The committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted, except as otherwise provided in the Amended and Restated LTIP; provided, that without the consent of an affected participant, no such committee action may materially and adversely affect the rights of a participant under such Award.
Term and Termination of the Amended and Restated LTIP. No further Awards may be granted under the LTIP after May 3, 2028. The Board in its discretion may terminate the Amended and Restated LTIP at any time with respect to any shares of common stock that are not subject to previous Awards. The Amended and Restated LTIP will remain in effect until all Awards granted under the Amended and Restated LTIP have been satisfied or have expired.
Transferability of Awards. Awards will not generally be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order issued by a court of competent jurisdiction. An incentive stock option will not be transferable other than by will or the laws of descent and distribution. With respect to a specific nonstatutory option or SAR, in accordance with rules and procedures established by the committee from time to time, the participant may transfer, for estate planning purposes, all or part of such Award to one or more immediate family members or related family trusts or partnerships or similar entities, as determined by the

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committee. Any attempt to transfer an Award in violation of the terms of the Amended and Restated LTIP or without proper notification to the committee shall be deemed null and void, and at the discretion of the committee, may result in a forfeiture of that Award.
Clawback Policy. The Amended and Restated LTIP and Awards issued thereunder will be subject to any written clawback policy we adopt, which policy may subject a participant’s Awards, or amounts paid or realizable under such Awards, under the Amended and Restated LTIP to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.
Certain Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the Amended and Restated LTIP. This description is based on current laws in effect on March 8, 2018, which are subject to change (possibly retroactively). The tax treatment of participants in the Amended and Restated LTIP may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Amended and Restated LTIP.
Tax Consequences to participants under the Amended and Restated LTIP
Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a stock option or a SAR, so long as the per share exercise price of the stock option or SAR is at least equal to the fair market value of the shares underlying the award on the date of grant. Upon the exercise of a nonstatutory option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a nonstatutory option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive a stock option intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

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We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.
Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a nonstatutory option or an incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.
The Amended and Restated LTIP generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the LTIP allows the committee to permit the transfer of Awards (other than incentive stock options) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of nonstatutory options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonstatutory option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a participant transfers a vested nonstatutory option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonstatutory option at the time of the gift. The value of the nonstatutory option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonstatutory option and the illiquidity of the nonstatutory option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2018, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonstatutory option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested nonstatutory options has not been extended to unvested nonstatutory options. Whether such consequences apply to unvested nonstatutory options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Cash Awards, Restricted Stock Units, Dividend Equivalents, Restricted Stock and Bonus Stock. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit (including a performance share unit or PSU), but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair

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market value of the common stock received. The dividend equivalents, if any, received with respect to a restricted stock unit or other Award will be taxable as ordinary compensation income, not dividend income, when paid.
A recipient of restricted stock or bonus stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.
A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.
Code Section 409A. Awards under the Amended and Restated LTIP are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Internal Revenue Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an Award under the Amended and Restated LTIP fails to comply with Section 409A, such Award will to the extent possible be modified to comply with such requirements.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Amended and Restated LTIP could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Performance-Based Compensation. The ability of the Company (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the Amended and Restated LTIP could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, for awards granted prior to January 1, 2018, an exception may apply to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” (or “Section 162(m) Awards”) from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements.
The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes.

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New Plan Benefits
The future Awards, if any, that will be made to eligible individuals under the Amended and Restated LTIP are subject to the discretion of the committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted to participants in the future under the Amended and Restated LTIP. Therefore, the New Plan Benefits Table is not provided.
Required Vote for Approval
The affirmative vote of the holders of a majority of the shares cast in respect of the proposal is required for approval of Item 4. For purposes of this Item 4, abstentions are treated as votes cast and will have the same effect as a vote against the proposal (in accordance with applicable NYSE standards). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the Amended and Restated LTIP.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plan, the 2014 LTIP, as of December 31, 2017. The number of securities reported in column (c) as available for future issuance does not include any of the Additional Shares that stockholders are being asked to approve at the 2018 Annual Meeting.

Equity Compensation Plan Information as of December 31, 2017
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	3,745,420(2)	0	3,788,166(3)
Equity compensation plans not approved by security holders (1)	0	0	0
Total	3,745,420(2)	$—	3,788,166(3)

(1) The 2010 Long Term Incentive Plan, or LTIP, was originally adopted prior to the completion of our initial public offering in June 2010 and was not required to be approved by our public stockholders. On May 4, 2015, at our 2015 Annual Meeting, and on May 4, 2016, at our 2016 Annual Meeting, the stockholders approved increases in the number of shares available under the Amended and Restated 2010 Long Term Incentive Plan and material plan terms for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.
(2) Represents shares subject to performance share unit, or PSU, awards granted under the LTIP in 2014, 2015, 2016, and 2017 as of December 31, 2017, assuming the maximum payout level of 200% of the initial number of PSUs awarded. If the PSUs are paid at the target payout level of 125% of the initial number of PSUs awarded, 2,340,888 shares would be issued upon the vesting of such PSUs, and 5,192,698 shares would have been available for future issuance, as of December 31, 2017. There is no weighted-average exercise price with respect to the PSU awards.

(3)
Does not take into account grants under the 2014 LTIP in January 2018. For awards outstanding and shares remaining available for issuance under the 2014LTIP as of the Record Date, please see the chart in this Item above.

Amendment to Certificate of Incorporation
to Increase Authorized Common Stock

ITEM 5 - APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

Background and Purpose of the Proposal
The Board of Directors has approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 450 million to 900 million. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment would replace the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation with the following language:
“The total number of shares of stock which the Corporation shall have authority to issue is 950,000,000 shares of capital stock, classified as (i) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 900,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).”
The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future corporate needs, including, but not limited to, financings, potential strategic transactions, including mergers, acquisitions and business combinations, grants under equity compensation plans, stock dividends, and stock splits, as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company without the delay and expense associated with convening a special meeting of the Company’s stockholders.
The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Common Stock that will result from the Company’s adoption of the proposed amendment. Except as otherwise required by law or by a regulation of the New York Stock Exchange, the newly authorized shares of Common Stock will be available for issuance at the discretion of the Board of Directors (without further action by the stockholders) for various future corporate needs, including those outlined above. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders, any future issuance of additional authorized shares of the Company’s Common Stock may, among other things, dilute the earnings per share of the Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued.
In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of the Company’s Common Stock may make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. However, the Board of Directors does not intend or view the proposed increase in the number of authorized shares of the Company’s Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of the Company.
Any newly authorized shares of the Company’s Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The proposed amendment will not affect the rights of current holders of the Company’s Common Stock, none of whom have preemptive or similar rights to acquire the newly authorized shares.
Vote Required for Approval
The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of stock of the Corporation is required for approval of Item 5. For purposes of this Item 5, abstentions will have the effect of a vote against the proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the proposed amendment to increase the number of authorized shares of the Company’s Common Stock from 450 million to 900 million.

General Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
When and where is the Annual Meeting?
The Annual Meeting will be held at Hotel Alessandra, 1070 Dallas Street, Houston, Texas 77010, on Thursday, May 3, 2018, at 9:00 a.m. Central Time.
Who may vote?
You may vote if you were a holder of record of the Company's common stock as of the close of business on March 8, 2018, the record date for the Annual Meeting. Each share of the Company's common stock is entitled to one vote at the Annual Meeting. On the record date, there were 317,362,842 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with the Company's common stock.
May I attend the Annual Meeting?
Yes. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.
Why did I receive the proxy materials in the mail?
This year, we are providing all of our stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials.
How can I access the proxy materials over the Internet?
Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at http://www.proxyvote.com.
What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Item 1 — Election of Directors	FOR
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2018	FOR
Item 3 — Advisory vote to approve the Company's Named Executive Officer 2017 compensation	FOR
Item 4 — Approval of Amended and Restated 2010 Long Term Incentive Plan, including to increase the number of shares available for issuance by 11,250,000 shares	FOR
Item 5 — Approval of amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized common shares	FOR
A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board's recommendation. If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.
What is the effect of an “advisory” vote?
An advisory vote is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this

General Information

proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Why should I vote?
Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.
How do I vote?
You may vote by any of the four methods listed below. If your stock is held in street name (in the name of a bank, broker, or other holder of record), please see "How do beneficial owners vote?" below.
: Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the proxy card you received by mail and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Wednesday, May 2, 2018.
( Telephone. Vote by telephone by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on Wednesday, May 2, 2018.
, Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 9, 2017.
C Meeting. You may attend and vote at the Annual Meeting.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.
If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?
No.
If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?
Yes.
How do beneficial owners vote?
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

General Information

Can I revoke my proxy?
Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Time) on Wednesday, May 2, 2018;

•	voting in person at the Annual Meeting;

•	delivering to the Company's Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.
If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
How many votes must be present to hold the Annual Meeting?
Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.
If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.
What is a broker non-vote?
The NYSE permits brokers to vote their customers’ stock held in street name on routine matters ("Discretionary Items") when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.
What routine matters will be voted on at the Annual Meeting?
Item 2, the ratification of the independent auditor, and Item 5, the amendment to the certificate of formation to increase the number of authorized common shares, are the only routine matters on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.
What non-routine matters will be voted on at the Annual Meeting?
Item 1, the election of directors, Item 3, the advisory vote to approve our NEO compensation, and Item 4, the amendment to the LTIP to increase shares available for issuance, are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

General Information

How many votes are needed to approve each of the proposals or, with respect to the advisory vote, to be considered the recommendation of the stockholders?
The Board recommends a vote FOR each of the following five Items:

Proposal	Vote Required	Page Number

Item 1 — Election of Directors	Plurality of shares cast Director Resignation Policy - Directors required to submit resignation to the Board if more "withheld" votes than "for" votes are received Effect of Abstentions - None Effect of Broker Non-vote - None	2
Item 2 — Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2018	Majority of shares present Effect of Abstentions - vote against No Broker Non-votes - Discretionary Item	67
Item 3 — Advisory vote to approve the Company's Named Executive Officer 2017 compensation	Majority of shares present Effect of Abstentions - vote against Effect of Broker Non-vote - None	68
Item 4 — Item 4 — Approval of Amended and Restated 2010 Long Term Incentive Plan, including to increase the number of shares available for issuance by 11,250,000 shares	Majority of shares cast Effect of Abstentions - vote against Effect of Broker Non-vote - None	70
Item 5 — Approval of amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized common shares	Two-thirds outstanding shares Effect of Abstentions - vote against No Broker Non-votes - Discretionary Item	80
Each of Items 2 through 4 will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting; Item 5 requires a two-thirds majority of outstanding shares.
Although the advisory vote on our Named Executive Officer compensation is non-binding, the Board will review the results of such votes and, consistent with our record of stockholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.
Could other matters be decided at the Annual Meeting?
We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.
What is the Director Resignation Policy?
The Company’s bylaws provide for the election of directors by a plurality of votes cast; however in 2015, the Board of Directors approved an amendment to the Corporate Governance Guidelines to implement a director resignation policy whereby a director nominee in an uncontested election who receives more votes "withheld" than votes "for" his election is required to tender his resignation to the Board of Directors for its consideration. In such event, the Nominating and Governance Committee would determine whether to accept such director’s resignation, subject to the Board of Directors’ final approval. Promptly following its decision, the Board will publicly disclose its decision together with a description of the process by which the decision was reached. Company believes that this

General Information

majority vote standard ensures accountability while preserving the ability of the Board to exercise its judgment in the best interest of all stockholders. Abstentions will not be taken into account in director elections.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.oasispetrolem.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.
How can I view the stockholder list?
In accordance with Delaware General Corporation Law, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing, for purposes germane to the Annual Meeting, during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1001 Fannin Street, Suite 1500, Houston, Texas 77002.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company will bear all costs of solicitation. Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. None of our officers or employees will receive any extra compensation for soliciting you. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate votes for a fee estimated not to exceed $10,000. The Company will bear all costs of solicitation.
Who will tabulate and certify the vote?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.
If I want to submit a stockholder proposal for the 2019 Annual Meeting, when is that proposal due?
If you are an eligible stockholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2019 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal executive office, 1001 Fannin Street, Suite 1500, Houston, Texas 77002, no later than December    , 2018, unless the Company notifies the stockholders otherwise. We will only consider proposals that are timely and meet the requirements of the applicable rules of the SEC and our Amended and Restated Bylaws.
Any stockholder of the Company who desires to submit a proposal for action at the 2019 Annual Meeting, but does not wish to have such proposal included in the Company's proxy materials, must submit such proposal to the Company at its principal executive offices so that it is received between January 4, 2019 and February 3, 2019, unless the Company notifies the stockholders otherwise. In addition to being proper for stockholder action and in compliance with applicable law, such proposal must be submitted in accordance with, and include the information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, Certificate of Incorporation.
If I want to nominate a director for the 2019 Annual Meeting, when is that nomination due?
The Nominating and Governance Committee will consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2019 if that nomination is submitted in writing, between January 4, 2019 and February 3, 2019, to the Corporate Secretary at Company's principal executive office. With respect to each such nominee, the following information must be provided to the Company with the written nomination: (i) information about the nominee which is required to be disclosed pursuant to the rules and

General Information

regulations of the Securities and Exchange Commission, including Regulation 14A of the Securities Exchange Act of 1934; and (ii) information and materials required by, the Company's Amended and Restated Bylaws and, to the extent applicable, Certificate of Incorporation.
How can I obtain a copy of the Annual Report on Form 10-K?
Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas, 77002, or by calling (281) 404-9600. Alternatively, stockholders can access our Annual Report on Form 10-K on the Company's website at www.oasispetroleum.com. Also, our Annual Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at www.sec.gov.
Will I get more than one copy of the proxy statement and annual report if there are multiple stockholders at my address?
One copy of this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Oasis Petroleum Inc., 1001 Fannin Street, Suite 1500, Houston, Texas 77002 or by calling (281) 404-9600.
*****
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors

Nickolas J. Lorentzatos
Corporate Secretary
Houston, Texas
April    , 2018

Annex A

OASIS PETROLEUM INC.
Amended and Restated
2010 Long Term Incentive Plan
1.Purpose. The purpose of the Oasis Petroleum Inc. Amended and Restated 2010 Long Term Incentive Plan (the “Plan”) is to provide a means through which Oasis Petroleum Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and provide a means whereby those persons, upon whom the responsibilities of the successful administration and management rest and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company and its Subsidiaries and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Bonus Stock, Dividend Equivalents, and Other Stock-Based Awards, any of which may be further designated as Performance Awards.
2.Definitions. For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:
(a)“Award” means any Option, SAR (including Limited SAR), Restricted Stock Award, Restricted Stock Unit, Bonus Stock, Dividend Equivalent or Other Stock-Based Award, including any of the foregoing that is designated as a Performance Award, together with any other right or interest granted to a Participant under this Plan.
(b)“Beneficiary” means one or more persons, trusts or other entities which have been designated by a Participant, in his or her most recent written beneficiary designation filed with the Committee, to receive the benefits specified under this Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(a) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the persons, trusts or other entities entitled by will or the laws of descent and distribution to receive such benefits.
(c)“Board” means the Company’s Board of Directors.
(d)“Bonus Stock” means Stock granted as a bonus pursuant to Section 6(f).
(e)“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the state of Texas are authorized or obligated by law or executive order to close.
(f)“Change in Control” means the occurrence of any of the following events:
(i)The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
(ii)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;
(iii)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the

Annex A

entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For purposes of an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules, to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, a Change in Control for purposes of such Award will mean both a Change in Control and a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of the Nonqualified Deferred Compensation Rules.
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(h)“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member (except to the extent administration of this Plan by “outside directors” is not then required in order to qualify for tax deductibility under section 162(m) of the Code).
(i)“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(d) of this Plan.
(j)“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(k)“Effective Date” means May 3, 2018. The 2010 Long Term Incentive Plan was originally approved by the Board on May 17, 2010 and became effective as of the closing of the Company’s initial public offering on June 16, 2010. The Plan was subsequently amended and restated effective January 1, 2014.
(l)“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or any of its Subsidiaries for purposes of eligibility for participation in this Plan.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(n)“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules; or (iv) on the date of a Qualifying Public Offering of Stock, the offering price under such Qualifying Public Offering. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement

Annex A

date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(o)“Full Value Award” shall mean any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares determined as of the date of grant.
(p)“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.
(q)“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date, and any individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.
(r)“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code and the guidance and regulations promulgated thereunder.
(s)“Nonqualified Stock Option” means any Option that is not intended to be and that is not designated as an Incentive Stock Option.
(t)“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(u)“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.
(v)“Participant” means a person who has been granted an Award under this Plan which remains outstanding, including a person who is no longer an Eligible Person.
(w)“Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.
(x)“Performance Share Unit” means a Restricted Stock Unit that has been designated hereunder as a Performance Award.
(y)“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”
(z)“Qualifying Public Offering” means a firm commitment underwritten public offering of Stock for cash where the shares of Stock registered under the Securities Act are listed on a national securities exchange.
(aa)“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code.
(ab)“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.
(ac)“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting or deferral period.
(ad)“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

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(ae)“Section 162(m) Award” shall mean a Performance Award granted prior to January 1, 2018 under Section 8(b) hereof to Persons who are designated by the Committee as likely to be Covered Employees within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto) that are designated by the Committee to constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder.
(af)“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.
(ag)“Stock” means the Company’s Common Stock, par value $0.001 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 9.
(ah)“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.
(ai)“Subsidiary” means, with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.
3.Administration.
(a)Authority of the Committee. This Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Bonus Stock, Dividend Equivalents, or Other Stock-Based Awards, including any of the foregoing that are designated as Performance Awards, as applicable, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or termination of the service relationship with the Company, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Stock pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act or with respect to Section 162(m) Awards; (ix) subject to Section 10(c), terminate, modify or amend the Plan; and (x) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.
(b)Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, or relating to a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, Beneficiaries, and transferees under Section 10(a) hereof or other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee,

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and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any of its Subsidiaries, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company and will not cause Section 162(m) Awards to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.
(c)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
4.Stock Subject to Plan.
(a)Overall Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9, the total number of shares of Stock that may be delivered with respect to Awards under this Plan, since its original inception, shall not exceed 27,300,000 shares, and such total will be available for the issuance of Incentive Stock Options.
(b)Application of Limitation to Grants of Awards. The number of shares of Stock actually delivered with respect to Awards under this Plan may not exceed the number of shares of Stock available under this Plan pursuant to Section 4(a) (subject to any adjustment made pursuant to Section 9). The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered with respect to an Award differs from the number of shares previously counted in connection with such Award.
(c)Availability of Shares Not Issued under Awards. Shares of Stock subject to an Award under the Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of Stock pursuant to such Award, including (i) shares forfeited with respect to Restricted Stock, and (ii) the number of shares withheld or surrendered in payment of any taxes related to a Full Value Award, in each case, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, with respect to any Option, Stock Appreciation Right, or other Award for which a Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Stock determined as of the date of grant, the following shares will not, in each case, be available for delivery in connection with future Awards under the Plan: (i) shares tendered or withheld in payment of any exercise or purchase price of such Award or taxes relating to such Award, (ii) shares that were subject to such Award that was exercised, or (iii) shares repurchased on the open market with the proceeds of such Award’s exercise price. If an Award may be settled only in cash, such Award shall not be counted against any of the share limits under this Section 4 but shall remain subject to the limitations in Section 5 to the extent required to preserve the status of such Award as a Section 162(m) Award.
(d)Source of Stock Deliverable Under Awards. The shares to be delivered under the Plan pursuant to an Award shall consist, in whole or in part, of (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, or (iv) any combination of the foregoing, as determined by the Committee in its discretion.
5.Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year, during any part of which the Plan is in effect, an Eligible Person may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 9 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $10,000,000.

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6.Specific Terms of Awards.
(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of a Section 162(m) Award if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award that provides for deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.
(b)Options. The Committee is authorized to grant Options, which may be designated as either Incentive Stock Options or Nonqualified Stock Options, to Eligible Persons on the following terms and conditions:
(i)Exercise Price. Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of the grant of an ISO to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).
(ii)Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation cash, Stock, other Awards or awards granted under other plans of the Company or any Subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise.
(iii)ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. Except as otherwise provided in Section 9, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.
(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i)Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii)Rights Related to Options. An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Section 6(c)(ii)(B). That Option shall then cease to be exercisable to the

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extent surrendered. SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall comply with the following provisions in addition to those applicable to Options:
(A)An SAR granted in connection with an Option shall be exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.
(B)Upon the exercise of an SAR related to an Option, a Participant shall be entitled to receive payment from the Company of an amount determined by multiplying:
(1)the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by
(2)the number of shares as to which that SAR has been exercised.
(iii)Right Without Option. An SAR granted independent of an Option shall be exercisable as determined by the Committee and set forth in the Award agreement governing the SAR, which Award agreement shall comply with the following provisions:
(A)Each Award agreement shall state the total number of shares of Stock to which the SAR relates.
(B)Each Award agreement shall state the time or periods in which the right to exercise the SAR or a portion thereof shall vest and the number of shares of Stock for which the right to exercise the SAR shall vest at each such time or period.
(C)Each Award agreement shall state the date at which the SARs shall expire if not previously exercised.
(D)Each SAR shall entitle a Participant, upon exercise thereof, to receive payment of an amount determined by multiplying:
(1)the difference obtained by subtracting the Fair Market Value of a share of Stock on the date of grant of the SAR from the Fair Market Value of a share of Stock on the date of exercise of that SAR, by
(2)the number of shares as to which the SAR has been exercised.
(iv)Terms. Except as otherwise provided herein, the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.
(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:
(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)Certificates for Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

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(iii)Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units (including Performance Share Units), which are rights to receive Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to Eligible Persons, subject to the following terms and conditions:
(i)Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(ii)Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.
(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Bonus Stock, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements; provided, that, in the case of Participants subject to section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.
(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling a Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration,

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paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(h).
7.Certain Provisions Applicable to Awards.
(a)Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Subsidiary shall be specified in the agreement controlling such Award.
(b)Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or any of its Subsidiaries, or of any business entity to be acquired by the Company or any of its Subsidiaries, or any other right of an Eligible Person to receive payment from the Company or any of its Subsidiaries. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Notwithstanding the foregoing, but subject to Section 9 of the Plan, without the approval of stockholders, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any of its Subsidiaries, in which the value of Stock subject to the Award is equivalent in value to the cash compensation. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.
(c)Term of Awards. Except as specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).
(d)Form and Timing of Payment under Awards. Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 10(c) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company and shall be made pursuant to the Nonqualified Deferred Compensation Rules. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(e)Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.
(f)Non-Competition Agreement. Each Participant to whom an Award is granted under this Plan may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in competition

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with the Company or any of its Subsidiaries for a period after the termination of such Participant’s employment with the Company and its Subsidiaries as determined by the Committee.
8.Performance Awards.
(a)Performance Conditions. The right of an Eligible Person to receive a grant, and the right of a Participant to exercise or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
(b)Section 162(m) Awards. The exercise and/or settlement of Section 162(m) Awards may be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b); provided, however, that nothing in this Section 8(b) or elsewhere in the Plan shall be interpreted as preventing the Committee from determining that it is no longer necessary or appropriate for any Section 162(m) Award to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code.
(i)Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that Section 162(m) Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Section 162(m) Awards. Performance goals may differ for Section 162(m) Awards granted to any one Participant or to different Participants. In establishing or adjusting a performance goal, the Committee may exclude the impact of any of the following events or occurrences which the Committee determines should appropriately be excluded: (a) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (b) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (c) asset write-downs; (d) litigation, claims, judgments or settlements; (e) the effect of changes in tax law or other such laws or regulations affecting reported results; (f) accruals for reorganization and restructuring programs; (g) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (h) any change in accounting principle as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (i) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (j) goodwill impairment charges; (k) operating results for any business acquired during the applicable performance period; (l) third party expenses associated with any acquisition by the Company or any Subsidiary; (m) items that the Board has determined do not represent core operations of the Company, specifically including but not limited to interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; (n) marked-to-market adjustments for financial instruments; (o) impairment to assets; and (p) any other extraordinary events or occurrences identified by the Committee, including but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company’s annual report to stockholders for the applicable year.
(ii)Business and Individual Performance Criteria.
(A)Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) earnings per share (diluted or basic); (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return on investment; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) stock price; (23) operating income; (24) reserve growth; (25) reserve replacement; (26) production growth; (27) finding/ development costs; (28) lease operating expense; (29) sales; (30) expense

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reduction or management; (31) stockholder value added; (32) net operating profit; (33) net operating profit after tax; (34) effective equipment utilization; (35) achievement of savings from business improvement projects; (36) capital project deliverables; (37) performance against environmental targets; (38) safety performance and/or incident rate; (39) human resources management targets, including medical cost reductions and time to hire; (40) leverage ratios including debt to equity and debt to total capital; (41) new or expanded market penetration; (42) satisfactory internal or external audits; (43) inventory or reserves growth; and (44) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies.
(B)Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee, including individual business objectives and criteria specific to an individual’s position and responsibility with the Company or its Subsidiaries. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the stockholders of the Company.
(iii)Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Section 162(m) Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Section 162(m) Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.
(iv)Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Section 162(m) Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 8(b)(i) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may, in its discretion, adjust the amount of such Performance Award pool to reflect the events or occurrences set forth in Section 8(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.
(v)Settlement of Section 162(m) Awards; Other Terms. After the end of each performance period, the Committee shall determine (A) the amount, if any, of the Performance Award pool, and the maximum amount of the potential Section 162(m) Award payable to each Participant who is designated to participate in the Performance Award pool, or (B) the amount of the potential Section 162(m) Award otherwise payable to each Participant. Settlement of such Section 162(m) Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Section 162(m) Awards, and/or adjust the amount of a settlement otherwise to be made in connection with such Section 162(m) Awards to reflect the events or occurrences set forth in Section 8(b)(i), but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award. For purposes of clarity, in the event that an adjustment made solely pursuant to Section 8(b)(i) above results in an increase in a payment under a Section 162(m) Award, the Committee will not be deemed to have made an impermissible increase to the amount payable pursuant to that Award. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.
(c)Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, and the achievement of performance goals relating to and final settlement of Performance Awards under Section 8(b) shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards.
(d)Status of Section 8(b) Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Section 162(m) Awards constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein shall, for Section 162(m) Awards, be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Person will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean

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only a Person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan applicable to Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such Section 162(m) Awards.
9.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a)Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 9 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.
(b)Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Stock authorized pursuant to Section 4 for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:
(i)If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii)If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A) the maximum number of shares of Stock for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(iii)Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 9(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.
(iv)Adjustments under Sections 9(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.
(c)Corporate Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by an Option or an SAR theretofore granted shall be adjusted so that such Option or SAR shall thereafter cover the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Option or SAR and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

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(d)Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
(e)Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any holder, shall affect one or more of the following alternatives, which may vary among individual holders and which may vary among Options or SARs (collectively “Grants”) held by any individual holder: (i) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Grants and all rights of holders thereunder shall terminate, (ii) require the mandatory surrender to the Company by selected holders of some or all of the outstanding Grants held by such holders (irrespective of whether such Grants are then exercisable under the provisions of this Plan) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and pay to each holder an amount of cash per share equal to the excess, if any, of the amount calculated in Section 9(f) (the “Change in Control Price”) of the shares subject to such Grants over the Exercise Price(s) under such Grants for such shares (except to the extent the Exercise Price under any such Grant is equal to or exceeds the Change in Control Price, in which case no amount shall be payable with respect to such Grant), or (iii) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding; provided, further, however, that the right to make such adjustments shall include, but not require or be limited to, the modification of Grants such that the holder of the Grant shall be entitled to purchase or receive (in lieu of the total number of shares of Stock as to which an Option or SAR is exercisable (the “Total Shares”) or other consideration that the holder would otherwise be entitled to purchase or receive under the Grant (the “Total Consideration”)), the number of shares of stock, other securities, cash or property to which the Total Shares or Total Consideration would have been entitled to in connection with the Change in Control (A) (in the case of Options), at an aggregate exercise price equal to the Exercise Price that would have been payable if the Total Shares had been purchased upon the exercise of the Grant immediately before the occurrence of the Change in Control, and (B) in the case of SARs, if the SARs had been exercised immediately before the occurrence of the Change in Control.
(f)Change in Control Price. The “Change in Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 9(f), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Grants or to which such Grants track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 9(f) or in Section 9(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(g)Impact of Corporate Events on Awards Generally. In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 9, any outstanding Awards and any Award agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award agreement and may include, but not be limited to, adjustments as to the number and price of shares of Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

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10.General Provisions.
(a)Transferability.
(i)Permitted Transferees. The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, in either case, the transferee or transferees must be a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, an individual sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which any of the foregoing individuals have more than fifty percent of the beneficial interest, a foundation in which any of the foregoing individuals (or the Participant) control the management of assets, or any other entity in which any of the foregoing individuals (or the Participant) own more than fifty percent of the voting interests (collectively, “Permitted Transferees”); provided further that, (A) there may be no consideration for any such transfer and (B) subsequent transfers of Options or SARs transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option or SAR and transfers to other Permitted Transferees of the original holder. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 10(a)(i).
(ii)Qualified Domestic Relations Orders. An Option, Stock Appreciation Right, Restricted Stock Unit Award, Restricted Stock Award or other Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.
(iii)Other Transfers. Except as expressly permitted by Sections 10(a)(i) and 10(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 10, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.
(iv)Effect of Transfer. Following the transfer of any Award as contemplated by Sections 10(a)(i), 10(a)(ii) and 10(a)(iii), (A) such Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Participant” shall be deemed to refer to the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant or other transferee, as applicable, to the extent appropriate to enable the Participant to exercise the transferred Award in accordance with the terms of this Plan and applicable law and (B) the provisions of the Award relating to exercisability shall continue to be applied with respect to the original Participant and, following the occurrence of any applicable events described therein the Awards shall be exercisable by the Permitted Transferee, the recipient under a qualified domestic relations order, or the estate or heirs of a deceased Participant, as applicable, only to the extent and for the periods that would have been applicable in the absence of the transfer.
(v)Procedures and Restrictions. Any Participant desiring to transfer an Award as permitted under Sections 10(a)(i), 10(a)(ii) or 10(a)(iii) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws. The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.
(vi)Registration. To the extent the issuance to any Permitted Transferee of any shares of Stock issuable pursuant to Awards transferred as permitted in this Section 10(a) is not registered pursuant to the effective registration statement of the Company generally covering the shares to be issued pursuant to this Plan to initial holders of Awards, the Company shall not have any obligation to register the issuance of any such shares of Stock to any such transferee.
(b)Taxes. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in

Annex A

satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee; provided, that if such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the number of shares of Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the Committee.
(c)Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 9 will be deemed not to materially or adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.
(d)Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(e)Unfunded Status of Awards. To the extent applicable, Awards under this Plan are unfunded and unsecured.
(f)Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not qualify under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.
(g)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(h)Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein. If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included

Annex A

herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.
(i)Governing Law. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Texas, without giving effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
(j)Conditions to Delivery of Stock. Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of a Restricted Stock Award, Restricted Stock Unit, or other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any Restricted Stock Award, Restricted Stock Unit or other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock Award or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.
(k)Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of the Nonqualified Deferred Compensation Rules, it is the general intention, but not the obligation, of the Company to design such Award to comply with the Nonqualified Deferred Compensation Rules and such Award shall be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules on account of a “separation from service” (as defined under the Nonqualified Deferred Compensation Rules), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.
(l)Clawback. This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.
(m)Plan Effective Date and Term. This Plan was adopted by the Board on February 20, 2018, to be effective as of the Effective Date, subject to approval by the stockholders of the Company. No Awards may be granted under this Plan on and after May 3, 2028.

OASIS PETROLEUM

OASIS PETROLEUM INC.
1001 FANNIN STREET, SUITE 1500
HOUSTON TX 77002

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The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 William J. Cassidy 02 Taylor L. Reid 03 Bobby S. Shackouls

The Board of Directors recommends you vote FOR proposals 2 through 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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0000360860_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com .

OASIS PETROLEUM INC.
Annual Meeting of Stockholders
May 3, 2018 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas B. Nusz and Nickolas J. Lorentzatos, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Oasis Petroleum Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Hotel Alessandra, 1070 Dallas Street, Houston, Texas 77002, on Thursday, May 3, 2018, at 9:00 a.m. Central Time (the “Annual Meeting”), and any adjournment or postponement thereof, upon the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR ALL" ON THE ELECTION OF DIRECTOR NOMINEES, "FOR" AS TO ITEMS 2, 3, 4 and 5. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.

0000360860_2 R1.0.1.17

Continued and to be signed on reverse side